Exhibit 2.2

EXECUTION VERSION

SECURITIES PURCHASE AGREEMENT

by and between

SYNCHRONOSS TECHNOLOGIES, INC.

and

SILVER PRIVATE HOLDINGS I, LLC

Dated as of October 17, 2017

TABLE OF CONTENTS

1.	Definitions		1

2.	Purchase and Sale of the Preferred Shares; Escrow Payment		9

	2.1	Purchase and Sale	9

	2.2	Payment at Closing	9

	2.3	Put Escrow Release	9

3.	Closing		9

4.	Representations and Warranties of the Company		10

	4.1	Organization, Good Standing and Qualification	10

	4.2	Authorization; Enforceable Agreement	10

	4.3	Indebtedness	11

	4.4	Litigation	11

	4.5	Governmental Consents	12

	4.6	Valid Issuance of Preferred and Common Stock	12

	4.7	Capitalization	13

	4.8	Compliance with Other Instruments	13

	4.9	Absence of Changes; Material Adverse Effect	14

	4.10	Material Contracts	14

	4.11	Intellectual Property	15

	4.12	Internal Controls	16

	4.13	Financial Statements; Controls; Information Provided	16

	4.14	Exchange Act Reporting	17

	4.15	Compliance with Laws	18

	4.16	Anti-Corruption Compliance	18

	4.17	Insurance	18

	4.18	Sufficient Funds	18

	4.19	Related Party	19

	4.20	Brokers and Other Advisors	19

	4.21	ERISA	19

	4.22	Registration Rights	20

	4.23	Tax Matters	20

	4.24	Solvency	20

	4.25	Acknowledgement	21

5.	Representations and Warranties of the Investor		21

	5.1	Private Placement	21

	5.2	Organization	23

	5.3	Governmental Consents	23

	5.4	Authorization; Enforceability	23

	5.5	No Default or Violation	23

	5.6	Financial Capability	24

	5.7	Equity Financing	24

	5.8	Interested Stockholder	24

	5.9	Ownership of Shares	25

6.	Conditions to the Investor’s Obligations at Closing		25

7.	Conditions to the Company’s Obligations at Closing		26

8.	Covenants		27

	8.1	Use of Proceeds	27

	8.2	Reservation of Common Stock; Issuance of Shares of Common Stock	27

	8.3	Transfer Taxes	28

	8.4	Public Disclosure	28

	8.5	Tax Related Covenants	28

	8.6	Further Assurances	29

	8.7	Antitrust Matters	30

	8.8	Conduct of Business	31

	8.9	No Control of the Company’s Business	33

	8.10	Transaction Litigation	33

	8.11	Listing	33

	8.12	Access to Information	34

	8.13	Restatement	34

	8.14	Governance	34

	8.15	Management Rights Letter	34

	8.16	Indemnity and Expense Reimbursement Agreement	35

	8.17	Anti-Takeover Provisions	35

	8.18	Certificate of Designations	35

	8.19	Put Right	35

	8.20	Put Escrow Agreement	36

	8.21	Certain Payments; Information	37

9.	Termination		38

	9.1	Termination of Agreement Prior to Closing	38

	9.2	Effect of Termination Prior to Closing	39

10.	Miscellaneous		39

	10.1	Governing Law	39

	10.2	Specific Enforcement; Jurisdiction; Non-Recourse	39

	10.3	Survival	42

10.4	Indemnification	42

10.5	Successors and Assigns	43

10.6	No Third-Party Beneficiaries	43

10.7	No Personal Liability of Directors, Officers, Owners, Etc.	44

10.8	Entire Agreement	44

10.9	Notices	44

10.10	Delays or Omissions	45

10.11	Expenses	45

10.12	Amendments and Waivers	45

10.13	Counterparts	46

10.14	Severability	46

10.15	Titles and Subtitles; Interpretation	46

10.16	No Additional Representations	46

Exhibit A — Form of Investor Rights Agreement

Exhibit B — Form of Series A Certificate of Designations

v

SECURITIES PURCHASE AGREEMENT

Securities Purchase Agreement (this “Agreement”), dated as of October 17, 2017, by and between Synchronoss Technologies, Inc., a Delaware corporation (the “Company”), and Silver Private Holdings I, LLC, a Delaware limited liability company (the “Investor”).

WHEREAS, on the terms and conditions set forth in this Agreement, the Company desires to sell, and the Investor desires to purchase, shares of a new series of preferred stock, par value $0.0001 of the Company, to be designated the Company’s Series A Convertible Participating Perpetual Preferred Stock, par value $0.0001 per share (the “Series A Preferred”);

WHEREAS, in connection with such purchase and sale, the Company and the Investor desire to make certain representations and warranties and enter into certain agreements;

WHEREAS, in connection with such purchase and sale, the Company and the Investor will execute and deliver at the Closing (as defined below) among other things an investor rights agreement in the form attached as Exhibit A (the “Investor Rights Agreement”); and

WHEREAS, in connection with the execution and delivery of this Agreement, and as a condition and inducement to the Company’s willingness to enter into this Agreement, the Investor has delivered to the Company the Equity Commitment Letter (as defined below), pursuant to which the investors named therein (the “Equity Investors”) have, subject to the terms and conditions set forth therein, committed to provide all of the funds to the Investor that are necessary for the Investor to fund all of the Investor’s obligations at Closing contemplated hereby.

NOW THEREFORE, in consideration of the foregoing and the representations, warranties and agreements set forth in this Agreement, and intending to be legally bound by this Agreement, the Company and the Investor agree as follows:

1.                                      Definitions.  As used in this Agreement, the following terms shall have the respective meanings set forth in this Section 1:

“affiliate” of a specified Person means a Person who, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.

“Aggregate Put Price” shall have the meaning set forth in Section 8.19(c).

“Agreement” shall have the meaning set forth in the preamble of this Agreement.

“Antitrust Laws” shall have the meaning set forth in Section 8.7(e).

“Board” shall mean the Board of Directors of the Company.

“business day” shall mean a day except a Saturday, a Sunday or other day on which banks in the City of New York are authorized or required by Law to be closed.

“Bylaws Amendment” shall have the meaning set forth in Section 6.15.

“Cash Consideration” shall have the meaning set forth in Section 2.2(a).

“Closing” shall have the meaning set forth in Section 3.1.

“Closing Date” shall have the meaning set forth in Section 3.1.

“Code” shall mean the Internal Revenue Code of 1986, as amended, together with all regulations, rulings and interpretations thereof or thereunder by the Internal Revenue Service.

“Common Stock” shall mean the common stock of the Company, par value $0.0001 per share.

“Company” shall have the meaning set forth in the preamble of this Agreement.

“Company Charter Documents” shall mean the certificate of incorporation and bylaws of the Company, in each case as amended to the date of this Agreement.

“Company Financial Advisor” shall have the meaning set forth in Section 4.20.

“Company Material Contracts” shall have the meaning set forth in Section 4.10.

“Company Permit” shall have the meaning set forth in Section 4.15.

“Company Plans” shall mean (i) each “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) that the Company or any Company Subsidiary sponsors, participates in, is a party or contributes to, or with respect to which the Company or any Company Subsidiary could reasonably be expected to have any material liability (including the Company Stock Plans) and (ii) each other fringe benefit or employee benefit plan, program, agreement or arrangement, including any stock option, stock purchase, stock appreciation right or other stock or stock-based incentive plan, cash bonus or incentive compensation arrangement, retirement or deferred compensation plan, supplemental executive retirement plan, profit sharing plan, unemployment or severance compensation plan, vacation, employment, change in control, retention or consulting plan or individual agreement, in each case whether written or unwritten, for any current or former employee, consultant, independent contractor or director of, or other individual service provider to, the Company or any Company Subsidiary that does not constitute an “employee benefit plan” (as defined in Section 3(3) of ERISA), that the Company or any Company Subsidiary presently sponsors, participates in, is a party or contributes to, or with respect to which the Company or any Company Subsidiary could reasonably be expected to have any material liability, but other than any Foreign Benefit Plan or any benefit or compensation plan, program or arrangement sponsored, maintained or administered by a Governmental  Authority or required to be maintained or contributed to by Law.

“Company PSU” means an award under any of the Company Stock Plans that provides for payment at a future date of one or more shares of Common Stock or value derived therefrom subject to performance-based vesting criteria, other than a Company Stock Option or Company RSU.

“Company RSU” means an award under any of the Company Stock Plans that provides for payment at a future date of one or more shares of Company Common Stock or value derived therefrom, other than a Company Stock Option or Company PSU.

“Company Stock Option” means any option to purchase one or more shares of Common Stock granted under any of the Company Stock Plans, other than the ESPP.

“Company Stock Plans” shall mean, collectively, the Company’s 2015 Equity Incentive Plan, the Company’s 2010 New Hire Equity Incentive Plan, the Company’s 2006 Equity Incentive Plan, the Company’s 2000 Equity Incentive Plan, the Company’s Employee Stock Purchase Plan (the “ESPP”) and any other plan, program or arrangement providing for the grant of equity-based awards to directors, officers, employees or other service provides of the Company or any Company Subsidiaries.

“Company Subsidiaries” shall mean all Subsidiaries of the Company.

“Confidentiality Agreement” shall mean that certain Confidentiality Agreement, dated as of May 19, 2017, between Siris Capital Group, LLC, an affiliate of Investor, and the Company.

“Contract” means any oral or written legally binding contract, subcontract, agreement, indenture, deed of trust, license, sublicense, note, bond, loan instrument, mortgage, lease, purchase or sales order, concession, franchise, option, insurance policy, benefit plan, guarantee and any similar legally binding arrangement, undertaking, commitment or pledge.

“control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, partnership interests or other ownership interests, as trustee or executor, by contract or credit arrangement or otherwise.

“DGCL” shall mean the General Corporation Law of the State of Delaware.

“Delay Notice” shall have the meaning set forth in Section 3.2.

“Delayed Closing Date” shall have the meaning set forth in Section 3.2.

“Disclosure Schedule” shall have the meaning set forth in Section 4.

“Equity Financing” shall have the meaning set forth in Section 5.7.

“Equity Commitment Letter” shall have the meaning set forth in Section 5.7.

“Equity Investors” shall have the meaning set forth in the recitals of this Agreement.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974.

“Exchange” shall have the meaning set forth in Section 8.11.

“Exchange Act” shall mean the U.S. Securities Exchange Act of 1934, and the rules and regulations promulgated by the SEC thereunder.

“Expense Reimbursement” shall have the meaning set forth in Section 10.11.

“Filed SEC Reports” shall mean all forms, statements, certifications, reports and documents required to be filed or furnished by the Company with the SEC pursuant to the Exchange Act on or after February 27, 2017 (collectively, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein, as such statements and reports may have been amended since the date of their filing), but excluding any risk factor disclosure under the heading “Risk Factors” and any disclosure of risks included or referenced in any “forward-looking statements” disclaimer, or any other disclosures included in any such report, schedule, form, statement or other document to the extent they are precatory, predictive or forward-looking in nature.

“Financial Restatement” shall mean the restatement of the consolidated balance sheets and the related consolidated statements of income and comprehensive income, stockholders’ equity and cash flows of the Company and the Company Subsidiaries for the fiscal years ended December 31, 2016, December 31, 2015, and, if applicable, December 31, 2014 (and the respective quarterly periods therein), in each case in order to correct certain identified accounting matters.

“Foreign Benefit Plan” shall mean any compensation or benefit plan or arrangement that is maintained or contributed to by the Company or any Company Subsidiary for the benefit of employees or individual workers located primarily outside the United States, other than any benefit or compensation plan or arrangement maintained by a Governmental Authority or required to be maintained or contributed to by Law.

“Fraud” means fraud under the laws of the State of Delaware; provided, however, the term Fraud does not include the doctrine of equitable fraud (i.e., fraud by innocent or negligent misrepresentation) under Delaware law.

“Fundamental Representations” shall have the meaning set forth in Section 10.3.

“GAAP” shall mean United States generally accepted accounting principles, as in effect from time to time, applied on a consistent basis.

“Governmental Authority” shall mean any (i) nation, principality, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (ii) federal, state, local, municipal, foreign or other government; (iii) governmental or quasi-governmental authority of any nature (including any governmental division, subdivision, department, agency, bureau, branch, office, commission, council, board, instrumentality, officer, official, representative, organization, unit, body or entity and any court, arbitral body or other tribunal); or (iv) organization, entity or body or individual exercising, or entitled to exercise, any executive, legislative, judicial, administrative, regulatory, police, military or taxing authority or power of any nature (including stock exchanges).

“HSR Act” shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

“IL Purchase Agreement” shall have the meaning set forth in Section 4.18.

“Indebtedness” shall mean any (i) indebtedness for borrowed money, (ii) indebtedness evidenced by any bond, debenture, mortgage, indenture or other debt instrument or debt security, (iii) accounts payable to trade creditors and accrued expenses, in each case, not arising in the ordinary course of business, (iv) amounts owing as deferred purchase price for the purchase of any property, (v) capital lease obligations and (vi) guarantee of any such indebtedness, obligations or debt securities of a type described in clauses (i) through and (v) above of any other Person.

“Indemnified Liabilities” shall have the meaning set forth in Section 10.4(a).

“Indemnitees” shall have the meaning set forth in Section 10.4(a).

“Indemnity and Expense Reimbursement Agreement” shall have the meaning set forth in Section 8.16.

“Intellectual Property” shall have the meaning set forth in Section 4.11.

“Investor” shall have the meaning set forth in the preamble of this Agreement.

“Investor Rights Agreement” shall have the meaning set forth in the recitals of this Agreement.

“Knowledge” of the Company shall mean the actual knowledge as of the date of this Agreement of Ronald Prague, Stephen Waldis, Bob Garcia, Lawrence Irving, Pat Doran, and Chris Putnam, including in each case the knowledge that such person would have obtained in the reasonable conduct of his or her duties after familiarizing himself or herself with the representations and warranties of the Company contained in Section 4 of this Agreement and after reasonable inquiry of his or her direct reports with operational responsibility for the matter in question.

“Law” shall mean any applicable federal, state, local, foreign or other law (statutory, common or otherwise), including any statute, regulation, rule, ordinance, code, convention, directive, order, judgment or other legal requirement of a Governmental Authority of competent jurisdiction.

“Legal Proceeding” shall mean any litigation, suit, claim, charge, action, demand, complaint, citation, summons, subpoena, audit, hearing, inquiry, proceeding, arbitration or mediation of any nature, whether at law or equity, by or before a Governmental Authority, arbitrator or mediator of competent jurisdiction.

“Lien” shall mean, with respect to any property or asset, any pledge, lien, charge, mortgage, deed of trust, lease, sublease, license, restriction, hypothecation, right of first refusal or offer, conditional sales or other title retention agreement, adverse claim of ownership or use, easement, encroachment, right of way or other title defect, encumbrance, option to purchase or lease or otherwise acquire any interest, and security interest of any kind or nature whatsoever.

“Material Adverse Effect” shall mean (i) with respect to the Company, any result, event, occurrence, condition, circumstance, development, state of facts, change or effect (each an “Effect”) that has had, or that would reasonably be expected to have,  individually or when taken together with all other Effects, (a) a material adverse effect on the business, condition (financial or otherwise), assets (including intangible assets), liabilities or results of operations of the Company and the Company Subsidiaries, taken as a whole, or (b) would reasonably be expected to materially impair the performance by the Company of its obligations hereunder or the consummation of the Transactions; provided, that, with respect to clause (a),  none of the following Effects shall be deemed either alone or in combination to constitute, and none of the following shall be taken into account in determining whether there has been, a Material Adverse Effect:  (A) changes in the industry in which the Company or the Company Subsidiaries operate; (B) changes in the general economic or business conditions within the U.S. or other jurisdictions in which the Company or the Company Subsidiaries have operations; (C) general changes in the economy or securities, credit, financial or other capital markets of the U.S. or any other region outside of the U.S. in which the Company or the Company Subsidiaries operate (including changes generally in prevailing interest rates, currency exchange rates, credit markets and price levels or trading volumes); (D) earthquakes, fires, floods, hurricanes, tornadoes or similar catastrophes, or acts of terrorism, war, sabotage, national or international calamity, military action or any other similar event or any change, escalation or worsening thereof after the date hereof; (E) any change in GAAP or any change in Laws (or interpretation or enforcement thereof) applicable to the operation of the business of the Company and the Company Subsidiaries; (F) the execution of this Agreement or the public disclosure this Agreement; provided that this foregoing clause (F) will not be deemed to apply to the representations and warranties of the Company set forth in Section 4.8; (G) any failure to meet internal or published projections, forecasts or revenue or earning predictions for any period; provided that the underlying causes of such decline, change or failure, may be considered in determining whether there was a Material Adverse Effect; and (H) any actions taken, or failure to take any action, in each case, to which the Investor has expressly given advance written approval or consent or that is affirmatively required by this Agreement; provided that an Effect described in any of the foregoing clauses (A) through (E) may be taken into account to the extent the Company and the Company Subsidiaries are disproportionately affected thereby relative to other companies in the industries in which the Company and the Company Subsidiaries operate or (ii) with respect to the Investor, any result, event, occurrence, condition, circumstance, development, state of facts, change, or effect which has had, or that would reasonably be expected to interfere in any material respect with the performance by the Investor of its obligations hereunder or the consummation by the Investor of the Transactions.

“Measurement Date” shall have the meaning set forth in Section 4.7.

“Monitoring Fee” shall have the meaning set forth in Section 8.21(a).

“Monitoring Period” shall have the meaning set forth in Section 8.21(a).

“Non-Party Affiliates” shall have the meaning set forth in Section 10.2(e).

“Outside Date” shall have the meaning set forth in Section 9.1(a).

“Per Share Put Price” shall have the meaning set forth in Section 8.19(a).

“Person” shall mean an individual, corporation, partnership, limited partnership, limited liability company, syndicate, person, trust, association, enterprise, society, estate, firm, joint venture, organization, entity or Governmental Authority.

“PIK Shares” shall mean shares of Series A Preferred issuable as PIK Dividends (as defined in Series A Certificate of Designations) on the Preferred Shares (and such PIK Shares) assuming all dividends payable through the fifth anniversary of the Closing Date are paid as PIK Dividends.

“Preferred Shares” shall have the meaning set forth in Section 2.1.

“Purchase Price” shall have the meaning set forth in Section 2.2(b).

“Put Closing” shall have the meaning set forth in Section 8.19(c).

“Put Closing Date” shall have the meaning set forth in Section 8.19(b)

“Put Collateral” shall have the meaning set forth in Section 8.20(b).

“Put Escrow Account” shall have the meaning set forth in Section 8.20(a).

“Put Escrow Agent” shall mean the escrow agent under the Put Escrow Agreement, as selected by the Investor in its sole discretion, and in each case any successor thereto in accordance with the terms of the Put Escrow Agreement.

“Put Escrow Agreement” means an escrow agreement among the Company, the Investor and the Put Escrow Agent, creating the Put Escrow Account and containing the terms set forth in Section 8.20 and such other customary terms as agreed among the parties thereto.

“Put Escrow Fund” shall mean $87,272,394 to be deposited with the Put Escrow Agent, together with any interest and other income thereon.

“Put Notice” shall have the meaning set forth in Section 8.19(b).

“Put Right” shall have the meaning set forth in Section 8.19(a).

“Put Shares” shall have the meaning set forth in Section 8.19(b)

“Representatives” shall mean, with respect to any Person, the advisors, attorneys, accountants, consultants, agents or other representatives (acting in such capacity) retained by such Person or any of its affiliates, together with directors, officers and employees of such Person and its affiliates.

“Restated Financial Statements” shall have the meaning set forth in Section 4.13(a).

“Restraint” shall have the meaning set forth in Section 6.1.

“Restricted Stock” shall mean each share of Common Stock issued pursuant to any Company Stock Plan or otherwise that is subject to specified vesting criteria.

“SEC” shall mean the U.S. Securities and Exchange Commission or any other U.S. federal agency then administering the Securities Act or Exchange Act.

“SEC Reports” shall have the meaning set forth in Section 4.14.

“Securities” shall have the meaning set forth in Section 5.1(a).

“Securities Act” shall mean the U.S. Securities Act of 1933, and the rules and regulations promulgated by the SEC thereunder.

“Series A Certificate of Designations” shall have the meaning set forth in Section 8.18.

“Series A Preferred” shall have the meaning set forth in the recitals of this Agreement.

“Stock Consideration” shall have the meaning set forth in Section 2.2(b).

“subsidiary” or “subsidiaries” shall mean, when used with reference to a party, any corporation or other organization, whether incorporated or unincorporated, of which such party or any other subsidiary of such party is a general partner (excluding partnerships the general partnership interests of which held by such party or any subsidiary of such party do not have a majority of the voting interests in such partnership) or serves in a similar capacity, or, with respect to such corporation or other organization, at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions is directly or indirectly owned or controlled by such party or by any one or more of its subsidiaries, or by such party and one or more of its subsidiaries.

“Subsidiary Charter Documents” shall mean the certificate of incorporation, bylaws and other similar governing documents of each Company Subsidiary, in each case as amended to the date of this Agreement.

“Tax Returns” shall mean all returns, elections, claims for refund, declarations, reports, statements, estimates, information statements and other forms and documents (including all schedules, supplements, exhibits, and other attachments thereto) filed or required to be filed with any Governmental Authority with respect to the calculation, determination, assessment or collection of, any Taxes and including any amendments thereto.

“Taxes” shall mean all federal, state, local or foreign taxes, charges, fees, imposts, levies or other assessments, including all net income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, and property taxes and all interest, penalties, fines, additions to tax or additional amounts imposed by any Governmental Authority in connection with any of the foregoing.

“Transactions” shall mean the transactions contemplated by this Agreement, including the Investor Rights Agreement and the transactions contemplated thereby.

2.                                      Purchase and Sale of the Preferred Shares; Escrow Payment.

2.1                               Purchase and Sale.  On the terms and conditions set forth in this Agreement, at the Closing, the Investor will purchase from the Company, and the Company will issue, sell and deliver to the Investor, in exchange for the Purchase Price, 185,000 shares of Series A Preferred, with an initial liquidation preference of $1,000 per share (the “Preferred Shares”).

2.2                               Payment at Closing.  On the terms and conditions set forth in this Agreement, at the Closing, the Investor will:

(a)                                 pay to the Company an aggregate amount in cash equal to $97,727,606 (the “Cash Consideration”) to be paid in full to the Company on the Closing Date; and

(b)                                 transfer and deliver to the Company 5,994,667 shares of Common Stock (the “Stock Consideration” and together with the Cash Consideration, the “Purchase Price”).

2.3                               Put Escrow Release.  On the terms and conditions set forth in this Agreement and the Put Escrow Agreement, at the Closing (and subject to the occurrence thereof), the Investor and the Company shall deliver a notice to the Put Escrow Agent authorizing the release of the Put Escrow Fund to the Company.

3.                                      Closing.

3.1                               The consummation of the purchase and sale of the Preferred Shares and the other Transactions (the “Closing”) shall take place at the offices of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, at One Marina Park Drive, Suite 900, Boston, Massachusetts 02210 at 10:00 a.m. (local time), as soon as practicable, but, subject to Section 3.2, no later than the date that is two (2) business days following the satisfaction or waiver (to the extent permitted by applicable Law) of the conditions set forth in Sections 6 and 7, or at such other time and place as the Company and the Investor shall mutually agree in writing (the “Closing Date”).  At the Closing, the Company shall deliver to the Investor certificates representing that number of Preferred Shares set forth in Section 2 in exchange for the Purchase Price (the payment of the Cash Consideration by wire transfer of immediately available funds to an account designated by the Company in advance of the Closing Date and the transfer and delivery of the Share Consideration).

3.2                               Notwithstanding the first sentence of Section 3.1, prior to the Closing, the Investor, by written notice delivered to the Company in accordance with Section 10.9 (a “Delay Notice”), shall have the right from time to time to delay the parties’ obligations to close the purchase and sale of the Preferred Shares hereunder (which obligation shall be subject to the satisfaction or waiver of the conditions set forth in Sections 6 and 7, as applicable, on the Delayed Closing Date) to a date specified in such Delay Notice, but in no event later than the three-month anniversary of the date of the IL Trigger Event (or, if such three month anniversary is not a business day, the next succeeding business day) (the latest date to which the Investor shall have so delayed such obligations, the “Delayed Closing Date”).

3.3                               Following the delivery of a Delay Notice, subject to the satisfaction or waiver (to the extent permitted by applicable Law) of the conditions set forth in Sections 6 and 7, the consummation of the purchase and sale of the Preferred Shares and the other Transactions shall take place on the Delayed Closing Date or at such other time as the Company and the Investor shall mutually agree in writing (and, unless the context otherwise requires, all references in this Agreement to the Closing Date shall refer to the Delayed Closing Date or such other agreed date on which the Closing shall occur).

4.                                      Representations and Warranties of the Company.  The Company represents and warrants to the Investor that as of the date of this Agreement and as of the Closing Date, except, other than with respect to the Fundamental Representations, (a) as otherwise disclosed or incorporated by reference in any Filed SEC Reports filed with the SEC prior to the date of this Agreement and (b) as set forth in the disclosure letter dated as of the date of this Agreement (the “Disclosure Schedule”) provided to the Investor separately, specifically identifying the relevant section of this Agreement (provided that an item disclosed in any Section shall be deemed to have been disclosed for each other Section of this Agreement to the extent the relevance of such disclosure to such other section of this Agreement is reasonably apparent on the face of such disclosure):

4.1                               Organization, Good Standing and Qualification.  Each of the Company and the Company Subsidiaries is duly organized, validly existing and in good standing under the laws of the state of its formation; has all requisite power and authority to own its properties and conduct its business as presently conducted; and is duly qualified to do business and in good standing in each state in the United States of America where its business requires such qualification, except where failure to be so duly organized, validly existing and in good standing, to have such requisite power and authority or to be so duly qualified and in good standing would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.  True and accurate copies of the Company Charter Documents, each as in effect as of the date of this Agreement, have been made available to the Investor.  As of the date of this Agreement, the Company has no “significant” Subsidiaries other than as listed in the Filed SEC Reports.

4.2                               Authorization; Enforceable Agreement.

(a)                                 The Company has full right, power, authority and capacity to enter into this Agreement and the Investor Rights Agreement and to consummate the Transactions.  All corporate action on the part of the Company, its officers, directors, and shareholders necessary for the authorization, execution, and delivery of this Agreement and the Investor Rights Agreement, the performance of all obligations of the Company under this Agreement and the Investor Rights Agreement, and the authorization, issuance (or reservation for issuance), sale, and delivery of (i) the Preferred Shares being sold hereunder and the PIK Shares, (ii) the shares of Common Stock issuable in respect of increases of the liquidation preference of the Preferred Shares and the PIK Shares in accordance with the terms of the Series A Certificate of Designations, and (iii) the Common Stock issuable upon conversion of the Preferred Shares and the PIK Shares in accordance with the terms of the Series A Certificate of Designations has been, or will be, taken, and this Agreement and the Investor Rights Agreement, when executed and delivered, assuming due authorization, execution and delivery by the Investor, constitutes and will constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, subject to (A) the filing of the Series A Certificate of Designations with the Delaware Secretary of State pursuant to Section 6.5 and (B) as to enforcement, to applicable bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or similar Laws affecting the enforcement of creditors’ rights generally and to general equitable principles (whether considered in a proceeding in equity or at Law).

(b)                                 On or prior to the date of this Agreement, the Board has duly adopted resolutions (i) evidencing its determination that as of the date of this Agreement this Agreement and the Transactions are fair to and in the best interests of the Company and its shareholders, (ii) approving this Agreement and the Investor Rights Agreement and the Transactions, (iii) declaring this Agreement and the issuance and sale of the Preferred Shares advisable, (iv) approving the Bylaws Amendment, and (v) adopting the Series A Certificate of Designations.

4.3                               Indebtedness.  Neither the Company nor any of the Company Subsidiaries is, immediately prior to this Agreement, or will be, at the time of the Closing after giving effect to the Closing, in default in the payment of any material Indebtedness or in default under any material agreement relating to its material Indebtedness.  Neither the Company nor any of the Company Subsidiaries has issued or incurred any debt security or other Indebtedness that by its terms is convertible into or exchangeable for, or accompanied by warrants for or options to purchase, any capital stock of the Company.

4.4                               Litigation.  There is neither any action, suit, proceeding or investigation pending nor, to the Company’s Knowledge, threatened against, nor any outstanding judgment, order or decree against, the Company or any of the Company Subsidiaries before or by any Governmental Authority or arbitral body which, individually or in the aggregate, have had, or if adversely determined, would be reasonably likely to result in, a Material Adverse Effect.  Neither the Company nor any of the Company Subsidiaries is in default with respect to any judgment, order or decree of any Governmental Authority in a materially adverse manner.  The Company is not a party or subject to, and none of its assets is bound by, the provisions of any order, writ, injunction, judgment, or decree of any Governmental Authority except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Notwithstanding the foregoing, for all purposes of the Agreement, the Company does not make any representation or warranty pursuant to this Section 4.4 or Section 4.8 regarding the effect of the applicable Antitrust Laws on its ability to execute, deliver, or perform its obligations under this Agreement or to consummate the transactions described in this Agreement as a result of the enactment, promulgation, application, or threatened or actual judicial or administrative investigation or litigation under, or enforcement of, any

Antitrust Law with respect to the consummation of the transactions described in this Agreement.

4.5                               Governmental Consents.  No consent, notice, waiting period expiration or termination, approval, order, or authorization of, or registration, qualification, declaration, or filing with, any federal, state, or local Governmental Authority on the part of the Company is required in connection with the offer, sale, or issuance of the Preferred Shares and the PIK Shares (and the Common Stock issuable upon conversion of the Preferred Shares and the PIK Shares) or the consummation of any other Transaction, except for the following: (i) the filing of the Series A Certificate of Designations with the Delaware Secretary of State pursuant to Section 6.5; (ii) the compliance with other applicable state securities Laws, which compliance will have occurred within the appropriate time periods; (iii) the filing with the SEC of such reports under the Exchange Act as may be required in connection with this Agreement and the Transactions; (iv) the approval of, and the filings required to be made, prior to or following the Closing under the published rules of NASDAQ in connection with the Transactions (including the issuance and sale of the Preferred Shares); (v) filings required under, and compliance with other applicable requirements of, the HSR Act and other applicable Antitrust Laws and (vi) such consents, approvals, orders, authorizations, registrations, qualifications, declarations, filings and notices the failure of which to make or obtain would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Assuming that the representations of the Investor set forth in Section 5 are true and correct, the offer, sale, and issuance of the Preferred Shares in conformity with the terms of this Agreement are, and the issuances of PIK Shares under the Series A Certificate of Designations will be, exempt from the registration requirements of Section 5 of the Securities Act, and all applicable state securities Laws, and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemptions.

4.6                               Valid Issuance of Preferred and Common Stock.  The Preferred Shares being purchased by the Investor hereunder, when issued, sold, and delivered in accordance with the terms of this Agreement for the consideration expressed in this Agreement, will be duly and validly issued, fully paid, and nonassessable, and will be free of any Liens or restrictions on transfer other than restrictions under this Agreement, the Investor Rights Agreement and the Series A Certificate of Designations and under applicable state and federal securities Laws.  Each of the shares of Common Stock issuable upon conversion of the Preferred Shares purchased under this Agreement and the PIK Shares has been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Series A Certificate of Designations, will be duly and validly issued, fully paid, and nonassessable and will be free of any Liens or restrictions on transfer other than restrictions on transfer under the Investor Rights Agreement and under applicable state and federal securities Laws.  The sale of the Preferred Shares is not, and the issuance and the delivery of the PIK Shares will not be, and the subsequent conversion of the Preferred Shares and the PIK Shares into Common Stock will not be, subject to any preemptive rights, rights of first offer or any anti-dilution provisions contained in the Company Charter Documents.  The PIK Shares when delivered in accordance with the Series A Certificate of Designation will be duly and validly issued, fully paid, and nonassessable and will be free of any Lines or restrictions on transfer other than restrictions on transfer under the Investor Rights Agreement and under applicable state and federal securities Laws.

4.7                               Capitalization.  The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock of which 47,514,845 were issued and outstanding as of the close of business on September 30, 2017 (the “Measurement Date”) (including 2,452,102 shares of Restricted Stock, and excluding 245,581 Company RSUs and 519,735 Company PSUs), and 10,000,000 shares of preferred stock, par value $0.0001, none of which is issued and outstanding (excluding the Preferred Shares to be issued to the Investor pursuant to this Agreement). Since September 30, 2017 through the date of this Agreement, the Company has not issued any shares of capital stock other than issuance of Common Stock upon conversion or vesting of convertible securities outstanding as of the Measurement Date and the issuance of equity compensation in the ordinary course to employees (other than officers with a title of vice president or above) and other service providers.  As of the date hereof, there are 1,167,338 shares of Common Stock held by the Company in its treasury.  All issued and outstanding shares have been duly authorized and validly issued, fully paid, nonassessable and free of preemptive rights.  The Company has reserved that number of shares of Common Stock sufficient for issuance upon conversion of the Preferred Shares being issued and sold pursuant to this Agreement and the PIK Shares.  As of the Measurement Date (a) options to purchase an aggregate of 2,452,102 shares of Common Stock are outstanding under the Company Stock Plans, (b) 2,787658 shares of Restricted Stock are outstanding under the Company Stock Plans, (c) 245,581 Company RSUs are outstanding under the Company Stock Plans and (d) 519,735 Company PSUS are outstanding under the Company Stock Plans.  As of the Measurement Date, there are 1,195,192 shares of Common Stock reserved and available for issuance under the Company Stock Plans.  Other than the Company’s 0.75% Convertible Senior Notes, due 2019, as provided in this Agreement and the Investor Rights Agreement, there are no other outstanding rights, options, warrants, preemptive rights, rights of first offer, or similar rights for the purchase or acquisition from the Company of any securities of the Company, nor are there any commitments to issue or execute any such rights, options, warrants, preemptive rights or rights of first offer or similar rights.  Except as otherwise provided in the Series A Certificate of Designations and the outstanding shares of Restricted Stock referenced above, there are no outstanding rights or obligations of the Company to repurchase or redeem any of its equity securities.  The respective rights, preferences, privileges, and restrictions of the Preferred Shares and the Common Stock are as stated in the Certificate of Incorporation (including the Series A Certificate of Designations).  The Company does not have outstanding shareholder purchase rights or “poison pill” or any similar arrangement in effect giving any Person the right to purchase any equity interest in the Company upon the occurrence of certain events.

4.8                               Compliance with Other Instruments.  The Company is not in violation or default of any provision of the Company Charter Documents.  The execution, delivery, and performance of and compliance with this Agreement and the Investor Rights Agreement, and the issuance and sale of the Preferred Shares, will not (i) result in any default or violation of the Company Charter Documents; (ii) result in any default or violation of any agreement relating to its Indebtedness of the Company and the Company Subsidiaries or violation of any material judgment, order or decree of any Governmental Authority; or (iii) be in conflict with or constitute, with or without the passage of time or giving of notice, a default under any such provision, require any consent or waiver under any such provision, or result in the creation of any mortgage, pledge, lien, encumbrance, or charge upon any of the properties or assets of the Company pursuant to any such provision, or the suspension, revocation, impairment or forfeiture of any permit, license, authorization, or approval applicable to the Company, its business or operations, or any of its assets or properties pursuant to any such provision, except in the case of clauses (ii) and (iii) as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

4.9                               Absence of Changes; Material Adverse Effect.  Neither the Company nor any Company Subsidiary has sustained, since the date of the latest audited financial statements for the year ended December 31, 2016 included in the Filed SEC Reports, any material loss or interference with the business of the Company and the Company Subsidiaries, taken as a whole, from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree; and, since December 31, 2016, there has not been any change in the capital stock (other than as a result of the grant or exercise of stock options or restricted stock pursuant to the Company Stock Plans) or Indebtedness of the Company or any of the Company Subsidiaries or any Material Adverse Effect, or any development involving a prospective Material Adverse Effect, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and the Company Subsidiaries taken as a whole.

4.10                        Material Contracts.  Neither the Company nor any of the Company Subsidiaries is in violation or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound that (a) is required to be disclosed in the Filed SEC Reports or (b) involves payments to, or the receipt of payments by, the Company or any of the Company Subsidiaries in excess of ten million dollars ($10,000,000) in any twelve-month period (collectively, “Company Material Contracts”).  The Company and each Company Subsidiary have performed all of the obligations required to be performed by them and are entitled to all benefits under, and is not alleged to be in default in respect of, any Company Material Contract.  Each of the Company Material Contracts is in full force and effect, subject only to the effect, if any, of applicable bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or similar Laws affecting the enforcement of creditors’ rights generally and to general equitable principles (whether considered in a proceeding in equity or at Law).  There exists no default or event of default or event, occurrence, condition or act, with respect to the Company or any Company Subsidiary, or to the Company’s Knowledge, with respect to any other contracting party, that with the giving of notice, the lapse of time or the happening of any other event or condition, would reasonably be expected to (i) become a default or event of default under any Company Material Contract, except for such defaults that are not material under the terms of such Company Material Contract, or (ii) give any third party

(A) the right to declare a default or exercise any remedy under any Company Material Contract, (B) the right to accelerate the maturity or performance of any obligation of the Company or any Company Subsidiary under any Company Material Contract or (C) the right to cancel, terminate or modify any Company Material Contract.  No contracting party under any Company Material Contract specified in clause (b) of this Section 4.10 has in writing notified the Company or any Company Subsidiary of its intention to cancel or modify any such Company Material Contract.

4.11                        Intellectual Property.  The Company and the Company Subsidiaries own or have the right to use pursuant to license, sublicense, agreement or permission all patents, trademarks, service marks, patent applications, trade names, copyrights, trade secrets, domain names, information, proprietary rights and processes (“Intellectual Property”) necessary for their business as described in the Filed SEC Reports as currently conducted and are necessary in connection with the products and services under development, without any known conflict with or infringement of the interests of others, except where the failure to own or possess such rights, and except for such conflicts or infringements which, individually or in the aggregate, have not had, or are not reasonably likely to result in, a Material Adverse Effect, and have taken reasonable steps necessary to secure interests in such Intellectual Property and have taken reasonable steps necessary to secure assignment of such Intellectual Property from its employees and contractors; the Company has no Knowledge of any infringement by any third party of the trademark, trade name, patent, copyright, license, trade secret, know-how, intellectual property or other similar rights of the Company or any of the Company Subsidiaries which, individually or in the aggregate, have had, or are reasonably likely to result in, a Material Adverse Effect; except as set forth in the Filed SEC Reports, the Company is not aware of outstanding options, licenses or agreements of any kind relating to the Intellectual Property of the Company which are required to be set forth in the Filed SEC Reports, and, except as set forth in the Filed SEC Reports, neither the Company nor any of the Company Subsidiaries is a party to or bound by any options, licenses or agreements with respect to the Intellectual Property of any other Person which are required to be set forth in the Filed SEC Reports; to the Company’s Knowledge, none of the technology employed by the Company and the Company Subsidiaries has been obtained or is being used by the Company or the Company Subsidiaries in violation of any contractual fiduciary obligation binding on the Company or any of the Company Subsidiaries or any of its directors or executive officers or any of its employees or otherwise in violation of the rights of any Person; neither the Company nor any of the Company Subsidiaries has violated, infringed or conflicted with, or, by conducting its business as set forth in the Filed SEC Reports, would violate, infringe or conflict with any of the Intellectual Property of any other Person other than any such violations, infringements or conflicts which, individually or in the aggregate, have not had, and are not reasonably likely to result in, a Material Adverse Effect, and the Company and the Company Subsidiaries have not received any written notice or communication alleging the same; and the Company and the Company Subsidiaries have taken reasonable measures to prevent the unauthorized dissemination or publication of their confidential information and, to the extent contractually required to do so, the confidential information of third parties in their possession.

4.12                        Internal Controls.  Except as set forth in Section 4.12 of the Disclosure Schedule, the Company and the Company Subsidiaries maintain a system of internal accounting control over financial reporting (as such term is defined in Rule 12a-15(f) under the Exchange Act) that complies with the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external reporting purposes in accordance with GAAP.  Since the end of the Company’s most recent audited fiscal year, there has been (a) except as disclosed in Section 4.12 of the Disclosure Schedule, no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (b) no change in the Company’s internal control over financial reporting that has materially adversely affected, or is reasonably likely to materially adversely affect, the Company’s internal control over financial reporting.

4.13                        Financial Statements; Controls; Information Provided.

(a)                                 Except as set forth in Section 4.13 of the Disclosure Schedule, the financial statements and schedules of the Company, and the related notes thereto, included in the Filed SEC Reports have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby and present fairly in all material respects the consolidated financial position of the Company as of the respective dates of such financial statements and schedules, and the consolidated results of operations and cash flows of the Company for the respective periods covered thereby, subject only to any changes that may result from the Financial Restatement (except in the case of unaudited financial statements, for the effect of normal year-end adjustments).  The financial statements and schedules of the Company, and the related notes thereto, to be filed in any SEC Reports following the date hereof (including financial statements in SEC Reports for fiscal year ending December 31, 2016, December 31, 2015, and, if applicable, December 31, 2014 that are revised in connection with the Financial Restatement (the “Restated Financial Statements”)) will be prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby and will present fairly in all material respects the consolidated financial position of the Company as of the respective dates of such financial statements and schedules, and the consolidated results of operations and cash flows of the Company for the respective periods covered thereby.

(b)                                 To the Company’s Knowledge, as of the date of this Agreement the financial information set forth or identified in Section 4.13(b) of the Disclosure Schedule (excluding estimates, projections, forecasts, business plans or cost-related plans that are forward-looking in nature or other forward-looking information and changes resulting from the Restated Financial Statements) does not include any untrue statement of material fact or omit to state any material fact in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(c)                                  There are no contracts, other documents or other agreements required to be described in the Filed SEC Reports or to be filed as exhibits to the Filed SEC Reports by the Exchange Act or by the rules and regulations thereunder which have not been described or filed (or incorporated by reference from prior filings under the Exchange Act to the extent permitted) as required, other than those not filed as a result of the Financial Restatement.

(d)                                 The Company is in compliance with all provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof that are in effect and with which the Company is required to comply.

(e)                                  The Company’s management has used good faith commercially reasonable efforts to provide Investor with information as to the expected nature, scope and impact of the Financial Restatement on the Company’s financial statements and financial position.

(f)                                   None of the representations or warranties made in this Agreement (as modified by the Disclosure Schedule) and any related agreements, certificates and instruments, and none of the information made available to the Investor by the Company or the Company Subsidiaries in the electronic data room maintained by the Company specifically in connection with the purchase and sale of the Preferred Shares hereunder or any other Transactions (excluding estimates, projections, forecasts, business plans or cost-related plans that are forward-looking in nature or other forward-looking information and changes resulting from the Restated Financial Statements) contains any untrue statement of a material fact or omits any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which they are or were made, not misleading.

(g)                                  Prior to the date hereof, the Company has provided to the Investor full and complete copies of all minutes for meetings since January 1, 2016 of the Board and the Audit Committee, or, where such minutes are not final, copies of the most recent drafts of such minutes, with redactions only for matters relating the transactions contemplated hereby and by the IL Purchase Agreement.  There were no other meetings of the Board and such committees for which minutes, or draft minutes, have not been provided to the Investor prior to the date hereof.

4.14                        Exchange Act Reporting.  The Company has filed or furnished, as applicable, on a timely basis all forms, statements, certifications, reports and documents required to be filed with or furnished by it to the SEC pursuant to the Exchange Act on or after January 1, 2014 (collectively, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein, as such statements and reports may have been amended since the date of their filing, the “SEC Reports”), other than the failure to file quarterly reports on Form 10-Q during the fiscal year ending December 31, 2017 as a result of the Financial Restatement.  Each of the SEC Reports complied or, if not yet filed or furnished, will comply in all material respects with the applicable requirements of the Exchange Act and any rules and regulations promulgated thereunder.  Any SEC Reports filed or furnished with the SEC subsequent to the date hereof (including the Restated Financial Statements) will not, as of the respective dates (or, if amended prior to the date hereof, as of the date of such amendment) of such SEC Reports, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading.  As of the date hereof, there are no material outstanding or unresolved comments received from the SEC with respect to any of the SEC Reports.

4.15                        Compliance with Laws.  The Company and the Company Subsidiaries (a) are, and for the past three (3) years have been, in compliance with, and conduct their respective businesses in conformity with, all applicable foreign, federal, state and local laws and regulations, except where the failure to so comply or conform has not had, and is not reasonably likely to result in, a Material Adverse Effect and (b) possess all licenses, franchises, permits, certificates, approvals, orders and authorizations from Governmental Authorities required by Law necessary for the Company and the Company Subsidiaries to conduct their business as currently conducted or currently planned by the Company and the Company Subsidiaries (each, a “Company Permit”), except where the failure to possess such documents, individually or in the aggregate, has not had, and is not reasonably likely to result in, a Material Adverse Effect; and neither the Company nor any of the Company Subsidiaries has as of the date of this Agreement received any verbal or written notice of any proceeding relating to the revocation or modification of, or non-compliance with, any material certificate, authorization, permit, clearance or approval.

4.16                        Anti-Corruption Compliance.  Neither the Company nor any of the Company Subsidiaries nor, to the Company’s Knowledge, any affiliates, directors, officers, employees, agents or Representatives of the Company or of any of the Company Subsidiaries, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and the Company and the Company Subsidiaries and their affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such Laws and with the representations and warranties contained herein.

4.17                        Insurance.  The Company and each of the Company Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged, including customary amounts of stop-loss coverage for any insurance plans funded by the Company or any Company Subsidiaries; and neither the Company nor any of the Company Subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not be reasonably likely to result in a Material Adverse Effect.

4.18                        Sufficient Funds.  Immediately following the acquisition by affiliates of Investor of Intralinks Holdings, Inc., a wholly-owned Company Subsidiary, pursuant to a definitive share purchase agreement entered into by the Company, an affiliate of Investor and Intralinks Holdings, Inc. on October 17, 2017 (the “IL Purchase Agreement”), (a) after giving effect to the transactions contemplated by the IL Purchase Agreement (including, without limitation, the repayment of any indebtedness of the Company required to be repaid in connection therewith) and (b) after giving effect to the termination of the IL Purchase Agreement, in the case of each of clauses (a) and (b), the Company will have sufficient funds to deposit $87,272,394 into a custodian account specified by the Put Escrow Agent.

4.19                        Related Party.  There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees or Indebtedness by the Company or any of the Company Subsidiaries to or for the benefit of any of the executive officers or directors of the Company.  Other than as set forth in the definitive proxy statement on Schedule 14A for the 2017 annual meeting of the Company’s stockholders, no Person is or has been a party to any transaction or proposed transaction with the Company or any Company Subsidiary that would require disclosure in an SEC filing made by the Company (if such filing were being made on the date hereof) pursuant to Item 404 of Regulation S-K under the Exchange Act.

4.20                        Brokers and Other Advisors.  Except for Goldman, Sachs & Co. and PJT Partners (the “Company Financial Advisor”), no agent, broker, investment banker, finder, financial advisor, firm or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission or reimbursement of expenses in connection with the Transactions based upon arrangements made by or on behalf of the Company or any Company Subsidiary.

4.21                        ERISA.

(a)                                 Neither the Company, its affiliates, nor any other entity which, together with the Company or its affiliates, would be treated as a single employer under Section 4001 of ERISA or Section 414 of the Code, has at any time maintained, sponsored or contributed to, or has or had any liability with respect to, any employee benefit plan that is subject to Title IV of ERISA, including, without limitation, any “multiemployer plan” (as defined in Section 4001(a)(3) of ERISA), as to which there remains any unsatisfied liability on the part of the Company, any of its affiliates or any other such entity.  No Reportable Event (as defined in Section 4043(c) of ERISA but excluding those events as to which the 30-day notice period is waived by applicable regulations to ERISA), has occurred with respect to any Company Plan.  Each Company Plan complies in all material respects with its terms and all applicable Laws (including, without limitation, ERISA and the Code), and the Company and each of its affiliates have filed all reports, returns, notices, and other documentation required by ERISA or the Code to be filed with any Governmental Authority with respect to each Company Plan, in each case except as would not, individually or in the aggregate, be reasonably likely to result in a material liability.  With respect to any Company Plan, (i) no actions, Liens, lawsuits, claims or complaints (other than routine claims for benefits) are pending or threatened, and (ii) no facts or circumstances exist that are reasonably likely to give rise to any such actions, Liens, lawsuits, claims or complaints, except as would not, individually or in the aggregate, be reasonably likely to result in a material liability.  No event has occurred with respect to any Company Plan which would reasonably be expected to result in any material liability of the Company or any of the Company Subsidiaries to any Governmental Authority, including, without limitation, the Pension Benefit Guaranty Corporation, other than for applicable premiums.  No event has occurred and no condition exists that would reasonably be expected to constitute grounds for a Company Plan to be terminated under circumstances which would cause any Lien, including, without limitation, the lien provided under Section 4068 of ERISA, to attach to any property or other asset of the Company or any of the Company Subsidiaries.  No event has occurred and no condition exists that would reasonably be expected to cause any Lien, including, without limitation, the lien provided under Section 303 of ERISA or Section 430 of the Code to attach to any Property of the Company or any of the Company Subsidiaries.

(b)                                 None of the execution of or the completion of the Transactions (whether alone or in connection with any other event(s)), would reasonably be expected to result in (i) severance pay or benefits provided upon termination after Closing or an increase in severance pay or benefits provided upon termination after Closing, (ii) any payment, compensation or benefit becoming due, or increase in the amount of any payment, compensation or benefit due, to any current or former employee, consultant or service provider of the Company or its affiliates, (iii) acceleration of the time of payment or vesting or result in funding of any compensation or benefits, (iv) any new obligation under any Company Plan, (v) any limitation or restriction on the right of Company to merge, amend, or terminate any Company Plan, or (vi) any payments which would not be deductible under Section 280G or 162(m) of the Code.

4.22                        Registration Rights.  Except as provided in the Investor Rights Agreement, the Company has not granted or agreed to grant, and is not under any obligation to provide, any rights to register under the Securities Act any of its presently outstanding securities or any of its securities that may be issued subsequently.

4.23                        Tax Matters.  All material Tax Returns required to be filed by the Company and each of the Company Subsidiaries have been timely filed, and all such Tax Returns are true, complete, and correct in all material respects.  The Company and each of the Company Subsidiaries has timely paid (or has had timely paid on its behalf) all material Taxes required to be paid by it and the Company and each of the Company Subsidiaries has timely withheld from amounts owing to any employee, creditor, customer, shareholder or other third party such amounts as were required to be withheld and has timely paid such amounts to the appropriate Governmental Authority.  There are no Liens for any Tax on any assets of the Company or any of the Company Subsidiaries, except for Taxes not yet due and payable.  The Company is not, nor has it been during the applicable period specified in Section 897(c)(1)(a) of the Code, a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code.

4.24                        Solvency.  Immediately after giving effect to the consummation of the purchase and sale of the Preferred Shares and the other Transactions:  (i) the sum of the assets, at a fair and fair saleable valuation, of the Company and Company Subsidiaries exceeds the total amount of their liabilities (including all contingent liabilities); (ii) the Company and Company Subsidiaries shall not have incurred debts beyond their ability to pay such debts as such debts mature; and (iii) the Company and Company Subsidiaries shall not have unreasonably small capital with which to conduct their businesses.  No transfer of property is being made by the Company and no obligation is being incurred by the Company in connection with the consummation of the purchase and sale of the Preferred Shares or any other Transactions with the intent to hinder, delay or defraud either present or future creditors of the Company or any of the Company Subsidiaries.

4.25        Acknowledgement.  The Company has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the Transactions and has so evaluated the merits and risks of such investment and understands and agrees that the Stock Consideration is being transferred and delivered to the Company in reliance on a private placement exemption from registration under the Securities Act and applicable state securities Laws.

5.             Representations and Warranties of the Investor.  The Investor represents and warrants to the Company as of the date of this Agreement and as of the Closing Date that:

5.1          Private Placement.

(a)           The Investor is (i) an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act; (ii) aware that the sale of the Preferred Shares and the Common Stock issuable upon conversion of the Preferred Shares being issued and sold pursuant to this Agreement (collectively, the “Securities”) to it are being made in reliance on a private placement exemption from registration under the Securities Act and applicable state securities Laws; and (iii) acquiring the Securities for its own account, not as a nominee or agent, and not with view to the resale or distribution of any part thereof, and that the Investor has no present intention of selling, granting any participation in or otherwise distributing the same in any manner that violates the Securities Act.

(b)           The Investor understands and agrees that the Securities are being offered in a transaction not involving any public offering within the meaning of the Securities Act, that such Securities have not been and, except as contemplated by the Investor Rights Agreement, will not be registered under the Securities Act and that such Securities may be offered, resold, pledged or otherwise transferred only (i) in a transaction not involving a public offering, (ii) pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if available), (iii) pursuant to an effective registration statement under the Securities Act or (iv) to the Company or one of the Company Subsidiaries, in each of cases (i) through (iv) in accordance with any applicable state and federal securities Laws, and that it will notify any subsequent purchaser of Securities from it of the resale restrictions referred to above, as applicable.

(c)           The Investor understands that, unless sold pursuant to a registration statement that has been declared effective under the Securities Act or in compliance with Rule 144 thereunder, the Company may require that the Securities bear a legend or other restriction substantially to the following effect (it being agreed that if the Securities are not certificated, other appropriate restrictions shall be implemented to give effect to the following):

“THIS SECURITY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, (THE “SECURITIES ACT”), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.  THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN A TRANSACTION NOT INVOLVING A PUBLIC OFFERING, (II) PURSUANT TO ANY OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, INCLUDING RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (III) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (IV) TO THE COMPANY OR ANY COMPANY SUBSIDIARY, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL NOTIFY ANY SUBSEQUENT PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.  THIS SECURITY MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH THE TERMS OF THE INVESTOR RIGHTS AGREEMENT, DATED AS OF [   ], 2017, AMONG SYNCHRONOSS TECHNOLOGIES, INC.  AND THE INVESTOR NAMED THEREIN.”

(d)           The Investor: (i) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its prospective investment in the Securities; and (ii) has the ability to bear the economic risks of its prospective investment and can afford the complete loss of such investment.

(e)           The Investor acknowledges that (i) it has conducted its own investigation of the Company and the terms of the Securities; (ii) it has had access to the Company’s public filings with the SEC and to certain financial and other information to inform its decision to purchase the Securities; (iii) has been offered the opportunity to conduct such review and analysis of the business, assets, condition, operations and prospects of the Company and the Company Subsidiaries and to ask questions of the Company, each to inform its decision to purchase the Securities; and (iv) any projections, estimates or forecasts of future results or events provided by or on behalf of the Company are subject to uncertainty and to the assumptions used in their preparation.  The Investor further acknowledges that it has had such opportunity to consult with its own counsel, financial and tax advisors and other professional advisers as it believes is sufficient for purposes of the purchase of the Securities.  The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 4 of this Agreement or in any certificate provided at Closing, or the right of the Investor to rely on such representations and warranties.

(f)            The Investor understands that the Company will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

5.2          Organization.   The Investor is duly organized and is validly existing in the jurisdiction of its organization.

5.3          Governmental Consents.  No consent, notice, approval, waiting period expiration or termination, order, or authorization of, or registration, qualification, declaration, or filing with, any federal, state, or local governmental authority on the part of such Investor is required in connection with the purchase of the Preferred Shares (and the Common Stock issuable upon conversion of the Preferred Shares) or the consummation of any of the Transactions, except for the following: (i) the compliance with applicable state securities Laws, which compliance will have occurred within the appropriate time periods; (ii) the filing with the SEC of such reports under the Exchange Act as may be required in connection with this Agreement and the Transactions, (iii) filings required under, and compliance with other applicable requirements of the HSR Act and other applicable Antitrust Laws, and (iv) such consents, approvals, orders, authorizations, registrations, qualifications, declarations, filings and notices the failure of which to make or obtain would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to the Investor.

5.4          Authorization; Enforceability.  The Investor has full right, power, authority and capacity to enter into this Agreement and the Investor Rights Agreement and to consummate the Transactions.  The execution, delivery and performance of this Agreement and the Investor Rights Agreement have been duly authorized by all necessary action on the part of the Investor, and this Agreement has been, and the Investor Rights Agreement will at or prior to the Closing be, duly executed and delivered by the Investor and, assuming due authorization, execution and delivery of this Agreement and the Investor Rights Agreement by the Company, will constitute valid and binding obligation of the Investor, enforceable against it in accordance with its terms.

5.5          No Default or Violation.  The execution, delivery, and performance of and compliance with this Agreement and the Investor Rights Agreement, and the issuance and sale of the Preferred Shares will not (i) result in any default or violation of the certificate of incorporation, bylaws, limited partnership agreement, limited liability company operating agreement or other applicable organizational documents of the Investor, (ii) result in any default or violation of any agreement relating to its material Indebtedness or under any mortgage, deed of trust, security agreement or lease to which it is a party or in any default or violation of any material judgment, order or decree of any Governmental Authority or (iii) be in conflict with or constitute, with or without the passage of time or giving of notice, a default under any such provision, require any consent or waiver under any such provision, or result in the creation of any Lien upon any of the properties or assets of the Investor pursuant to any such provision, or the suspension, revocation, impairment or forfeiture of any material permit, license, authorization, or approval applicable to the Investor, its business or operations, or any of its assets or properties pursuant to any such provision, except in the case of clauses (ii) and (iii) as would not, individually or in the aggregate, reasonably be expected to prevent or materially delay or materially impair the ability of the Investor to consummate the Transactions.

5.6          Financial Capability.  The Investor will have at the Closing the funds necessary to purchase the Preferred Shares at Closing on the terms and conditions contemplated by this Agreement.

5.7          Equity Financing.  The Investor has delivered to the Company a true, correct and complete copy, as of the date of this Agreement, of an executed commitment letter dated as of the date of this Agreement (the “Equity Commitment Letter”) from the Equity Investors to invest, subject to the terms and conditions therein, cash in the aggregate amount set forth therein in the Investor (the “Equity Financing”).  As of the date of this Agreement, the Equity Commitment Letter has not been amended or modified, no such amendment or modification is contemplated and the commitments contained therein have not been withdrawn or rescinded in any respect.  As of the date of this Agreement, the Equity Commitment Letter, in the form so delivered, is in full force and effect and is a legal, valid and binding obligation of the Investor, enforceable in accordance with their terms, and, to the knowledge of the Investor, the other parties thereto, except that such enforceability (a) may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar Laws of general application affecting or relating to the enforcement of creditors’ rights generally; and (b) is subject to general principles of equity, whether considered in a proceeding at law or in equity.  The Company is not obligated to pay any commitment fees or other fees in connection with the Equity Commitment Letter that are payable on or prior to the date of this Agreement.  As of the date of this Agreement, the Investor has no reason to believe that it will be unable to satisfy any term or condition of closing to be satisfied by it contained in the Equity Commitment Letter.  The net proceeds contemplated by the Equity Financing will, together with cash and cash equivalents available to the Investor and the Stock Consideration, be sufficient to pay the Purchase Price upon the terms contemplated by this Agreement. As of the date of this Agreement, no event has occurred which, with or without notice, lapse of time or both, would constitute a default or breach on the part of the Investor under any term or condition of the Equity Commitment Letter or that would, individually or in the aggregate, permit the Equity Investors to terminate, or to not make the initial funding of the facilities to be established thereunder upon satisfaction of all conditions thereto.  Except as set forth in the Equity Commitment Letter, there are no (i) conditions precedent to the respective obligations of the Equity Investors to fund the full amount of the Equity Financing; or (ii) contractual contingencies under any agreements, side letters or arrangements relating to the Equity Financing to which either the Investor or any of its affiliates is a party that would permit the Equity Investors to reduce the total amount of the Equity Financing, or that would materially and adversely affect the availability of the Equity Financing.  The Investor acknowledges and agrees that its obligations hereunder are not subject to any conditions regarding the Investor’s or any other Person’s ability to obtain financing for the consummation of the Transactions.

5.8          Interested Stockholder.  Neither the Investor nor any of its “affiliates” or “associates” is, nor at any time during the three (3) years prior to (and including) the date of this Agreement has been, an “interested stockholder” of the Company (as such terms in quotations are used in Section 203 of the DGCL).

5.9          Ownership of Shares.  As of the date hereof, the Investor and its affiliates beneficially own 5,994,667 shares of Common Stock.

6.             Conditions to the Investor’s Obligations at Closing.  The obligation of the Investor to purchase the Preferred Shares at the Closing is subject to the fulfillment or waiver (if permissible by applicable Law) on or before the Closing of each of the following conditions:

6.1          No Law, injunction, judgment or ruling enacted, promulgated, issued, entered, amended or enforced by any Governmental Authority (collectively, “Restraints”) shall be in effect enjoining, restraining, preventing or prohibiting consummation of the Transactions.

6.2          The representations and warranties of the Company set forth in this Agreement, disregarding all qualifications and exceptions contained therein relating to materiality or Material Adverse Effect, shall be true and correct as of the date of this Agreement and as of the Closing Date with the same effect as though made on and as of the Closing Date (except to the extent that such representation and warranty expressly speaks only as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), except where the failure to be true and correct would not have a Material Adverse Effect; provided, however, that, notwithstanding the foregoing, each of the Fundamental Representations and the representations and warranties set forth in Section 4.24, shall be true and correct in all respects except for de minimis inaccuracies as of the date of this Agreement and as of the Closing Date as though made at and as of the Closing Date. The Investor shall have received a certificate signed on behalf of the Company by an executive officer of the Company (and in any event, in respect of the representations set forth in Section 4.24, by the Chief Financial Officer of the Company) to such effect.

6.3          The Company shall have performed in all material respects all obligations, agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date, and the Investor shall have received a certificate signed on behalf of the Company by an executive officer of the Company to such effect.

6.4          Since the date of this Agreement, there shall not have been any occurrence, event, change, effect or development that would have, or would reasonably be expected to have, a Material Adverse Effect with respect to the Company.

6.5          Prior to, or simultaneous with, the Closing, the Company shall have adopted and filed with the Secretary of State of the State of Delaware the Series A Certificate of Designations.

6.6          The Company shall have executed and delivered the Investor Rights Agreement, in the form attached as Exhibit A hereto.

6.7          Prior to or at the Closing, the Company shall have paid Investor the Expense Reimbursement pursuant to Section 10.11.

6.8          The Investor shall be satisfied, in its reasonable discretion, with all due diligence facts and developments relating to the Company, its affiliates or their respective officers, employees or directors, including with respect to any actions, inquiries or investigations by any Governmental Authority (other than in connection with any Governmental Authority’s investigation of the Transactions under any Antitrust Laws which is covered in Section 8.7) and the Company’s handling thereof, including with respect to corporate governance and disclosure matters.

6.9          All waiting periods (and any extensions thereof) applicable to the Transactions under the HSR Act shall have been terminated or shall have expired and all other approvals under applicable Antitrust Laws (each as set forth on Schedule 6.9) shall have been obtained.

6.10        The Board and the Nominating and Corporate Governance Committee of the Board shall be composed, simultaneously with the Closing, as contemplated by Section 8.14.

6.11        The individual(s) to be agreed upon pursuant to Section 8.14 to serve in such capacity or capacities shall be appointed as Chief Executive Officer of the Company and as Chairman of the Board, in each case, prior to or simultaneously with the Closing.

6.12        The Company shall have executed and delivered to the Investor a management rights letter on customary terms to be agreed upon among the parties.

6.13        The Company shall have executed and delivered to the Investor the Indemnity and Expense Reimbursement Agreement.

6.14        The acquisition of Intralinks Holdings, Inc. by affiliates of Investor pursuant to the IL Purchase Agreement (the “IL Closing”) shall have been consummated or the IL Purchase Agreement shall have been terminated (the “IL Termination” and the earlier of the IL Closing and IL Termination, the “IL Trigger Event”).

6.15        The Company shall have taken all actions necessary to amend its Amended and Restated Bylaws in order to provide that the Series A Preferred may take actions by written consent in lieu of a meeting (the “Bylaws Amendment”).

6.16        Provided that the Common Stock shall not have been delisted therefrom, the shares of Common Stock issuable upon the conversion of the Preferred Shares and the PIK Shares shall have been approved for listing on the Exchange, subject to official notice of issuance.

7.             Conditions to the Company’s Obligations at Closing.  The obligations of the Company to issue, sell and deliver to the Investor the Preferred Shares at the Closing are subject to the fulfillment or waiver (if permissible by applicable Law) on or before the Closing of each of the following conditions:

7.1          The Investor shall have paid to the Company the Purchase Price against delivery of the Preferred Shares.

7.2          No Restraint shall be in effect enjoining, restraining, preventing or prohibiting consummation of Transactions.

7.3          The representations and warranties of the Investor set forth in this Agreement, disregarding all qualifications and exceptions contained therein relating to materiality or Material Adverse Effect, shall be true and correct as of the date of this Agreement and as of the Closing Date with the same effect as though made on and as of the Closing Date (except to the extent that such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), except where the failure to be true and correct would not, individually or in the aggregate,  reasonably be expected to interfere in any material respect with the performance by Investor of its obligations hereunder or the consummation by the Investor of the Transactions. The Company shall have received a certificate signed on behalf of the Investor by an executive officer of the Investor to such effect.

7.4          The Investor shall have performed in all material respects all obligations, agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of the Investor by an executive officer of the Investor to such effect.

7.5          The Investor shall have executed and delivered the Investor Rights Agreement, in the form attached as Exhibit A hereto.

7.6          All waiting periods (and any extensions thereof) applicable to the Transactions under the HSR Act shall have been terminated or shall have expired and all other approvals under applicable Antitrust Laws (each as set forth on Schedule 6.9) shall have been obtained.

8.             Covenants.  The Company and the Investor, as applicable, hereby covenant and agree, for the benefit of the other party to this Agreement and the other party’s respective assigns, as follows:

8.1          Use of Proceeds.  The Company shall apply the net proceeds from the issuance and sale of the Preferred Shares for general corporate purposes, including (x) funding working capital, (y) the repayment of indebtedness and (z) the payment of fees and expenses in connection with the Transactions.

8.2          Reservation of Common Stock; Issuance of Shares of Common Stock.  For as long as any of the Preferred Shares and PIK Shares remain outstanding, the Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock or shares of Common Stock held in treasury by the Company, for the purpose of effecting the conversion of the Preferred Shares and PIK Shares, the full number of shares of Common Stock then issuable upon the conversion of all Preferred Shares and PIK Shares (in each case after giving effect to all anti-dilution adjustments) then outstanding.  All shares of Common Stock delivered upon conversion or repurchase of the Preferred Shares and PIK Shares shall be newly issued shares or shares held in treasury by the Company, shall have been duly authorized and validly issued and shall be fully paid and nonassessable, and shall be free from preemptive rights and free of any Lien or adverse claim.

8.3          Transfer Taxes.  The Company shall pay any and all documentary, stamp or similar issue or transfer Tax due on (x) the issue of the Preferred Shares at the Closing and (y) the issue of shares of Common Stock upon conversion of the Preferred Shares and PIK Shares.  However, in the case of conversion of Preferred Shares or PIK Shares, the Company shall not be required to pay any Tax that may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that of the holder of the Preferred Shares and PIK Shares to be converted, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of any such Tax, or has established to the satisfaction of the Company that such Tax has been paid.

8.4          Public Disclosure.  On the date of this Agreement, or within 24 hours thereafter, both of the Investor and the Company may issue a press release in a form mutually agreed to by the other party.  No other written release, public announcement or filing concerning the purchase of the Preferred Shares and the other Transactions shall be issued, filed or furnished, as the case may be, by any party without the prior written consent of the other party (which consent shall not be unreasonably withheld, conditioned or delayed), except as such release, announcement or filing as may be required by Law (including as may be required in connection with any notifications that are required under any Antitrust Law in connection with the Transactions described  herein or to respond to any request for information or documents from a Governmental  Authority investigating any of the Transactions described herein under any Antitrust  Law) or the rules or regulations of any securities exchange, in which case the party required to make the release or announcement shall, to the extent reasonably practicable, allow the other party reasonable time to comment on such release or announcement in advance of such issuance.  The provisions of this Section 8.4 shall not restrict the ability of a party to summarize or describe the Transactions in any SEC Report (including pursuant to Section 13(d) of the Exchange Act) so long as the other party is provided a reasonable opportunity to review such disclosure in advance.

8.5          Tax Related Covenants.

(a)           The Company and the Investor acknowledge and agree that it is intended that the Series A Preferred not constitute “preferred stock” within the meaning of Section 305 of the Code, and the Treasury Regulations promulgated thereunder.  Absent a change in Law or Internal Revenue Service practice or a contrary determination (as defined in Section 1313(a) of the Code) the Investor and the Company agree not to treat the Series A Preferred as “preferred stock” within the meaning of Section 305 of the Code and Treasury Regulations Section 1.305-5 for United States federal income Tax reporting and withholding Tax purposes and shall not take any Tax position inconsistent with such treatment.

(b)           Notwithstanding the foregoing, the Company shall be entitled to deduct and withhold from amounts otherwise payable on or with respect to the Series A Preferred such amounts as are required to be deducted and withheld with respect to the making of such payment under the Code and the Treasury Regulations promulgated thereunder, or any provision of state, local or foreign Tax law; provided, however, that (1) the Company acknowledges and agrees that, under current United States federal income tax law, no withholding is required to be made in respect of any amounts paid on or with respect to the Series A Preferred (other than potential United States federal withholding with respect to payments of cash dividends) and (2) prior to the withholding of any amounts hereunder, the Company shall give the Investor commercially reasonable advance notice of any intended withholding (and the basis for such withholding) and the opportunity to provide such forms, certificates, or other documentation to establish any entitlement to a reduction of or exemption from such withholding. To the extent that amounts are so deducted and withheld, and timely paid over to the appropriate governmental authority, such withheld amounts shall be treated as having been paid to the person in respect of which such deduction and withholding was made.

(c)           The Company and the Investor intend that, for United States federal income tax purposes, (1) in the event that the Put Right is not exercised and the Stock Consideration is exchanged for the Preferred Shares pursuant to this Agreement, then such exchange shall qualify as a “recapitalization” within the meaning of Section 368(a)(1)(E) of the Code and (2) if the Put Right is exercised and the Put Shares are purchased by the Company in accordance with Section 8.19 of this Agreement, such purchase shall qualify as a “redemption” within the meaning of Section 302 of the Code and, in each case, except as required pursuant to a “determination” within the meaning of Section 1313(a) of the Code (or any similar provision of state, local or foreign Law), neither the Company nor the Investor shall take any position inconsistent with such treatment.

8.6          Further Assurances.  Each of the Investor and the Company will cooperate and consult with each other and use commercially reasonable efforts to prepare and file all necessary documentation, to effect all necessary applications, notices, petitions, filings and other documents, and to obtain all necessary permits, consents, orders, approvals and authorizations of, or any exemption by, all third Persons required to consummate the Transactions.  In the event that any Governmental Authority requires stockholder approval to give full effect to the rights of the Investor (or any holder of the Series A Preferred) as set forth in this Agreement, the Investor Rights Agreement or the Series A Certificate of Designations, the Investor at its option may require that the Company (i) modify such documents, and the rights of Investor (and other holders of the Series A Preferred) thereunder, as proposed by the Investor to permit the Transaction to occur without stockholder approval, or (ii) amend such documents in a manner reasonably acceptable to the Investor, such that such stockholder approval would not be required at the Closing and require the Company to promptly seek, and use reasonable best efforts to obtain as promptly as practicable, stockholder approval to reinstate the terms and rights that were removed or modified in order to consummate the Transactions without a stockholder vote.  The parties hereto agree that the purpose of any such modifications, and the extent of them, shall be to replicate, to the greatest extent possible, the rights of the Investor (or any holder of the Series A Preferred) contained in such documents as of the date of this Agreement. The proxy statement distributed to Company stockholders in connection with any stockholder vote contemplated hereby shall include the Board’s recommendation that stockholders vote in favor of any such resolution, unless, based upon advice of counsel and after consultation with Investor, the Board shall conclude that to do so would violate its fiduciary duties.  In the event the requisite stockholder approval (if any) shall fail to be obtained at the first stockholder meeting to consider the matter, the Investor shall have the right either to request that the Company seek to obtain such vote at a further meeting to be held within four (4) months of the date of the first meeting, or that the Company agree to implement such modifications to the Investor Rights Agreement and the Series A Certificate of Designations as are acceptable to the Investor to eliminate the requirement for stockholder approval.  In the event that, at the second stockholder meeting to consider the matters described herein, such stockholder approval shall fail to be obtained, the parties shall implement the changes described in the preceding sentence to the extent that Governmental Authority would not require stockholder approval with respect to such changes.

8.7          Antitrust Matters.

(a)           The parties hereto shall cooperate with each other and use their respective reasonable best efforts to take, or cause to be taken, all reasonable actions, and to do, or cause to be done, all reasonable things necessary, proper or advisable under any applicable Laws to (i) consummate and make effective as promptly as practicable, and in any event by or before the Outside Date, the Transactions, and (ii) cause the fulfillment at the earliest practicable date of all of the conditions to their respective obligations to consummate the Transactions on or before the Outside Date.

(b)           The parties shall provide or cause to be provided (including by their “ultimate parent entities” as that term is defined in the HSR Act or any similar term under any other Antitrust Laws) as promptly as practicable to any Governmental Authority information and documents requested by such Governmental Authority to permit consummation of the Transactions, including (i) filing any notification and report form and related material required under the HSR Act as promptly as practicable, but in no event later than 10 business days after the date hereof; (ii) filing any notification required under any other Antitrust Law as promptly as practicable; and (iii) supply as soon as practicable any additional information and documentary material that may be requested by a Governmental Authority pursuant to the HSR Act or any other applicable Antitrust Laws.

(c)           In furtherance and not in limitation of the foregoing, if and to the extent necessary to avoid any impediment under any Antitrust Law to closing on or before the Outside Date, the parties shall use reasonable best efforts to obtain any consent, authorization, approval, order, waiting period expiration or termination, or exemption by, any Governmental Authority, necessary to be obtained prior to the Closing, and to prevent the entry, enactment, or promulgation of any preliminary or permanent injunction or other order, decree, or ruling that would adversely affect the ability of the parties to consummate the Transactions, provided, however, that nothing in this this Section 8.7 shall require the Investor to (i) offer, propose, negotiate, commit to or effect, by consent decree, hold separate order, or otherwise, the sale, divestiture or disposition of any business, product line, or asset of the Investor or its affiliates,  (ii) take or commit to any action that after the Closing Date would limit Investor’s freedom of action with respect to any business, product line, or asset of the Investor or its affiliates; or (iii) commit to any amendment to the Certificate of Designation or the Investor Rights Agreement that Investor reasonably determines to be material to its operations as a whole.

(d)                                 Subject to applicable confidentiality restrictions or restrictions required by Law or by any Governmental Authority, the Investor, on the one hand, and the Company, on the other, shall each (i) provide to the other upon request copies of all filings and submissions made by such party (and its advisers) and all substantive correspondence between it (or its advisers) and any Governmental Authority or third party, relating to the Transactions; (ii) permit authorized representatives of the other to attend any meeting, communication, or conference with any Governmental Authority related to the Transactions; and (iii) promptly advise each other upon receiving any communication from any Governmental Authority or third party whose consent is required for consummation of any of the Transactions relating to any such consent or approval.  Notwithstanding anything in the foregoing to the contrary, the parties may, as they deem advisable and necessary, redact or otherwise limit their disclosures to the other party (1) to remove references concerning the valuation of the Company or other competitively sensitive information, (2) as necessary to comply with contractual arrangements or regulatory requirements, and (3) as necessary to address reasonable attorney-client or other privilege or confidentiality concerns.  The parties may also designate any competitively sensitive materials provided to the other under this Section 8.7 (including any documents produced to a Governmental Authority in response to Item 4c or Item 4d of the HSR notification) as “outside counsel only,” in which case such materials and the information contained therein shall be given only to outside counsel of the recipient and will not be disclosed by such outside counsel to employees, officers, or directors of the recipient without the advance written consent of the party providing such materials.

(e)                                  Notwithstanding anything in this Section 8.7 to the contrary, the parties hereto acknowledge that the Investor or its designee will control and direct, and the Company shall cooperate reasonably, subject to applicable Law, with such direction and control, regarding the filings (including where to file), strategies, process, negotiation of settlements (if any), and related proceedings contemplated by this Section 8.7.  For purposes hereof, “Antitrust Laws” means any antitrust, competition or trade regulation Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition, including, but not limited to, the HSR Act.

8.8                               Conduct of Business.  Except as expressly permitted or required by this Agreement or as required by applicable Law, during the period from the date of this Agreement until the earlier of (x) termination of this Agreement in accordance with Section 9.1 and (y) the Closing, unless the Investor otherwise consents in writing, the Company shall, and shall cause the Company Subsidiaries to, conduct their businesses only in the ordinary course of business in all material respects consistent with past practice.  Without limiting the foregoing, except as set forth in the Disclosure Schedule, as expressly permitted or required by this Agreement or as required by applicable Law or as consented to in writing by the Investor, the Company shall not, and shall not permit any of the Company Subsidiaries to, between the date of this Agreement and the earlier to occur of the termination of this Agreement in accordance with Section 9.1 and the Closing, take any of the following actions:

(a)                                 take any action that, if taken following the Closing, would require the approval of the holders of the Series A Preferred;

(b)                                 (i) create, issue, sell or grant or authorize the issuance, sale or grant of any equity securities of the Company or any of the Company Subsidiaries, except for the granting of options to employees to purchase  shares of Common Stock or the issuance of shares of Common Stock required to be issued upon exercise of options that are outstanding on the date hereof in accordance with their terms on the date hereof or (ii) amend any term of any equity securities of the Company or any of the Company Subsidiaries (in each case, whether by merger, consolidation or otherwise);

(c)                                  make, or permit any Company Subsidiary to make, any loans, advances or capital contributions to or investments in any other Person (other than a wholly owned Company Subsidiary domiciled in the United States);

(d)                                 amend or propose to amend the Company Charter Documents or the Subsidiary Charter Documents;

(e)                                  adopt a plan of agreement of complete or partial liquidation or dissolution or resolutions providing for a complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of the Company or any Company Subsidiary;

(f)                                   (i) enter into, terminate or materially amend or modify (other than extensions at the end of a term in the ordinary course and other than in the ordinary  course of business consistent with past practice) any Company Material Contract or Contract that, if in effect on the date hereof, would have been a Company Material Contract), or (ii) waive any material term of or any material default under, or release, settle or compromise any material claim against the Company or material liability or obligation owing to the Company, or any benefit of the Company, under any Company Material Contract;

(g)                                  amend or modify the letter of engagement of the Company Financial Advisor in a manner that materially increases the fee or commission payable by the Company;

(h)                                 declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of the Company’s or any Company Subsidiary’s capital stock (other than dividends or distributions made by a Company Subsidiary to the Company or another Company Subsidiary);

(i)                                     take any action that would reasonably be expected to prevent or materially impede, interfere with, hinder or delay the consummation of the Transactions; or

(j)                                    agree, resolve or commit to take any of the foregoing actions.

8.9                               No Control of the Company’s Business.  The Investor acknowledges and agrees that:  (i) nothing contained in this Agreement shall give the Investor, directly or indirectly, the right to control or direct the Company’s operations prior to the Closing and (ii) prior to the Closing, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries’ operations.

8.10                        Transaction Litigation.  The Company shall give the Investor the opportunity to participate in (but not to control) the defense or settlement of any stockholder litigation against the Company or any of its directors or officers relating to this Agreement or the Transactions (and, in any event, no such settlement of any stockholder litigation shall be agreed to without the Investor’s prior written consent).  Each of the Investor and the Company shall notify the other promptly (and in any event within 48 hours) of the commencement of any such stockholder litigation relating to this Agreement or the Transactions of which it has received notice, and shall keep the other reasonably informed regarding any such stockholder litigation relating to this Agreement or the Transactions.

8.11                        Listing.  The Company shall use its commercially reasonable efforts to take, or cause to be taken, all actions necessary to continue to have the Common Stock (including all shares of Common Stock issuable upon conversion of the Preferred Shares and PIK Shares) listed on the Nasdaq Global Select Market (the “Exchange”), and the Investor shall reasonably cooperate with the Company in connection with the foregoing, including providing to the Company or the Exchange such information reasonably requested by the Company that is necessary in connection therewith.  The Company shall not voluntarily delist the Common Stock from the Exchange.  In the event that the Common Stock is delisted from the Exchange, the Company shall use its reasonable best efforts to take, or cause to be taken, all actions necessary to have such shares of Common Stock to be promptly listed for trading on any of the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market, The New York Stock Exchange or any other United States national securities exchange.  The Company shall invite authorized representatives of the Investor to attend any meeting, communication, or conference with representatives of the Exchange related to the Transactions and provide the Investor and its authorized representatives with reasonable advanced notice of any such meeting, communication or conference.  The Company shall provide the Investor with copies of all filings and submissions made by the Company (and its advisers in such capacity) and all substantive correspondence between it (or its advisers in such capacity) and representatives of the Exchange, relating to the Transactions.  The Investor and its counsel shall be given reasonable advanced notice of and a reasonable opportunity to review and comment on any filings or communications with the Exchange.

8.12                        Access to Information.  Prior to the Closing, upon reasonable notice and during normal business hours, the Company shall, and shall cause the officers and employees of the Company, to, (a) afford the officers, employees and authorized agents and representatives of the Investor reasonable access to the employees, offices, properties, books and records of the Company, representatives or advisors of the Company, including its auditors (to the extent the auditors consent to such access) and (b) furnish to the officers, employees and authorized agents and representatives of the Investor such additional financial and operating data and other information (including with respect to the Financial Restatement or any Governmental Authority investigation) regarding the assets, properties and business of the Company, or any of its employees or directors, as the Investor may from time to time reasonably request in order to assist the Investor in fulfilling its obligations under this Agreement and to facilitate the consummation of the Transactions; provided, however, (i) any such access shall be conducted in such a manner as not to interfere unreasonably with the operations or business activities of the Company; and (ii) the Company shall not be required to so confer, afford such access or furnish such copies or other information to the extent that doing so would contravene any Law, result in the breach of any confidentiality or similar agreement to which the Company is a party, the loss of protectable interests in trade secrets, or the loss of attorney-client privilege (provided that the Company shall use its commercially reasonable efforts to allow for such access or disclosure in a manner that does not result in a breach of such agreement or a loss of attorney-client privilege, including using commercially reasonable efforts to obtain the required consent of any applicable third party or through the use of a “clean team”).  The representations, warranties, agreements, covenants and obligations of the Company, and the rights and remedies that may be exercised by the Investor, shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by or knowledge of, the Investor or any of its Representatives.

8.13                        Restatement.  The Company shall use its commercially reasonable efforts to complete the Financial Restatement as promptly as practicable. The Company agrees to keep the Investor informed of any developments, meetings or discussions with any Governmental Authority (including the SEC) in respect of any filings, investigation or inquiry concerning the Financial Restatement and the Restated Financial Statements.

8.14                        Governance .  Prior to Closing, the Company will take such action as necessary to cause (i) the Board to be composed at Closing as provided in Section 11 of the Investor Rights Agreement and (ii) the Nominating and Governance Committee of the Board to be composed at the Closing as provided in Section 11 of the Investor Rights Agreement.  Prior to the Closing, the Company and the Investor shall in good faith agree upon the individual(s) to serve as Chief Executive Officer of the Company and as Chairman of the Board, in each case as of the Closing.  The Company and the Investor shall execute and deliver the Investor Rights Agreement in the form attached as Exhibit A concurrently with the Closing.

8.15                        Management Rights Letter. The Company shall use its reasonable best efforts to deliver to the Investor, at or prior to Closing, a management rights letter on customary terms to be agreed upon among the parties.

8.16                        Indemnity and Expense Reimbursement Agreement.  The Company shall execute and deliver, at or prior to Closing, an Indemnity and Expense Reimbursement Agreement in the form agreed to by the parties thereto prior to the execution of this Agreement (the “Indemnity and Expense Reimbursement Agreement”).

8.17                        Anti-Takeover Provisions. Prior to Closing, the Company and the Board shall take all necessary action, if any in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company Charter Documents or the DGCL, including Section 203 of the DGCL, that is or could become applicable to Investor as a result of Investor and the Company fulfilling their respective obligations or exercising their respective rights under this Agreement, including as a result of the issuance or ownership of the Preferred Shares and PIK Shares, as the case may be, contemplated by this Agreement.

8.18                        Certificate of Designations. Prior to the Closing, the Company shall have adopted and filed with the Secretary of State of the State of Delaware a Certificate of Designations of the Series A Preferred in the form attached as Exhibit B (the “Series A Certificate of Designations”).

8.19                        Put Right.

(a)                                 The Investor shall have the right, exercisable in accordance with this Section 8.19, to require the Company to purchase from the Investor and/or its Affiliates up to an aggregate of 5,994,667 shares of Common Stock (the “Put Right”) for a purchase price per share equal to $14.56 in cash, subject to adjustment in the event of any stock split or stock dividend (such amount per share, the “Per Share Put Price”), (corresponding to an aggregate purchase price of $87,272,394 in the event the Investor shall exercise the Put Right in respect of 5,994,667 shares of Common Stock).

(b)                                 The Put Right shall be exercisable by the Investor by written notice delivered to the Company (a “Put Notice”) not later than the close of business on the fifth (5th) business day following the date of termination of this Agreement.  The Put Notice (if any) shall set forth the number of shares of Common Stock which the Investor requires the Company to purchase (the “Put Shares”) and the closing date for the purchase and sale of the Put Shares (the “Put Closing Date”), which date shall be a business day not earlier than two (2) business days following the date of delivery of the Put Notice.

(c)                                  The closing of the purchase and sale of the Put Shares (the “Put Closing”) shall take place at 10:00 a.m., Eastern Time, on the Put Closing Date or such other day consented to in writing by the Investor.  At the Put Closing, (i) the Investor shall transfer, or shall cause to be transferred, to the Company, against payment therefor, the Put Shares and (ii) the Company shall, by wire transfer of immediately funds, deliver to the Investor cash in an amount equal to the number of Put Shares multiplied by the Per Share Put Price (such product, the “Aggregate Put Price”), which obligation the Company may satisfy by release of funds from the Put Escrow Account pursuant to Section 8.20(b)(i) to the extent of funds actually released to the Investor.

8.20                        Put Escrow Agreement.

(a)                                 Effective as of immediately prior to or substantially concurrently with the first to occur of the consummation of the acquisition of Intralinks Holdings, Inc by affiliates of Investor pursuant to the IL Purchase Agreement or the termination of the IL Purchase Agreement, (i) the Investor and the Company shall enter into the Put Escrow Agreement with the Put Escrow Agent and shall deliver any documents or instruments required thereunder to be delivered to the Put Escrow Agent in connection with the execution thereof and (ii) the Company shall deposit, or cause to be deposited, into the escrow account established by the Put Escrow Agent for such purpose (such escrow account, the “Put Escrow Account”), $87,272,394 in cash to be held, safeguarded and released by the Put Escrow Agent, pursuant to the terms of the Put Escrow Agreement.

(b)                                 The Put Escrow Agreement shall contain the terms set forth in this Section 8.20(b) and such other customary terms as shall be agreed among the Investor, the Company and the Put Escrow Agent. The Put Escrow Agreement shall provide, among other matters, that:

(i)                         in the event the Investor shall have exercised the Put Right, upon receipt of a written instruction from the Investor delivered to the Put Escrow Agent and the Company, the Put Escrow Agent shall release from the Put Escrow Account (A) at or prior to the Put Closing, funds  in an amount equal to the Aggregate Put Price to (or at the direction of) the Investor, or such lesser amount as shall constitute the entire amount of Put Escrow Funds then held in the Put Escrow Account and (B) promptly following the Put Closing any remaining funds then held in the Put Escrow Account;

(ii)                      in the event the Closing of the purchase and sale of the Preferred Shares hereunder shall occur, at such Closing (subject to the occurrence thereof) upon receipt of a written instruction from the Company delivered to the Put Escrow Agent and the Investor, the Put Escrow Agent shall release to (or at the direction of) the Company all funds then held in the Put Escrow Account;

(iii)                   the Company shall irrevocably grant to the Investor (and not grant to any other person, or cause or permit any other person to obtain) a perfected, first priority security interest in and lien on, all of the Company’s right, title and interest in the Put Escrow Account, the Put Escrow Fund, all financial assets and other property from time to time placed or deposited in the Put Escrow Account, and all proceeds of any of the foregoing (collectively, the “Put Collateral”), in order to secure the Put Right.

(c)                                  It is the intention of the parties hereto that the Put Escrow Agreement create a true escrow, and the Company has no ownership of, or rights in, the Put Escrow Account or the Put Escrow Funds other than the limited contractual right to receive a portion of the Put Escrow Funds under the circumstances specified in Section 2.3.

(d)                                 The fees and costs of the Put Escrow Agent shall be paid by the Company.

8.21                        Certain Payments; Information.

(a)                                 In respect of the period beginning on the date of this Agreement and ending on the earlier of the Closing Date or termination of this Agreement (the “Monitoring Period”), the Company shall pay to the Investor, in each case payable in accordance with Section 8.19(c), a monthly monitoring and oversight fee in the amount of $750,000 (the “Monitoring Fee”); provided, that (i) the amount of the first Monitoring Fee shall be prorated based on the number of days from and including the date of this Agreement through (and including) October 31, 2017 divided by 31, and (ii) the amount of the last Monitoring Fee shall be prorated based on the number of days from and including the first day of the month in which the Closing Date or the date of termination of this Agreement, as applicable, occurs through (and including) the last day of the Monitoring Period.

(b)                                 During the Monitoring Period, in addition to the rights of the Investor pursuant to Section 8.12, the Company shall provide to the Investor monthly financial statements of the Company and the Company Subsidiaries, weekly accounting and legal status updates, and such other information concerning the business, condition (financial or otherwise), assets, liabilities and results of operations of the Company and the Company Subsidiaries as the Investor may reasonably request, including for the purpose of evaluating the status of the condition set forth in Section 6.8, such information to be provided to the Investor, in the event such information is also provided to senior management, substantially concurrently with its provision to senior management, or otherwise on a prompt and timely basis.  During the Monitoring Period, the Investor shall be given reasonable advance notice of and a reasonable opportunity to review any communications with any Government Authority or self-regulatory organization, if any, that is investigating or has requested information from the Company, its employees, or its affiliates.  Notwithstanding the foregoing, Section 8.7 governs the parties’ obligations and rights with respect to information exchanges between them related to communications with any Government Authority investigating the transactions described herein under any Antitrust Laws. In addition, during the Monitoring Period the Company shall provide the Investor with memoranda summarizing any oral communications with, copies of all written correspondence with, and copies of all presentations to representatives of any Government Authority or self-regulatory organization that is investigating or has requested information from the Company, its employees, or its affiliates.

(c)                                  The Monitoring Fee shall be payable in arrears not later than the close of business on the 5th business day following the last day of the month in respect of which such fee is payable or, in the case of the Monitoring Fee payable in respect of the month in which the last day of the Monitoring Period occurs, on the 5th business day following such last day of the Monitoring Period (or, in each case if the applicable payment date is not a business day, on the next succeeding business day), by wire transfer of immediately funds to an account designated from time to time by the Investor, and if not timely paid shall bear interest at a rate of 8% per annum from the scheduled payment date through the close of business on the date such funds are actually paid to the Investor.

9.                                      Termination.

9.1                               Termination of Agreement Prior to Closing.  This Agreement may be terminated at any time prior to the Closing:

(a)                                 by either the Investor or the Company, by written notice to the other party, if the Closing shall not have occurred by the 90th calendar day following the date of this Agreement (the “Outside Date”); provided, however, that in the event the Investor delivers to the Company a Delay Notice, for purposes of this Section 9.1(a), the Outside Date shall be deemed to be the close of business on the third business day following the Delayed Closing Date set forth in the Delay Notice; and provided further, however, that the right to terminate this Agreement under this Section 9.1(a) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the substantial or primary cause of, or shall have resulted in, the failure of the Closing to occur on or before such date.

(b)                                 by either the Investor or the Company, by written notice to the other party, in the event that any Governmental Authority shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the Transactions and such order, decree, ruling or other action shall have become final and nonappealable .

(c)                                  by the mutual written consent of the Investor and the Company;

(d)                                 by the Investor, by written notice to the Company, if the Company shall have breached any of its representations or warranties or failed to perform any of its covenants or agreements set forth in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 6 and (ii) has not been waived by the Investor or is incapable of being cured prior to the termination date, or if capable of being cured, shall not have been cured within thirty (30) calendar days (but in no event later than the termination date) following receipt by the Company of written notice of such breach or failure to perform from the Investor; provided that the Investor shall not have the right to terminate this Agreement pursuant to this Section 9.1(d) if it is then in breach of this Agreement in a manner that would cause any of the conditions in Section 7 to not be satisfied;

(e)                                  by the Company, by written notice to the Investor, if the Investor shall have breached any of its representations or warranties or failed to perform any of its covenants or agreements set forth in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 7 and (ii) is incapable of being cured prior to the termination date, or if capable of being cured, shall not have been cured within thirty (30) calendar days (but in no event later than the termination date) following receipt by the Investor of written notice of such breach or failure to perform from the Company; provided that the Company shall not have the right to terminate this Agreement pursuant to this Section 9.1(e) if it is then in breach of this Agreement in a manner that would cause any of the conditions in Section 6 to not be satisfied;

(f)                                   by the Company, following the IL Termination, if any; or

(g)                                  by notice given by the Investor to the Company of the non-satisfaction of the condition set forth in Section 6.8.

9.2                               Effect of Termination Prior to Closing.  In the event of termination of this Agreement prior to the Closing as provided in Section 9.1, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto; provided that nothing herein shall relieve any party hereto from liability for any willful breach of this Agreement or Fraud; and provided, further, that notwithstanding the foregoing, the terms of Section 8.4, Section 8.19, Section 8.20, Section 8.21(b), Section 10.1, Section 10.2, Section 10.5, Section 10.6, Section 10.7, Section 10.8, Section 10.9, Section 10.10, Section 10.11 Section 10.12, Section 10.13, Section 10.14, Section 10.15 and this Section 9.2 shall remain in full force and effect and shall survive any termination of this Agreement.

10.                               Miscellaneous.

10.1                        Governing Law.  This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to any choice or conflict of laws provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

10.2        Specific Enforcement; Jurisdiction; Non-Recourse.

(a)                                 The parties agree that irreparable damage would occur and the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, except as provided in the following sentences.  It is accordingly agreed that (i) the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement from the Chancery Court of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, if the Chancery Court of the State of Delaware declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware), without proof of damages, without bond or other security being required, this being in addition to any other remedy to which they are entitled under this Agreement, at law or in equity, (ii) the provisions set forth in this Section 10.2 (A) are not intended to and do not adequately compensate for the harm that would result from a breach of this Agreement and (B) shall not be construed to diminish or otherwise impair in any respect any party’s right to specific enforcement, and (iii) the right of specific enforcement is an integral part of the Transactions and without that right neither the Company nor Investor would have entered into this Agreement.  Notwithstanding the foregoing, it is explicitly agreed that the Company shall only be entitled to seek or obtain an injunction, specific performance or other equitable remedies enforcing the Equity Commitment Letter to cause the Equity Financing to be funded at the Closing if all conditions are satisfied or waived and the Company has irrevocably confirmed in writing that if the Equity Financing is funded then it will take such actions that are required by it under this Agreement to cause the Closing to occur.  The parties hereto further agree that (1) by seeking the remedies provided for in this Section 10.2(a), a party shall not in any respect waive its right to seek any other form of relief that may be available to a party under this Agreement (including monetary damages) in the event that the remedies provided for in this Section 10.2(a) are not available or otherwise are not granted, and (2) nothing set forth in this Section 10.2(a) shall require any party hereto to institute any proceeding for (or limit any party’s right to institute any proceeding for) specific performance under this Section 10.2(a) prior or as a condition to exercising any termination right under Section 9 (and pursuing damages after such termination), nor shall the commencement of any legal proceeding pursuant to this Section 10.2(a) or anything set forth in this Section 10.2(a) restrict or limit any party’s right to terminate this Agreement in accordance with the terms of Section 9 or pursue any other remedies under this Agreement that may be available then or thereafter.

(b)                                 Notwithstanding anything herein to the contrary, the maximum aggregate liability of the Investor for monetary damages or otherwise in connection with this Agreement, the Equity Commitment Letter and the Transactions shall be limited to $18,500,000.  In no event shall the Company seek or permit to be sought on behalf of the Company any damages or any other recovery, judgment or damages of any kind, including consequential, indirect, or punitive damages, from any affiliate of the Investor, or any Representative, member, controlling Person or holder of any equity interests or securities of the Investor, or any of their respective affiliates, in connection with this Agreement or the Transactions.  The Company acknowledges and agrees that it has no right of recovery against, and no personal liability shall attach to, in each case with respect to damages, any Person (other than the Investor to the extent provided in this Agreement), whether by or through attempted piercing of the corporate, limited partnership or limited liability company veil, by or through a claim by or on behalf of the Company against the Investor or any affiliate thereof, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute, regulation or applicable Law, or otherwise.

(c)                                  The equitable remedies available to the parties hereto described in this Section 10.2 shall be in addition to, and not in lieu of, any other remedies at law or in equity that they may elect to pursue; provided, that while any party hereto may concurrently pursue both (i) a grant of specific performance in accordance with this Section 10.2 and (ii) money damages pursuant to this Agreement, under no circumstances shall such party be permitted or entitled to be awarded both a grant of specific performance and any money damages pursuant to this Agreement.

(d)                                 Each party hereto irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement brought by any other party hereto or its successors or assigns shall be brought and determined in the Chancery Court of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, only if the Chancery Court declines to accept jurisdiction over a particular matter, in any state or federal court within the State of Delaware), and each party hereby irrevocably submits to the exclusive jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such action or proceeding arising out of or relating to this Agreement and the Transactions.  Each party agrees not to commence any action, suit or proceeding relating thereto except in the courts described above in the State of Delaware, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in the State of Delaware as described herein.  Each party irrevocably consents to the service of process outside the territorial jurisdiction of the courts referred to in this Section 10.2 in any such action or proceeding by mailing copies thereof by registered or certified United States mail, postage prepaid, return receipt requested, to its address as specified in or pursuant to Section 10.9.  However, the foregoing shall not limit the right of a party to effect service of process on the other party by any other legally available method.  EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING BETWEEN THE PARTIES HERETO ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS.

(e)                                  Except as set forth in the Equity Commitment Letter, and in those instances, only to those entities explicitly set forth in the Equity Commitment Letter, all claims or causes of action (whether in contract or in tort, in law or in equity) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement (including any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement), may be made only against the entities that are expressly identified as parties hereto and only with respect to the specific obligations undertaken by such parties as set forth herein with respect to such parties and no other Person shall have any liability for any obligations or liabilities based upon, arising out of, or related to this Agreement or the Transactions and no Person who is not a named party to this Agreement, including without limitation any present or past director, officer, employee, incorporator, member, partner, direct or indirect equityholder (including any members, partners or stockholders), manager, employee, incorporator, controlling person, management company, general partner, affiliate, trustees, agent, attorney, advisor, permitted assign and predecessor any named party to this Agreement  (“Non-Party Affiliates”), shall have any liability (whether in contract or in tort, in law or in equity, or based upon any theory that seeks to impose damages of an entity party against its owners or affiliates) for any damages arising under, in connection with or related to this Agreement or for any claim based on, in respect of, or by reason of this Agreement or its negotiation, execution, performance, non-performance, interpretation, termination, enforcement, construction or execution or any of the transactions contemplated hereby and each party hereto hereby waives and releases all such damages, claims and obligations against any such Non-Party Affiliates.

10.3                        Survival.  The representations and warranties in this Agreement shall expire at the Closing and have no further force and effect, other than (a) in the event of Fraud, in which case they shall survive indefinitely, (b) the representations and warranties set forth in Sections 4.1, 4.2, 4.6, 4.7, 4.13(f), and 4.20 (such representations and warranties contained therein, the “Fundamental Representations”), which shall survive until the 90th day following the applicable statute of limitations and (c) all of the covenants or other agreements of the parties contained in this Agreement shall survive until fully performed or fulfilled, unless and to the extent that non-compliance with such covenants or agreements is waived in writing by the party entitled to such performance. Notwithstanding the foregoing, any claims asserted in writing by notice of a claim made in accordance with the provisions hereunder and seeking to be indemnified within the time periods set forth in this Section 10.3 shall survive until such claim is finally and fully resolved.

10.4                        Indemnification.

(a)                                 The Company shall defend, protect, indemnify and hold harmless the Investor, its affiliates and its and their respective stockholders, partners, members, officers, directors, employees and agents (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (i) any breach of any Fundamental Representation or (ii) any breach of any of the covenants of the Company contained herein; provided, further, for the purposes of calculating the amount of Liabilities, but not for determining whether a breach of any representation or warranty has occurred for purposes of this Section 10.4, all materiality and Material Adverse Effect qualifiers shall be disregarded therefrom.  To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable Law.

(b)                                 If any action shall be brought against any Indemnitee in respect of which indemnity may be sought pursuant to this Agreement, such Indemnitee shall notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing.  Any Indemnitee shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnitee except to the extent that: (i) the employment thereof has been specifically authorized by the Company in writing; (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel; or (iii) in such action there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of the Company and the position of such Indemnitee.  The Company will not be liable to any Indemnitee under this Agreement for any settlement by an Indemnitee effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed.

(c)                                  Notwithstanding anything herein to the contrary, the maximum aggregate liability of the Company for monetary damages or otherwise in connection with this Agreement and the Transactions shall be limited to $185,000,000.  In no event shall the Investor seek or permit to be sought on behalf of the Investor any damages or any other recovery, judgment or damages of any kind, including consequential, indirect, or punitive damages, from any affiliate of the Company, or any Representative, member, controlling Person or holder of any equity interests or securities of the Company, or any of their respective affiliates, in connection with this Agreement or the Transactions.  The Investor acknowledges and agrees that it has no right of recovery against, and no personal liability shall attach to, in each case with respect to damages, any Person (other than the Company to the extent provided in this Agreement), whether by or through attempted piercing of the corporate, limited partnership or limited liability company veil, by or through a claim by or on behalf of the Investor against the Company or any affiliate thereof, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute, regulation or applicable Law, or otherwise.

(d)                                 Except in the case of Fraud, following the Closing, the indemnification provided by Section 10.4(a) shall be the sole and exclusive remedy for any loss, liability, demand, claim, action, cause of action, cost, damage, deficiency, tax, penalty, fine or expense, whether or not arising out of third party claims (including, without limitation, interest, penalties, reasonable attorneys’ fees and expenses, court costs and all reasonable amounts paid in investigation, defense or settlement of any of the foregoing) of the Indemnitees with respect to any misrepresentation or inaccuracy in, or breach of, any Fundamental Representation; provided, however, that nothing herein shall limit a party’s right to specific performance or injunctive relief in connection with another party’s obligations under this Agreement.

10.5                        Successors and Assigns.  Except as otherwise provided in this Agreement, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties; provided, however, that neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of Law or otherwise, by either of the parties without the prior written consent of the other party, except that the Investor may transfer or assign its rights and obligations under this Agreement, in whole or from time to time in part, to (a) one or more of its affiliates at any time and (b) after the Closing, to Siris Capital Group, LLC or any of their affiliates in connection with a transfer of the Preferred Shares and/or PIK Shares.

10.6                        No Third-Party Beneficiaries.  Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties any rights, remedies, obligations or liabilities under or by reason of this Agreement, and no Person that is not a party to this Agreement (including any partner, member, shareholder, director, officer, employee or other beneficial owner of any party, in its own capacity as such or in bringing a derivative action on behalf of a party) shall have any standing as third-party beneficiary with respect to this Agreement or the Transactions.

10.7                        No Personal Liability of Directors, Officers, Owners, Etc.  Except for the Company’s ability to enforce this Agreement, no director, officer, employee, incorporator, shareholder, managing member, member, general partner, limited partner, principal or other agent of the Investor or the Company shall have any liability for any obligations of the Investor or the Company, as applicable, under this Agreement or for any claim based on, in respect of, or by reason of, the respective obligations of the Investor or the Company, as applicable, under this Agreement.  Subject to Section 10.2, each party hereby waives and releases all such liability.  This waiver and release is a material inducement to each party’s entry into this Agreement.

10.8                        Entire Agreement.  This Agreement and the other documents delivered pursuant to this Agreement, including the Investor Rights Agreement, the Indemnity and Expense Reimbursement Agreement, the Put Escrow Agreement and the management rights letter to be delivered pursuant to Section 8.15, constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof.

10.9                        Notices.  Except as otherwise provided in this Agreement, all notices, requests, claims, demands, waivers and other communications required or permitted under this Agreement shall be in writing and shall be mailed by reliable overnight delivery service or delivered by hand, facsimile or messenger as follows:

if to the Company:

Synchronoss Technologies, Inc.
200 Crossing Blvd.
Bridgewater, NJ 08807
Facsimile No: (908) 231-0762
Attention: Ronald Prague, Esq., Executive
Vice President and General Counsel
Email: ronald.prague@synchronoss.com

with a copy to:

Gunderson Dettmer Stough Villeneuve
Franklin & Hachigian, LLP
One Marina Park Drive, Suite 900
Boston, MA 02210
Facsimile No: (617) 648-9199
Attention: Marc Dupré and Andrew Luh
Email: mdupre@gunder.com,
aluh@gunder.com

if to the Investor:	c/o Siris Capital Group, LLC 601 Lexington Avenue, 59th Floor New York, NY 10022 Facsimile No: (212) 231-2680 Attention: General Counsel Email: legalnotices@siriscapital.com |

with a copy to:	Wachtell, Lipton, Rosen & Katz 51 West 52nd Street

New York, NY 10019 Facsimile: (212) 403-2000 Attention: Andrew J. Nussbaum and Igor Kirman
Email:	AJNussbaum@wlrk.com
IKirman@wlrk.com

or in any such case to such other address, facsimile number, e-mail address, or telephone as either party may, from time to time, designate in a written notice given in a like manner.  Notices shall be deemed given when actually delivered by overnight delivery service, hand or messenger, or when received by facsimile or e-mail if promptly confirmed.

10.10                 Delays or Omissions.  No delay or omission to exercise any right, power, or remedy accruing to any party under this Agreement shall impair any such right, power, or remedy of such party, nor shall it be construed to be a waiver of or acquiescence to any breach or default, or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default.  All remedies, either under this Agreement or by Law or otherwise afforded to any holder, shall be cumulative and not alternative.

10.11                 Expenses.  The Company and the Investor shall bear their own expenses and legal fees incurred on their behalf with respect to this Agreement and the Transactions; provided that, at or prior to the earlier to occur of the Closing and the date (if any) this Agreement is terminated, the Company will reimburse the Investor for the reasonable documented out-of-pocket fees and expenses incurred by the Investor, Siris Capital Group, LLC and their respective affiliates on or before the Closing Date or the date of termination of this Agreement, as applicable, in connection with the execution of this Agreement and the Investor Rights Agreement and the purchase by the Investor of the Preferred Shares pursuant to this Agreement and other potential transactions with the Company; provided further that the Company’s reimbursement obligation under this Section 10.11 shall be capped at $5,000,000 (the “Expense Reimbursement”). For the avoidance of doubt, the Expense Reimbursement shall be reduced by any amounts paid to the Investor under Section 9.3(b) of the IL Purchase Agreement such that the total expenses reimbursed by the Company and its affiliates hereunder and pursuant to Section 9.3(b) of the IL Purchase Agreement shall in no event be greater than $5,000,000.

10.12                 Amendments and Waivers.  Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only if such amendment or waiver is in writing and signed, in the case of an amendment, by the Company and the Investor or, in the case of a waiver, by the party against whom the waiver is to be effective.  Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities are convertible), each future holder of all such securities, and the Company.

10.13                 Counterparts.  This Agreement may be executed in any number of counterparts and signatures may be delivered by facsimile or in electronic format, each of which may be executed by less than all the parties, each of which shall be enforceable against the parties actually executing such counterparts and all of which together shall constitute one instrument.

10.14                 Severability.  If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable, or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Agreement and the balance of this Agreement shall be enforceable in accordance with its terms.

10.15                 Titles and Subtitles; Interpretation.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.  When a reference is made in this Agreement to an Article, Section, Schedule or Exhibit, such reference shall be to an Article, Section, Schedule or Exhibit of this Agreement unless otherwise indicated.  Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term.  Any agreement, instrument or statute defined or referred to in this Agreement means, unless otherwise specifically indicated, such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes.  Each of the parties has participated in the drafting and negotiation of this Agreement.  If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if it is drafted by each of the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement.

10.16                 No Additional Representations.  Except for the representations and warranties contained in Section 4 (and the certificates contemplated by Section 6.2 and Section 6.3) and in the case of Fraud, the Investor acknowledges that neither the Company nor any Person on behalf of the Company makes any other express or implied representation or warranty with respect to the Company or any Company Subsidiaries or with respect to any other information made available to the Investor in connection with the Transactions. Except for the representations and warranties contained in Section 5 (and the certificates contemplated by Section 7.3 and Section 7.4), the Company acknowledges that neither the Investor nor any Person on behalf of the Investor makes any other express or implied representation or warranty with respect to the Investor or its affiliates, the matters addressed in Section 5 or with respect to any other information made available to the Company in connection with the Transactions. Neither the Company nor any other Person will have or be subject to any liability or indemnification obligation to the Investor or any other Person resulting from the distribution to the Investor, or the Investor’s use of, estimates, projections, forecasts, business plans or cost-related plans that are forward-looking in nature or other forward-looking information made available to the Investor by the Company or the Company Subsidiaries in the electronic data room maintained by the Company, specifically in connection with the purchase and sale of the Preferred Shares hereunder or any other Transactions, unless and then only to the extent that any such information is expressly included in a representation or warranty contained in Section 4.  Neither the Investor nor any other Person will have or be subject to any liability or indemnification obligation to the Company or any other Person resulting from the distribution to the Company, or the Company’s use of, any such information, including any information, documents, projections, forecasts or other material made available to the Company, unless and then only to the extent that any such information is expressly included in a representation or warranty contained in Section 5.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have executed this Securities Purchase Agreement as of the date first above written.

SYNCHRONOSS TECHNOLOGIES, INC.

By:	/s/ Steven Waldis
Name:	Steven Waldis
Title:	Chief Executive Officer

SILVER PRIVATE HOLDINGS I, LLC

By:	/s/ Peter Berger
Name:	Peter Berger
Title:	Authorized Signatory

SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT

EXHIBIT A
Form of Investor Rights Agreement

FORM OF INVESTOR RIGHTS AGREEMENT

between

SILVER PRIVATE HOLDINGS I, LLC

and

SYNCHRONOSS TECHNOLOGIES, INC.

Dated as of [             ], [      ]

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INVESTOR RIGHTS AGREEMENT

This INVESTOR RIGHTS AGREEMENT (this “Agreement”), dated as of [•], [•], by and between Synchronoss Technologies, Inc., a Delaware corporation (the “Company”), and Silver Private Holdings I, LLC, a Delaware limited liability company (the “Investor”).

WHEREAS, the Company and the Investor entered into a Securities Purchase Agreement, dated as of October 17, 2017 (the “Purchase Agreement”), pursuant to which the Company agreed to sell to the Investor, and the Investor agreed to purchase from the Company, shares of Series A Convertible Participating Perpetual Preferred Stock of the Company (such shares, the “Preferred Shares”) on the terms and subject to the conditions set forth in the Purchase Agreement;

WHEREAS, the Certificate of Designations (as set forth below) sets forth certain terms and rights with respect to the Preferred Shares and the Investor; and

WHEREAS, it is a condition to the closing of the transactions contemplated by the Purchase Agreement (the “Closing”) that the Company and the Investor enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the agreements contained in this Agreement and the Certificate of Designations, and intending to be legally bound by this Agreement, the Company and the Investor agree as follows:

.  Capitalized terms used and not otherwise defined in this Agreement shall have the respective meanings given such terms in the Purchase Agreement.  As used in this Agreement, the following terms shall have the respective meanings set forth in this Section 1:

“Adverse Disclosure” means the public disclosure of material non-public information that, in the good faith judgment of the Independent Directors (after consultation with Investor and legal counsel), (i) would be required to be made in any registration statement filed with the SEC by the Company so that such registration statement would not be materially misleading under applicable securities laws, (ii) would not be required to be made at such time but for the filing, effectiveness or continued use of such registration statement and (iii) the Company has a bona fide business purpose for not disclosing publicly.

“affiliate” of a specified person means a person who, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified person.

“Automatic Shelf Registration Statement” means an “automatic shelf registration statement” as defined in Rule 405 under the Securities Act.

“Board” means the Board of Directors of the Company.

“Business Day” means a day except a Saturday, a Sunday or other day on which banks in the City of New York are authorized or required by Law to be closed.

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“Certificate of Designations” means the Certificate of Designations of the Series A Convertible Participating Perpetual Preferred Stock, par value $0.0001 per share, of the Company.

“Closing” shall have the meaning set forth in the recitals of this Agreement.

“Common Stock” means the common stock of the Company, par value $0.0001 per share.

“Company” shall have the meaning set forth in the preamble of this Agreement.

“Confidential Information” means any and all non-public information concerning the Company that has been or is furnished to the Investor (regardless of the manner in which it is furnished, including without limitation in written or electronic format or orally, gathered by visual inspection or otherwise) by or on behalf of the Company, together with the portions of any documents created by the Investor or its Representatives that contain such information, other than information that (i) is or has become generally available to the public other than as a result of a direct or indirect disclosure by the Investor or its Representatives in violation of this Agreement, (ii) was within the Investor’s or any of its Representatives’ lawful possession prior to its being furnished to the Investor by or on behalf of the Company and was not subject, to the terms of any other non-disclosure or confidentiality agreement with the Company or its representatives, in their capacity as such, that is binding on the Investor and/or such Representatives of the Investor, as applicable, the terms of which would otherwise prohibit such disclosure, (iii) is received from a source other than the Investor or any of its representatives; provided, that in the case of each of (ii) and (iii) above, the source of such information was not known by the Investor to be bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to the Company with respect to such information at the time the same was disclosed, or (iv) is independently developed by the Investor or any of its Representative without breach of this Agreement.

“control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, partnership interests or other ownership interests, as trustee or executor, by contract or credit arrangement or otherwise.

“Effectiveness Deadline” means with respect to any registration statement required to be filed to cover the resale by the Investor and/or Permitted Holders of Registrable Securities pursuant to 1, (i) the date such registration statement is filed, if the Company is a WKSI as of such date and such registration statement is an Automatic Shelf Registration Statement eligible to become immediately effective upon filing pursuant to Rule 462, or (ii) if the Company is not a WKSI, as of the date such registration statement is filed, the fifth (5th) Business Day following the date on which the Company is notified by the SEC that such registration statement will not be reviewed or is not subject to further review and comments and will be declared effective upon request by the Company.

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“Equity-Linked Securities” means any security or instrument convertible into, exercisable or exchangeable for capital stock of the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Filing Deadline” means with respect to any registration statement required to be filed to cover the resale by the Investor and/or Permitted Holders of Registrable Securities pursuant to 1, (i) ten (10) days following the written notice of demand therefor by the Investor, if the Company is a WKSI, as of the date of such demand, or (ii) if the Company is not a WKSI as of the date of such demand, (a) fifteen (15) Business Days following the written notice of demand therefor if the Company is then eligible to register for resale Registrable Securities on Form S-3 or (b) if the Company is not then eligible to use Form S-3, twenty (20) Business Days following the written notice of demand therefor, provided that, to the extent that the Company has not been provided the information regarding the Investor, any Permitted Holders and their respective Registrable Securities in accordance with 12 at least two (2) Business Days prior to the applicable Filing Deadline, then the such Filing Deadline shall be extended to the second (2nd) Business Day following the date on which such information is provided to the Company.

“Freely Tradable” means, with respect to any security, a security that (i) is eligible to be sold by the holder thereof without any volume or manner of sale restrictions under the Securities Act pursuant to Rule 144 thereunder, (ii) bears no legends restricting the transfer thereof and (iii) bears an unrestricted CUSIP number (to the extent such security is issued in global form).

“Indemnified Party” shall have the meaning set forth in 11.3.

“Indemnifying Party” shall have the meaning set forth in 11.3.

“Independence Criteria” shall have the meaning set forth in 10.2.

“Independent Directors” shall have the meaning set forth in 10.2.

“Inspectors” shall have the meaning set forth in Section 5(k).

“Investor” shall have the meaning set forth in the preamble of this Agreement.

“Investor Indemnitee” shall have the meaning set forth in 11.1.

“Investor’s Counsel” shall have the meaning set forth in 3.2.

“Law” means any U.S. or non-U.S. law, including any statute, ordinance, regulation, rule, code, executive order, injunction, judgment, decree or other order of a Governmental Authority of competent jurisdiction.

“Nominating and Corporate Governance Committee” means the Nominating and Corporate Governance Committee of the Board; provided that if, at the relevant time, such committee shall not exist or shall not have the responsibility and authority to recommend director

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candidates to the Board, “Nominating and Corporate Governance Committee” shall mean such other committee of the Board having such responsibility and authority.

“Non-Party Affiliates” shall have the meaning set forth in 17.11.

“Other Securities” shall have the meaning set forth in 2.1.

“Ownership Percentage” means, as of any date, the percentage equal to (i) the aggregate number of shares of Common Stock that the Investor or any Permitted Holders beneficially own (calculated, without duplication, assuming the full conversion (in each case, without regard to any limitation on conversion in the Certificate of Designations) of the Preferred Shares and any shares of Series A Preferred issued as PIK Dividends (as defined in the Certificate of Designations) or issuable as accrued and unpaid PIK Dividends not previously added to the Liquidation Preference (as defined in the Certificate of Designations), in either case on or before such date) divided by (ii) the total number of shares of Common Stock then outstanding, (calculated assuming the full conversion (in each case, without regard to any limitation on conversion in the Certificate of Designations) of the Preferred Shares, the shares of Series A Preferred issued as PIK Dividends (as defined in the Certificate of Designations) or issuable as accrued and unpaid PIK Dividends (as defined in the Certificate of Designations) not previously added to the Liquidation Preference, in either case on or before such date).

“Permitted Holders” means (i) the Investor’s affiliates and any partners or members of the Investor or such affiliates, and their respective partners, members and affiliates, in each case holding Registrable Securities as a result of one or more distributions by the Investor or any of such Persons, (ii) any successor entity of the Investor or any Person described in the foregoing clause (i), and (iii) any Person consented to in writing by the Company.

“Person” shall have the meaning set forth in the Purchase Agreement.

“Piggyback Notice” shall have the meaning set forth in 2.1.

“Piggyback Registration” shall have the meaning set forth in 2.1.

“Preemptive Rights Cap Amount” means, with respect to a Preemptive Rights Issuance, a number of securities which, if divided by the sum of (i) such number of securities plus (ii) the number of securities issued in such Preemptive Rights Issuance, would represent a percentage that is equal to the Ownership Percentage (as of immediately prior to the Preemptive Rights Issuance).

“prospectus” means the prospectus included in a registration statement (including a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by a registration statement, and all other amendments and supplements to the prospectus, including post-effective amendments.

“Purchase Agreement” shall have the meaning set forth in the recitals of this Agreement.

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“Register,” “registered,” and “registration” shall refer to a registration effected by preparing and (i) filing a registration statement with the Securities and Exchange Commission the SEC in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of effectiveness of such registration statement by the SEC or (ii) filing a prospectus and/or prospectus supplement in respect of an appropriate effective Shelf Registration Statement.

“Registrable Securities” means (i) shares of Common Stock held by the Investor or any Permitted Holder, (ii) shares of Common Stock issuable (directly or indirectly) upon conversion and/or exercise of any capital stock of the Company, including any Preferred Shares, held by the Investor or any Permitted Holder and (iii) any securities issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend, stock split, recapitalization or other distribution with respect to, or in exchange for, or in replacement of, the Common Stock referenced in clauses (i) or (ii) above or this clause (iii); provided that the term “Registrable Securities” shall exclude in all cases any securities (x) that are sold pursuant to an effective registration statement under the Securities Act or publicly resold in compliance with Rule 144, (y) that are immediately Freely Tradable pursuant to Rule 144, or (z) that shall have ceased to be outstanding.  Solely for purposes of determining at any time whether any Registrable Securities are then held, outstanding or transferred, the Preferred Shares and any shares of Series A Preferred issued as PIK Dividends shall be treated, on an as-converted basis (without regard to any limitation on conversion in the Certificate of Designations), as Registrable Securities.

“Registration Expenses” shall mean, with respect to any registration and without limitation, (i) all SEC, stock exchange, FINRA and other registration and filing fees, (ii) all fees and expenses of compliance with securities or blue sky laws (including reasonable fees, charges and disbursements of counsel to any underwriter incurred in connection with blue sky qualifications of Registrable Securities as may be set forth in any underwriting agreement), (iii) all word processing, duplicating and printing expenses, messenger and delivery expenses, (iv) fees and disbursements of counsel for the Company and all independent public accountants, (v) fees paid to other Persons retained by the Company, (vi) the Company’s internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), (vii) the expenses of any annual audit or quarterly review, (viii) the expenses (including premiums) of any liability or other insurance and (ix) the expenses and fees for listing the securities to be registered on each securities exchange on which the same class of securities issued by the Company are then listed; provided that Registration Expenses shall include Selling Expenses.

“registration statement” means any registration statement that is required to register the resale of Registrable Securities under this Agreement, including the related prospectus and any pre- and post-effective amendments and supplements to each such registration statement or prospectus.

“Representatives” means (i) the Investor’s members, (ii) the Investor’s and its members’ respective affiliates, and (iii) the Investor’s, its members’ and such affiliates’ respective employees, officers, directors, advisors and consultants; provided, that no portfolio company of Siris Capital Group, LLC will have any obligation as a Representative pursuant to this

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Agreement unless and until the Investor furnishes Confidential Information to such portfolio company (it being acknowledged that such furnishing, if at all, shall be pursuant to and in accordance with the confidentiality provisions set forth in this Agreement).

“Sale Notice” shall have the meaning set forth in 5.1.

“Scheduled Black-out Period” means the period beginning fifteen (15) calendar days prior to the end of each fiscal quarter and ending upon the completion of the first full trading day after the Company publicly releases its earnings for such fiscal quarter, or as such period is otherwise defined in the Company’s written insider trading policy, applicable generally to officers and directors of the Company.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Securities” means collectively, Registrable Securities and Other Securities.

“Selling Expenses” shall mean all underwriting discounts, selling commissions and stock transfer taxes, if any, applicable to the sale of Registrable Securities and all related fees and expenses of the Investor (other than such fees and expenses included in Registration Expenses).

“Series A Preferred” means the Series A Convertible Participating Perpetual Preferred Stock of the Company, par value $0.0001 per share.

“Series A Preferred Directors” shall have the meaning set forth in the Certificate of Designations.

“Shelf Registration” shall have the meaning set forth in 5.1.

“Shelf Suspension” shall have the meaning set forth in 5.1.

“Shelf Suspension Notice” shall have the meaning set forth in 5.1.

“Standstill Percentage” means, as of any date, the percentage equal to (i) the aggregate number of shares of Common Stock that the Investor or its affiliates beneficially own (calculated assuming the full conversion (in each case without regard to any limitation on conversion in the Certificate of Designations) of the Preferred Shares, the shares of Series A Preferred issued as PIK Dividends (as defined in the Certificate of Designations) or issuable as accrued and unpaid PIK Dividends not previously added to the Liquidation Preference (as defined in the Certificate of Designations), in either case on or before such date) divided by (ii) the total number of shares of Common Stock outstanding determined on a fully diluted, as-if-exercised basis (calculated assuming the exercise and settlement of all compensation awards in respect of capital stock of the Company outstanding as of immediately prior to such date, whether or not exercised, settled, eligible for settlement or vested, and the full conversion (in each case, without regard to any limitation on conversion in the Certificate of Designations) of the Preferred Shares and any shares of Series A Preferred issued as PIK Dividends (as defined in the Certificate of

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Designations) or issuable as accrued and unpaid PIK Dividends not previously added to the Liquidation Preference (as defined in the Certificate of Designations), in either case on or before such date).

“Subsidiary” shall mean any company, partnership, limited liability company, joint venture, joint stock company, trust, unincorporated organization or other entity at least 50% of the voting capital stock of which is owned, directly or indirectly, by the Company.

“Suspension Period” shall have the meaning set forth in 1.4.

“Underwriter Cutback” shall have the meeting set forth in 2.2.

“WKSI” shall mean a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act.

1.                                                                                      Demand Registration.

1.1                               Subject to the terms and conditions of this Agreement, including 1.3, if at any time following May 1, 2018, the Company receives a written request from the Investor that the Company register under the Securities Act Registrable Securities representing at least 10% of the Registrable Securities held by the Investor or the Permitted Holders, then the Company shall file, as promptly as reasonably practicable but no later than the applicable Filing Deadline, a registration statement under the Securities Act covering all Registrable Securities that the Investor requests to be registered.  The registration statement shall be on Form S-3 (except if the Company is not then eligible to register for resale Registrable Securities on Form S-3, in which case such registration shall be on another appropriate form for such purpose) and, if the Company is a WKSI as of the Filing Deadline, shall be an Automatic Shelf Registration Statement.  The Company shall use its commercially reasonable efforts to cause the registration statement to be declared effective or otherwise to become effective under the Securities Act as soon as reasonably practicable but, in any event, no later than the Effectiveness Deadline, and shall use its commercially reasonable efforts to keep the registration statement continuously effective under the Securities Act until the earlier of (1) the date on which the Investor notifies the Company in writing that the Registrable Securities included in such registration statement have been sold or the offering therefor has been terminated or (2) (x) thirty (30) Business Days following the date on which such registration statement was declared effective by the SEC, if the Company is a WKSI and filed an Automatic Shelf Registration Statement in satisfaction of such demand, (y) forty (40) Business Days following the date on which such registration statement was declared effective by the SEC, if the Company is not a WKSI and registered for resale the Registrable Securities on Form S-3 in satisfaction of such demand or (z) fifty (50) Business Days following the date on which such registration statement was declared effective by the SEC, if the Company is neither a WKSI nor then eligible to use Form S-3 and registered for resale the Registrable Securities on Form S-1 or other applicable form in satisfaction of such demand; provided that each period specified in clause (2) of this sentence shall be extended automatically by one (1) Business Day for each Business Day that the use of such registration statement or prospectus is suspended by the Company pursuant to any Suspension Period, pursuant to (d) below or pursuant to Section 5(j).

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1.2          If the Investor intends to distribute the Registrable Securities covered by such Investor’s request by means of an underwriting, (i) the Investor shall so advise the Company as a part of its request made pursuant to 1.1 and (ii) the Investor shall have the right to appoint the book-running, managing and other underwriter(s) after consultation with the Company.

1.3          The Company shall not be required to effect a registration pursuant to this 1:  (i) after the Company has effected three registrations pursuant to this 1, and each of such registrations has been declared or ordered effective and kept effective by the Company as required by 4.1; or (ii) more than twice during any single calendar year; provided, however, that a request for registration will not count for the purposes of this limitation if (x) the Investor determines in good faith to withdraw (prior to the effective date of the registration statement relating to such request) the proposed registration or (y) the registration statement relating to such request is not declared effective within the earlier of Effectiveness Deadline.

1.4          Notwithstanding anything to the contrary in this Agreement, (1) upon notice to the Investor, the Company may delay the Filing Deadline and/or the Effectiveness Deadline with respect to, or suspend the effectiveness or availability of, any registration statement for up to ninety (90) days in the aggregate in any twelve-month period (a “Suspension Period”) if the Company would have to make an Adverse Disclosure in connection with the registration statement; provided that (i) any suspension of a registration statement pursuant to 5.2 or 4.10 shall be treated as a Suspension Period for purposes of calculating the maximum number of days of any Suspension Period under this 1.4 and (ii) no Suspension Period may overlap with any redemption pursuant the Certificate of Designations (including Section 5 thereof) through the date that is thirty (30) Business Days following any such redemption; and (2) upon notice to the Investor, the Company may delay the Filing Deadline and/or the Effectiveness Deadline with respect to any registration statement for a period not to exceed thirty (30) days prior to the Company’s good faith estimate of the launch date of, and ninety (90) days after the closing date of, a Company initiated registered offering of equity securities (including equity securities convertible into or exchangeable for Common Stock); provided that (i) the Company is actively employing in good faith all commercially reasonable efforts to launch such registered offering throughout such period, (ii) the Investor and Permitted Holders are afforded the opportunity to include Registrable Securities in such registered offering in accordance with 2 and (iii) the right to delay or suspend the effectiveness or availability of such registration statement pursuant to this clause (2) shall not be exercised by the Company more than two (2) times in any twelve-month period and not more than ninety (90) days in the aggregate in any twelve-month period, other than solely due to the Financial Restatement (as defined in the Purchase Agreement) for so long as the Company is using its best efforts to issue the Restated Financial Statements (as defined in the Purchase Agreement).  If the Company shall delay any Filing Deadline pursuant to this clause (d) for more than ten (10) Business Days, the Investor may withdraw the demand therefor at any time after such ten (10) Business Days so long as such delay is then continuing by providing written notice to the Company to such effect, and any demand so withdrawn shall not count as a demand for registration for any purpose under this 1, including 1.3.

1.5          Notwithstanding the foregoing, if the managing underwriter(s) of an underwritten offering in connection with any registration pursuant to this 1 advises the Company and the Investor in writing that, in its good faith judgment, the number of Registrable Securities

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requested to be included in such offering exceeds the number of Registrable Securities which can be sold in such offering at a price acceptable to the Investor, then the number of Registrable Securities so requested to be included in such offering shall be reduced to that number of shares which, in the good faith judgment of the managing underwriter, can be sold in such offering at such price.

2.             Piggyback Registration.

2.1          Subject to the terms and conditions of this Agreement, if at any time the Company files a registration statement under the Securities Act with respect to an offering of Common Stock or other equity securities of the Company (such Common Stock and other equity securities collectively, “Other Securities”), whether or not for sale for its own account (other than a registration statement (i) on Form S-4, Form S-8 or any successor forms, (ii) filed solely in connection with any employee benefit or dividend reinvestment plan or (iii) pursuant to a demand registration in accordance with 1), then the Company shall use commercially reasonable efforts to give written notice of such filing to the Investor at least ten (10) Business Days before the anticipated filing date (the “Piggyback Notice”).  The Piggyback Notice and the contents thereof shall be kept confidential by the Investor and its affiliates and representatives, and the Investor shall be responsible for breaches of confidentiality by its affiliates and representatives.  The Piggyback Notice shall offer the Investor and the Permitted Holders the opportunity to include in such registration statement, subject to the terms and conditions of this Agreement, the number of Registrable Securities as the Investor may reasonably request (a “Piggyback Registration”).  Subject to the terms and conditions of this Agreement, the Company shall use its commercially reasonable efforts to include in each such Piggyback Registration all Registrable Securities with respect to which the Company has received from the Investor written requests for inclusion therein within ten (10) Business Days following receipt of any Piggyback Notice by the Investor, which request shall specify the maximum number of Registrable Securities intended to be disposed of by the Investor and any Permitted Holder and the intended method of distribution.  For the avoidance of doubt and notwithstanding anything in this Agreement to the contrary, the Company may not commence or permit the commencement of any sale of Other Securities in a public offering to which this 2 applies unless the Investor shall have received the Piggyback Notice in respect to such public offering not less than ten (10) Business Days prior to the commencement of such sale of Other Securities.  The Investor and any Permitted Holder shall be permitted to withdraw all or part of the Registrable Securities from a Piggyback Registration at any time at least two (2) Business Days prior to the effective date of the registration statement relating to such Piggyback Registration.  No Piggyback Registration shall count towards the number of demand registrations that the Investor is entitled to make in any period or in total pursuant to 1.

2.2          If any Other Securities are to be sold in an underwritten offering, (1) the Company or other Persons designated by the Company shall have the right to appoint the book-running, managing and other underwriter(s) for such offering in their discretion and (2) the Investor and any Permitted Holder shall be permitted to include all Registrable Securities requested by the Investor to be included in such registration in such underwritten offering on the same terms and conditions as such Other Securities proposed by the Company or any third party to be included in such offering; provided, however, that if such offering involves an underwritten offering and the managing underwriter(s) of such underwritten offering advise the Company in

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writing that it is their good faith opinion that the total amount of Registrable Securities requested to be so included, together with all Other Securities that the Company and any other Persons having rights to participate in such registration intend to include in such offering (an “Underwriter Cutback”), exceeds the total number or dollar amount of such securities that can be sold without having an adverse effect on the price, timing or distribution of the Registrable Securities to be so included together with all Other Securities, then there shall be included in such firm commitment underwritten offering the number or dollar amount of Registrable Securities and such Other Securities that in the good faith opinion of such managing underwriter(s) can be sold without so adversely affecting such offering, and such number of Registrable Securities and Other Securities shall be allocated for inclusion as follows:  (x) to the extent such public offering is the result of a registration initiated by the Company, (i) first, all Other Securities being sold by the Company; (ii) second, all Registrable Securities requested to be included in such registration by the Investor and (iii) third all Other Securities of any holders thereof (other than the Company and the Investor) requesting inclusion in such registration, or (y) to the extent such public offering is the result of a registration initiated by any Persons (other than the Company or the Investor) exercising a contractual right to demand registration, (i) first, pro rata among all Other Securities owned by such Persons exercising the contractual right and all Registrable Securities requested by the Investor to be included in such registration , (ii) second, all Other Securities of any holders thereof (other than the Investor, the Company and the Persons exercising the contractual right) requesting inclusion in such registration, pro rata, based on the aggregate number of Other Securities beneficially owned by each such holder; and (iii) third, all Other Securities being sold by the Company.

3.             Expenses of Registration.

3.1          Except as specifically provided for in this Agreement, all Registration Expenses incurred in connection with any registration, qualification or compliance hereunder shall be borne by the Company. All Selling Expenses incurred in connection with any registration hereunder, shall be borne by the Investor in proportion to the number of Registrable Securities for which registration was requested. The Company shall not, however, be required to reimburse the Investor or Permitted Holders, as applicable, for any Registration Expenses incurred by it or them for any registration proceeding begun pursuant to Section 2, the request of which has been subsequently withdrawn by the Investor unless (a) the withdrawal is based upon materially adverse circumstances or conditions or material adverse information concerning the Company or its Subsidiaries that (i) the Company had not publicly disclosed in a report filed with or furnished to the SEC under the Exchange Act at least three (3) Business Days prior to the request or (ii) the Company had not disclosed to any Series A Director in person or by telephone at the last meeting of the Board or any committee of the Board, in each case, at which a Series A Director is present or at any time since the date of such meeting of the Board, (b) the withdrawal is made in accordance with the last sentence of Section 2(d), or (c) the Investor agrees to forfeit its right to one requested registration pursuant to Section 2.

3.2          In connection with each registration pursuant to 1, in addition to the Registration Expenses payable pursuant to 3.1, the Company will reimburse the Investor for the reasonable fees and disbursements of one United States counsel, who will be chosen by the Investor in its sole discretion (“Investor’s Counsel”).

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4.             Obligations of the Company.  Whenever required to effect the registration of any Registrable Securities pursuant to 1 or 2 of this Agreement, the Company shall, as promptly as reasonably practicable:

4.1          With respect to a Demand Registration, prepare and as soon as practicable file with the SEC a registration statement (including all required exhibits to such registration statement) with respect to such Registrable Securities and use reasonable best efforts to cause such registration statement to become effective, or prepare and file with the SEC a prospectus supplement with respect to such Registrable Securities pursuant to an effective registration statement and keep such registration statement effective or such prospectus supplement current, in the case of a registration pursuant to 1, in accordance with 1.

4.2          Prepare and file with the SEC such amendments and supplements to the applicable registration statement and the prospectus or prospectus supplement used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the period required Section 2 (including any extension provided for therein).

4.3          To the extent reasonably practicable, not less than five (5) Business Days prior to the filing of a registration statement or any related prospectus or any amendment or supplement thereto, the Company shall furnish to the Investor and Investor’s Counsel copies of all such documents proposed to be filed and give reasonable consideration to the inclusion in such documents of any comments reasonably and timely made by the Investor or its legal counsel; provided that the Company shall include in such documents any such comments that are necessary to correct any material misstatement or omission regarding the Investor.

4.4          Furnish to the Investor and Investor’s Counsel such number of copies of the applicable registration statement and each such amendment and supplement thereto (including upon request in each case all exhibits but not documents incorporated by reference) and of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as the Investor may reasonably request in order to facilitate the disposition of Registrable Securities by the Investor and Permitted Holders.  The Company hereby consents to the use of such prospectus and each amendment or supplement thereto by the Investor and any participating Permitted Holder in accordance with applicable Law in connection with the offering and sale of the Registrable Securities covered by such prospectus and any amendment or supplement thereto.

4.5          Prior to any offering of Common Stock pursuant to the registration statement, the Company shall use commercially reasonable efforts to (i) arrange for the qualification of the Common Stock for offer and sale under the securities or “blue sky” laws of such states of the United States as the Investor shall reasonably request and shall maintain such qualification in effect so long as required to enable the Investor to consummate the disposition in such jurisdictions of the Common Stock, and (ii) reasonably cooperate with the Investor in connection with any filings required to be made with FINRA; provided, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not then so qualified or to take any action that would subject it to taxation or service of process in suits,

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other than those arising out of any offering pursuant to the registration statement, in any jurisdiction where it is not then so subject.

4.6          Enter customary agreements and take such other actions as are reasonably required in order to facilitate the disposition of such Registrable Securities, including, if the method of distribution of Registrable Securities is by means of an underwritten offering, using commercially reasonable efforts to, (i) participate in and make documents available for the reasonable and customary due diligence review of underwriters during normal business hours, on reasonable advance notice and without undue burden or hardship on the Company; provided that (A) any party receiving confidential materials shall execute a confidentiality agreement on customary terms if reasonably requested by the Company and (B) the Company may in its reasonable discretion restrict access to competitively sensitive or legally privileged documents or information, (ii) cause the chief executive officer and chief financial officer to be available at reasonable dates and times to participate in “road show” presentations and/or investor conference calls to market the Registrable Securities during normal business hours, on reasonable advance notice and without undue burden or hardship on the Company or the conduct of the Business of the Company; provided that the aggregate number of days of “road show” presentations in connection with an underwritten offering of Registrable Securities for each registration pursuant to a demand made under 1 shall not exceed five (5) Business Days and (iii) negotiate and execute an underwriting agreement in customary form with the managing underwriter(s) of such offering and such other documents reasonably required under the terms of such underwriting arrangements, including using commercially reasonable efforts to procure a customary legal opinion and auditor “comfort” letters.  The Investor shall also enter into and perform its obligations under any such underwriting agreement.

4.7          Give notice to the Investor as promptly as reasonably practicable:

(a)           when any registration statement filed pursuant to 1 or in which Registrable Securities are included pursuant to 2 or any amendment to such registration statement has been filed with the SEC and when such registration statement or any post-effective amendment to such registration statement has become effective;

(b)           of any request by the SEC for amendments or supplements to any registration statement (or any information incorporated by reference in, or exhibits to, such registration statement) filed pursuant to 1 or in which Registrable Securities are included pursuant to 2 or the prospectus (including information incorporated by reference in such prospectus) included in such registration statement or for additional information;

(c)           of the issuance by the SEC of any stop order suspending the effectiveness of any registration statement filed pursuant to 1 or in which Registrable Securities are included pursuant to 2 or the initiation of any proceedings for that purpose;

(d)           of the receipt by the Company or its legal counsel of any notification with respect to the suspension of the qualification of the Common Stock for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

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(e)           of the occurrence of any event that requires the Company to make changes to any effective registration statement or the prospectus so that, as of such date, they (A) do not contain any untrue statement of a material fact and (B) do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the prospectus, in the light of the circumstances under which they were made) not misleading).

4.8          Use its commercially reasonable efforts to prevent the issuance or obtain the withdrawal of any order suspending the effectiveness of any registration statement referred to in 4.7(c) at the earliest practicable time.

4.9          Upon request, furnish to the Investor, without charge, at least one copy of the registration statement and any post-effective amendment thereto, and, if the Investor so requests in writing, all exhibits thereto

4.10        Upon the occurrence of any event contemplated by subsections (g)(iii) through (v) above, the Company shall promptly prepare and file a post-effective amendment to the registration statement or an amendment or supplement to the related prospectus or file any other required document to remedy the basis for any suspension of the registration statement and so that, as thereafter delivered to any sales or placement agents or underwriters acting on the Investor’s behalf, the prospectus will not include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.  If the Company notifies the Investor in accordance with subsections (g)(iii) through (v) above to suspend the use of the prospectus until the requisite changes to the prospectus have been made, then the Investor shall suspend the use of such prospectus and use its commercially reasonable efforts to return to the Company all copies of such prospectus (at the Company’s expense) other than permanent file copies then in the Investor’s or its Representatives’ possession; provided that such suspension shall be treated as a Suspension Period for purposes of calculating the maximum number of days of any Suspension Period under 1.4.

4.11        Use all commercially reasonable efforts to furnish or make available (and cause the Company’s officers, directors, employees and independent public accountants to furnish or make available) upon reasonable notice and during normal business hours, for inspection by the Investor, Investor’s Counsel, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter (collectively the “Inspectors”), all pertinent financial and other records, pertinent documents and properties of the Company and its Subsidiaries, as shall be reasonably necessary to enable them to exercise their due diligence responsibility pursuant to the Securities Act, the Exchange Act and the rules and regulations thereunder, and cause the Company’s officers, directors and employees to supply all information  reasonably requested by any such Inspector in connection with such registration statement.  Records that the Company determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors (and the Inspectors shall confirm their agreement in writing in advance to the Company if the Company shall so request) unless (A) the disclosure of such Records is necessary, in the Inspector’s judgment, to avoid or correct a misstatement or omission in the registration statement, (B) the release of such records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction after compliance with the last

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sentence of this clause (k) or (C) the information in such records was known to the Inspectors on a nonconfidential basis prior to its disclosure by the Company or has been made generally available to the public.  The Investor agrees that it shall, upon learning that disclosure of such records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at the Company’s expense, to undertake appropriate action to prevent disclosure of the records deemed confidential.

4.12        Keep Investor and Investor’s Counsel advised in writing as to the initiation and, as appropriate, of the progress of any registration under 1 or 2 and provide Investor’s Counsel with all correspondence with the SEC in connection with any such registration statement.

4.13        No later than the effective date of any registration statement, use commercially reasonable efforts to procure the cooperation of the Company’s transfer agent for settling any offering or sale of Registrable Securities, including with respect to the transfer of physical stock certificates into book-entry form in accordance with any procedures reasonably requested by the Investor or the managing underwriter(s).  In connection therewith, if reasonably required by the Company’s transfer agent, the Company shall promptly after the effectiveness of the registration statement cause an opinion of counsel as to the effectiveness of the registration statement to be delivered to and maintained with its transfer agent, together with any other authorizations, certificates and directions required by the transfer agent which authorize and direct the transfer agent to issue such Registrable Securities without legend upon sale by the holder of such shares of Registrable Securities under the registration statement.

4.14        Use its reasonable best efforts to take or cause to be taken all other actions, and do and cause to be done all other things, necessary or reasonably advisable in the opinion of the Investor to effect the registration of the Registrable Securities contemplated hereby.

5.             Suspension of Sales.

5.1          Prior to the sale or distribution of any Registrable Securities pursuant to a registration statement that is for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act (or any similar rule that may be adopted by the SEC), the Investor shall give at least two (2) Business Days prior written notice thereof to the Company (a “Sale Notice”) and the Investor (and any participating Permitted Holders) shall not sell or distribute any Registrable Securities unless the Investor has timely provided such Sale Notice and, subject to the Shelf Suspension period described below, until the expiration of such 2-Business Day period.  If in response to a Sale Notice, the Company shall provide to the Investor a certificate signed by the Chief Executive Officer of the Company stating that the Company would have to make an Adverse Disclosure (as determined pursuant to the definition thereof) (the “Shelf Restriction”), then the Company may, by written notice thereof to the Investor (a “Shelf Suspension Notice”), suspend use of the registration statement by the Investor (and any participating Permitted Holders) until the expiration of the Shelf Restriction (a “Shelf Suspension”); provided that the period of any such Shelf Suspension may not exceed the Suspension Period set forth in 1.4.  In the case of a Shelf Suspension, the Investor (and any participating Permitted Holder) agrees to suspend use of the applicable prospectus and any issuer

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free writing prospectuses in connection with any sale or purchase of, or offer to sell or purchase, Registrable Securities, upon receipt of the Shelf Suspension Notice referred to above.  The Company shall immediately notify the Investor upon the termination of any Shelf Suspension, and either confirm that the registration statement can be used or supplement or make amendments to the registration statement to the extent required by the registration form used by the Company for the Shelf Registration or by the Securities Act or the rules or regulations promulgated thereunder and promptly notify the Investor thereof.  The Company agrees to not deliver a Shelf Suspension Notice to the Investor or otherwise inform the Investor of a Shelf Restriction unless and until the Investor delivers a Sale Notice to the Company.

5.2          Upon receipt of written notice from the Company pursuant to 4.7(e), the Investor (and any participating Permitted Holder) shall immediately discontinue disposition of Registrable Securities until the Investor (i) has received copies of a supplemented or amended prospectus or prospectus supplement pursuant to 4.10 or (ii) is advised in writing by the Company that the use of the prospectus and, if applicable, prospectus supplement may be resumed, and, if so directed by the Company, the Investor shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in the Investor’s possession, of the prospectus and, if applicable, prospectus supplement covering such Registrable Securities current at the time of receipt of such notice.

6.             Books and Records; Access.  For so long as the Investor’s Ownership Percentage is 5% or more, the Company shall permit the Investor and its designated representatives, at reasonable times and upon reasonable prior notice to the Company, to examine the records and books of account of the Company and its Subsidiaries and to discuss the affairs, finances and condition of the Company or any of its Subsidiaries with the officers of the Company or any such Subsidiary and the Company’s independent accountants.  In addition, for so long as the Investor’s Ownership Percentage is 5% or more, upon written request of the Investor, the Company shall provide to the Investor duplicate copies of such financial and other information concerning the Company and its Subsidiaries as may from time to time be reasonably requested by such Investor.

7.             Restrictions on Transfer.

7.1          Subject to 7.2, the Investor shall not, directly or indirectly, sell, transfer or otherwise dispose of any Preferred Shares or shares of Series A Preferred Stock issued as PIK Dividends without the Company’s prior written consent (such consent to be provided or withheld by a majority of directors voting who are independent directors and disinterested in the matter).

7.2          Notwithstanding the foregoing 7.1, the following transfers (“Permitted Transfers”) shall be permitted (without prior consent):

(a)           to a Permitted Holder who agrees to be bound by the terms of this Agreement;

(b)           in a Reorganization Event (as defined in the Certificate of Designations);

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(c)           in connection with a redemption pursuant to the terms of the Certificate of Designations (including pursuant to Section 5 thereof);

(d)           in connection with a conversion to Common Stock pursuant to the terms of the Certificate of Designations; or

(e)           in any Pro Rata Transaction.

7.3          For purpose of this Agreement, a “Pro Rata Transaction” shall mean any transaction (excluding any Reorganization Event (as defined in the Certificate of Designations)) in which all stockholders of the Company (x) are offered terms substantially similar to those given to the Investor (as described in clause (y) below), or otherwise are offered the opportunity to, or will, participate in such transaction on a pro rata basis, and (y) are entitled to receive consideration of equal market value (on a per share or as-converted basis), with no value paid to any holder of Preferred Shares in respect of any liquidation preference, option value, dividend (except for any accrued but unpaid dividends in accordance with the Certificate of Designations through the date of such transaction).  The Company shall cooperate with, and not frustrate, any transfers by the Investor or Permitted Holders that are not prohibited by this Agreement.

8.             Standstill Restrictions; Voting; Dividends.

8.1          Standstill.  For as long as the holders of the Series A Preferred have the right to nominate a Series A Preferred Director to the Board pursuant to Section 8(b) of the Certificate of Designations, without the prior approval by a majority of directors voting who are not Series A Preferred Directors, neither the Investor nor its affiliates shall directly or indirectly purchase or acquire any debt or equity securities of the Company, any Equity-Linked Securities, or any other right to acquire such securities, in each case that would result in the Investor’s Standstill Percentage being in excess of 30%; provided, however, the foregoing restrictions shall not prohibit the  purchase of the Preferred Shares pursuant to the Purchase Agreement or the receipt  of shares of Series A Preferred issued as PIK Dividends pursuant to the Certificate of Designations, shares of Common Stock received upon conversion of Preferred Shares or shares of Series A Preferred issued as PIK Dividends or receipt of any shares of Series A Preferred, Common Stock or other securities of the Company otherwise paid as dividends or as an increase of the Liquidation Preference (as defined in the Certificate of Designations) or distributions thereon.

8.2          Sales or Other Process.  Notwithstanding Section 9(a), if the Board decides to engage in a process that could reasonably be expected to give rise to a merger, tender offer, substantial share investment, change of control transaction or other extraordinary transaction related to the Company, the Company shall invite the Investor to participate in such process on the terms and conditions generally made available to the other participants in such process; provided, however, that in the event the Investor participates in such process, each Series A Preferred Director shall recuse himself or herself from voting on, or otherwise receiving any confidential information in his or her capacity as a Series A Preferred Director regarding, matters in connection with such process; provided, further, that, following the termination of the Investor’s participation in any process, such director’s right to vote on, and receive confidential information about, the process shall be reinstated.

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8.3          Voting.  For as long as the holders of Series A Preferred have the right to nominate a Series A Preferred Director to the Board pursuant to Section 8(b) of the Certificate of Designations, in the event that the Board determines to effect a reorganization, merger, consolidation or similar transaction involving the Company and requiring stockholder approval, the Investor will cause all of its shares of Company Capital Stock that are entitled to vote to be voted in favor of any such transaction, if and only if (a) the Investor will receive an amount in cash equal to the sum of (i) $185,000,000, (ii) in respect of each share of Series A Preferred, the dollar value of the Accrued Dividends (as defined in the Certificate of Designations), (iii) the dollar value of all outstanding shares of Series A Preferred, if any, issued as PIK Dividends multiplied by $1,000, (iv) in respect of each share of Series A Preferred, the dollar value of any amount of the Net Preferred Dividend (as defined in the Certificate of Designations) added to the Liquidation Preference (as defined in the Certificate of Designations) and (v) if applicable, in respect of each share of Series A Preferred, the aggregate amount of all PIK Dividends that would have been paid in respect of a Preferred Share or share of Series A Preferred issued as PIK Dividends in each remaining Dividend Period (as defined in the Certificate of Designations) from the date of the Board’s determination through the thirty-month (30) anniversary of the Original Issue Date multiplied by $1,000, (b) any shares of Common Stock or shares of Series A Preferred then owned by the Investor are not treated in any manner adverse to any other shares of the Company (including, with respect to the shares of Series A Preferred, on an as-converted basis (without regard to any limitation on conversion in the Certificate of Designations) and (c) the terms of such transaction are, taken as a whole, more favorable to the Company’s stockholders (as determined by the Board) than the terms of any alternative transaction proposed by the Investor or its affiliates.

8.4          The parties acknowledge that the Investor has provided the Company with a schedule accurately presenting the calculation of the Preferred Dividends (as defined in the Certificate of Designations) pursuant to the Certificate of Designations in certain circumstances.

9.             Preemptive Rights.

9.1          The Investor will have the preemptive rights set forth in this 9 with respect to any issuance of any Common Stock or Equity-Linked Securities that are issued after the date hereof (any such issuance, other than those described in clauses (i) through (iii) below, a “Preemptive Rights Issuance”), except for (i) issuances solely to officers, employees, directors and consultants pursuant to and in accordance with equity incentive plans of the Company that were publicly filed with the SEC prior to the date hereof (provided that any such issuances are made in accordance with the terms, conditions and limitations of such plans as they existed as of the date of hereof and without effect to any amendments or other modifications thereof after the date hereof unless approved in writing by the Investor) or pursuant to equity incentive plans of the Company that are approved by the Board and publicly filed with the SEC after the date hereof, (ii) issuances of shares of Common Stock as consideration in any merger or acquisition approved pursuant to 8.3, or (iii) issuances of shares of Common Stock upon conversion of any of the Company’s 0.75% Convertible Senior Notes, due 2019 (provided that any such issuances are made in accordance with the terms, conditions and limitations of the indenture governing such  notes as it existed as of the date hereof).  The preemptive rights in this 9 shall terminate at such time as the holders of Series A Preferred no longer have the right to nominate a Series A Preferred Director to the Board pursuant to Section 8(b) of the Certificate of Designations.

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9.2          If the Company at any time, or from time to time, effects a Preemptive Rights Issuance, the Company shall give prompt written notice to the Investor (but in no event later than ten (10) days prior to such issuance), which notice shall set forth the number and type of the securities to be issued, the issuance date, the offerees or transferees, the price per security, and all of the other terms and conditions of such issuance, which shall be deemed updated by delivery of the final documentation for such issuance to the Investor.  The Investor may, by written notice to the Company (a “Preemptive Rights Notice”) delivered at any time thereafter but no later than twenty (20) days after the consummation of such Preemptive Rights Issuance, elect to purchase (or designate an affiliate to purchase) a number of securities specified in such Preemptive Rights Notice (which number may be any number up to but not exceeding the Preemptive Rights Cap Amount applicable to such Preemptive Rights Issuance), on the same terms and conditions as such Preemptive Rights Issuance (it being understood and agreed that (i) the price per security that the Investors shall pay shall be the same as the price per security set forth in the Preemptive Rights Notice, and (ii) the Investors shall not be required to comply with any terms, conditions, obligations or restrictions (including, without limitation, any non-compete, standstill or other limitations but excluding any remaining period of a transfer or lock-up restriction applicable at such time to other purchasers in such Preemptive Rights Issuance) not necessary for the effectuation of the sale or issuance of such securities).  If the Investor exercises its preemptive rights hereunder with respect to such Preemptive Rights Issuance, the Company shall (or shall cause such subsidiary to) issue to the Investor (or its designated affiliate) the number of securities specified in such Preemptive Rights Notice promptly thereafter (and provided that, if the Investor shall have so notified the Company at least 3 Business Days prior to the issuance date set forth in the Company’s notice, at the Investor’s election such purchase and sale shall occur on the same date as, and immediately following, the Preemptive Right Issuance).  For the avoidance of doubt, in the event that the issuance of Common Stock or Equity-Linked Securities in a Preemptive Rights Issuance involves the purchase of a package of securities that includes Common Stock or Equity-Linked Securities and other securities in the same Preemptive Rights Issuance, the Investor shall have the right to acquire its pro rata portion of such other securities, together with its pro rata portion of such Common Stock or Equity-Linked Securities, in the same manner described above (as to amount, price and other terms), or solely acquire the Common Stock or Equity-Linked Securities.

9.3          The election by the Investor not to exercise its preemptive rights hereunder in any one instance shall not affect its right as to any future Preemptive Rights Issuances.

9.4          Notwithstanding anything to the contrary in this Agreement, in the event that the Investor exercises its preemptive rights pursuant to this Section 10 and the purchase or issuance of such securities would require the Company to obtain approval of its stockholders pursuant to NASDAQ listing rule 5635 (or any similar successor rule of NASDAQ or other United States national securities exchange that the Common Stock is listed upon, if any), the Company and the Investor will use their respective commercially reasonable efforts to negotiate in good faith the terms of any such transaction, including without limitation the terms of any securities of the Company issued pursuant to such transaction to the Investor, such that the issuance to the Investor would not require such stockholder approval while providing the Investor with substantially similar benefits and rights of such securities issued in the Preemptive

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Rights Issuance (including with respect to maintaining the Preferred Percentage (as defined in the Certificate of Designations)).

10.          Governance.

10.1        Effective as of the Closing, the Board shall consist of ten (10) members, as set forth on Exhibit A hereto.

10.2        From and after the Closing, so long as the holders of Series A Preferred have the right to nominate a Series A Preferred Director to the Board pursuant to Section 8(b) of the Certificate of Designations, the Board shall consist of ten (10) members, composed of (i) two (2) Series A Preferred Directors; (ii) four (4) directors who meet the independence criteria set forth in the listing standards of the NASDAQ Global Select Market to the extent applicable to the Company (or other United States national securities exchange that the Common Stock is listed upon, if any) (the “Independence Criteria”), and selected pursuant to 10.4 (each such director, an “Independent Director”); and (iii) four (4) other directors, two of whom shall satisfy the Independence Criteria (and, as of the Closing, one (1) of whom shall be the individual then serving as chief executive officer of the Company (as selected pursuant to Section 8.14 of the Purchase Agreement), one (1) of whom shall be the current chairman of the Board and the remaining two (2) shall be two of the directors on the Board as of the date hereof who satisfy the Independence Criteria); provided that the number of Series A Preferred Directors and Independent Directors may be adjusted pursuant to 10.5.

10.3        The Company shall, at any annual or special meeting of stockholders of the Company at which directors are to be elected, so long as the holders of Series A Preferred have the right to nominate a Series A Preferred Director to the Board pursuant to Section 8(b) of the Certificate of Designations, include the Series A Preferred Directors (or such other persons as may be selected in writing by the Investor) and the Independent Directors in the Company’s slate of nominees as for each relevant annual meeting of the Company’s stockholders (subject to each designee’s satisfaction of all applicable requirements regarding service as a director of the Company under applicable Law, regulation or stock exchange rules regarding service as a director; provided, however, that in no event shall any such designee’s relationship with the Investor (or any other actual or potential lack of independence resulting therefrom) be considered to disqualify such designee from being a member of the Board pursuant to this Section 11(c)) and shall recommend that the holders of the Series A Preferred Stock and/or Common Stock, as applicable, vote in favor of such Series A Preferred Directors and such Independent Directors and shall support such Series A Preferred Directors and Independent Directors in a manner generally no less rigorous and favorable than the manner in which the Company supports its other nominees.

10.4        Prior to the Closing, the individuals who shall serve in the capacity of Independent Directors as of the Closing shall be mutually selected by the Nominating and Corporate Governance Committee and the Investor.  Such individuals shall be (i) selected in good faith (taking into account the requisite skills and experience required for effective service on the board of directors of a company such as the Company and the compensation required to attract and retain a director with such requisite skills) and (ii) meet the Independence Criteria, and the Company and the Investor shall mutually agree upon the class of directors (as provided

20

in Article VI of the Certificate of Incorporation of the Company) in which each such selected Independent Director shall serve as of the Closing.  The members of the Nominating and Corporate Governance Committee as of the Closing shall be as set forth on Exhibit A hereto.  Following the Closing, so long as the holders of Series A Preferred have the right to nominate a Series A Preferred Director to the Board pursuant to Section 8(b) of the Certificate of Designations, the Investor shall have the right to designate two members of the Nominating and Corporate Governance Committee from among the Independent Directors and the Series A Preferred Directors, provided that each such designee shall meet any applicable requirements for service on such committee under the listing standards of the principal stock exchange on which the Common Stock is then listed, if any.

10.5        (i) If at any time after the Closing, the Investor no longer meets the Ownership Threshold (as defined in the Certificate of Designations) but maintains the right to nominate one Series A Preferred Director pursuant to Section (8)(b) of the Certificate of Designations, the Investor shall cause one of the Series A Preferred Designees then sitting on the Board to offer to resign from the Board with immediate effect, and (ii) the vacancy caused by such resignation, if accepted by the Board, shall be filled by an Independent Director, in accordance with 10.4.

10.6        If a Series A Preferred Director resigns, dies, is not elected or is disqualified or removed from the Board, the Investor may nominate a replacement Series A Preferred Director, and such replacement Series A Preferred Director shall promptly be appointed to the Board, as provided in the bylaws of the Company.

10.7        The Series A Preferred Directors and the Independent Directors shall be entitled to reimbursement from the Company for all out-of-pocket expenses for travel and other arrangements reasonably incurred and paid by such directors in connection with their participation in meetings of the Board or committees thereof, subject to the provisions of the Company’s then current non-employee director compensation program.

10.8        From and after the Closing, the Company shall use reasonable best efforts to maintain in effect directors’ and officers’ insurance with terms, conditions, retentions and limits of liability that are in the aggregate at least as favorable as those contained in such directors’ and officers’ insurance policies in effect as of the date hereof.  Promptly following election to the Board, the Company shall enter into the Company’s standard indemnification agreement with each Series A Preferred Director providing for indemnification to the fullest extent permitted by applicable Law.

11.          Indemnification.

11.1        Notwithstanding any termination of this Agreement, the Company shall indemnify and hold harmless the Investor and any participating Permitted Holder, and their respective officers, directors, employees, agents, partners, members, stockholders, representatives and affiliates, and each person or entity, if any, that controls the Investor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and the officers, directors, employees, agents and employees of each such controlling Person (each, an “Investor Indemnitee”), against any and all losses, claims, damages, actions, liabilities, costs and

21

expenses (including reasonable fees, expenses and disbursements of attorneys and other professionals), joint or several, arising out of or based upon any untrue or alleged untrue statement of material fact contained or incorporated by reference in any registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto or contained in any “issuer free writing prospectus” (as such term is defined in Rule 433 under the Securities Act) prepared by the Company or authorized by it in writing for use by the Investor or any amendment or supplement thereto; or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that the Company shall not be liable to such Investor Indemnitee to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon (i) any untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Investor Indemnitee claiming indemnification specifically for inclusion therein, (ii) offers or sales effected by or on behalf such Investor Indemnitee “by means of” (as defined in Securities Act Rule 159A) a “free writing prospectus” (as defined in Securities Act Rule 405) that was not authorized in writing by the Company, or (iii) the failure to deliver or make available to a purchaser of Registrable Securities a copy of any preliminary prospectus, pricing information or final prospectus contained in the applicable registration statement or any amendments or supplements thereto (to the extent the same is required by applicable Law to be delivered or made available to such purchaser at the time of sale of contract); provided that the Company shall have delivered to the Investor such preliminary prospectus or final prospectus contained in the applicable registration statement and any amendments or supplements thereto pursuant to 4.4 no later than the time of contract of sale in accordance with Rule 159 under the Securities Act.

11.2        The Investor shall indemnify and hold harmless the Company and its officers, directors, employees, agents, representatives and affiliates against any and all losses, claims, damages, actions, liabilities, costs and expenses (including reasonable fees, expenses and disbursements of attorneys and other professionals) arising out of or based upon any untrue or alleged untrue statement of material fact contained in any registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto or contained in any “issuer free writing prospectus” (as such term is defined in Rule 433 under the Securities Act), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, but only to the extent, that such untrue statements or omissions are based solely upon written information relating to the Investor furnished to the Company by or on behalf of the Investor specifically for inclusion in the documents referred to in the foregoing indemnity.  In no event shall the liability of the Investor hereunder be greater in amount than the dollar amount of the net proceeds received by the Investor and any participating Permitted Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

11.3        If any proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall assume the defense in such proceeding, including the employment of

22

counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with such defense; provided that any such notice or other communication pursuant to this 11 between the Company and an Indemnifying Party or an Indemnified Party, as the case may be, shall be delivered to or by, as the case may be, the Investor; provided, further, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this 11, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.  An Indemnified Party shall have the right to employ separate counsel in any such proceeding and to participate in the defense of such proceeding, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless:  (1) the Indemnifying Party has agreed in writing to pay such fees and expenses; (2) the Indemnifying Party shall have failed promptly to assume the defense of such proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such proceeding; or (3) the named parties to any such proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that representation of both such Indemnified Party and the Indemnifying Party by the same counsel would be inappropriate because of an actual conflict of interest between the Indemnifying Party and such Indemnified Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Indemnifying Party); provided that the Indemnifying Party shall not be liable for the fees and expenses of more than one separate firm of attorneys at any time for all Indemnified Parties.  The Indemnifying Party shall not be liable for any settlement of any such proceeding effected without its written consent, which consent shall not be unreasonably withheld, conditioned or delayed.  No Indemnifying Party shall, without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld, conditioned or delayed), effect any settlement of any pending proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such proceeding.  All fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, promptly upon receipt of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder, provided that the Indemnifying Party may require such Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification under this 11).

11.4        If the indemnification provided for in 11.1 or 11.2 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any losses, claims, damages, actions, liabilities, costs or expenses referred to in 11.1 or 11.2, as the case may be, or is insufficient to hold the Indemnified Party harmless as contemplated therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages, actions, liabilities, costs or expenses in such proportion as is appropriate to reflect the relative

23

fault of the Indemnified Party, on the one hand, and the Indemnifying Party, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, actions, liabilities, costs or expenses as well as any other relevant equitable considerations.  The relative fault of the Indemnifying Party, on the one hand, and of the Indemnified Party, on the other hand, shall be determined by reference to, among other factors, whether the untrue or alleged untrue statement of a material fact or omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company and the Investor agree that it would not be just and equitable if contribution pursuant to this 11.4 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in this 11.4.  Notwithstanding the foregoing, in no event shall the liability of the Investor hereunder be greater in amount than the dollar amount of the net proceeds received by the Investor and any participating Permitted Holder upon the sale of the Registrable Securities giving rise to such contribution obligation.  No Indemnified Party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from an Indemnifying Party not guilty of such fraudulent misrepresentation.

12.          Agreement to Furnish Information.  If reasonably requested by the Company or the book-running managing underwriters of Common Stock (or other securities of the Company convertible into Common Stock), the Investor and any participating Permitted Holder shall provide such information regarding the Investor and any participating Permitted Holder, and their respective Registrable Securities, as may be reasonably required by the Company or such representative of the book-running managing underwriters in connection with the filing of a registration statement and the completion of any public offering of the Registrable Securities pursuant to this Agreement.

13.          Rule 144 Reporting.  With a view to making available to the Investor the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities that are Common Stock to the public without registration, the Company agrees to use its commercially reasonable efforts to:  (i) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of this Agreement; (ii) file with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act; and (iii) so long as the Investor and any Permitted Holder owns any Registrable Securities, furnish to the Investor forthwith upon request:  a written statement by the Company as to its compliance with the reporting requirements of Rule 144 under the Securities Act, and of the Exchange Act; a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as the Investor may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such Common Stock without registration.

14.          Section 16b-3.  So long as the holders of Series A Preferred have the right to nominate a Series A Preferred Director to the Board pursuant to Section 8(b) of the Certificate of Designations, the Board shall take such action as is reasonably necessary to cause the exemption of any acquisition or disposition (or deemed acquisition or disposition) of Preferred Shares, shares of Series A Preferred Stock issued as PIK Dividends, shares of Common Stock or any

24

other Registrable Securities by the Investor from the liability provisions of Section 16(b) of the Exchange Act pursuant to Rule 16b-3 so long as such exemption is not prohibited by applicable Law; for the avoidance of doubt, the Company shall pass one or more exemptive resolutions by the Board each time there is any purported acquisition or disposition of Preferred Shares, shares of Series A Preferred Stock issued as PIK Dividends, shares of Common Stock or any other capital stock of the Company by the Investor with requisite specificity to exempt such purported acquisition or disposition from the liability provisions of Section 16(b) of the Exchange Act pursuant to Rule 16b-3.

15.          Confidentiality.

15.1        The parties acknowledge and agree that each Series A Preferred Director may share Confidential Information with the Investor and its affiliates, to the extent reasonably necessary to monitor, evaluate or otherwise make decisions in connection with its investment in the Preferred Shares or the Company.  The Investor will keep confidential and will not disclose, divulge, or use for any purpose (other than to monitor its investment in the Company) any Confidential Information obtained from the Company pursuant to the terms of this Agreement (including, without limitation, notice of the Company’s intention to file a registration statement); provided, however, that the Investor may disclose Confidential Information (i) to its attorneys, accountants, consultants, and other professionals to the extent reasonably necessary to obtain their services in connection with monitoring its investment in the Company; (ii) to any prospective purchaser of any Registrable Securities from the Investor, if such prospective purchaser agrees in writing to be bound by the provisions of this 15.1; (iii) in connection with periodic reports to its investors, partners, affiliates or members, the Investor may provide summary information regarding the Company's financial information in such reports, as long as such investors, partners, affiliates and members are advised that such information is confidential or (iv) as may otherwise be required by Law, provided that the Investor promptly notifies the Company of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure.  Receipt of Confidential Information shall not be imputed to any entity, whether or not an affiliate of the Investor, solely by virtue of the fact that the Investor’s director, officer, employee, agent, contractor, consultant or advisor is also a director, officer, employee, agent, contractor, consultant or advisor of such entity.

15.2        Notwithstanding anything to the contrary herein, the restrictions contained in 15.1 shall not apply to information furnished to Series A Preferred Director in his or her capacity as a director of the Company to the extent of his or her lawful use of such information in such capacity.  Nothing herein shall limit any such persons from fulfilling his or her fiduciary and other duties under applicable Law as members of the Board.

15.3        For so long as the Investor holds any shares of Registrable Securities, and except for legally required disclosures (including in any registration statement) the Company, its Subsidiaries and their respective officers and directors shall not, and the Company will cause its and its Subsidiaries’ employees not to, without the prior approval of the Investor, use the corporate name, trade name or logo of the Investor or any Permitted Holder, any of its affiliates, any of their investment funds or any portfolio companies of such investment funds in a public manner or format (including reference on or links to websites and press releases).

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16.          Termination.  Other than as expressly set forth in this Agreement, this Agreement shall terminate (a) upon the mutual written agreement of the Company and the Investor or (b) the date on which the Investor or any Permitted Holder no longer holds any Preferred Shares or Registrable Securities.

17.          Miscellaneous.

17.1        No Inconsistent Agreements; Additional Rights.  The Company represents and warrants that it has not entered into, and agrees that it will not enter into, any agreement with respect to its securities that violates or subordinates or is otherwise inconsistent with the rights granted to the Investor under this Agreement.  If the Company enters into any agreement after the date hereof granting any Person registration rights with respect to any security of Parent which agreement contains any material provisions more favorable to such Person than those set forth in this Agreement, Parent will notify the Investor and will agree to such amendments to this Agreement as may be necessary to provide these rights to the Investor, at Investor’s election.

17.2        Governing Law.  This Agreement shall be governed in all respects by the laws of the State of Delaware without regard to any choice of laws or conflict of laws provisions that would require the application of the laws of any other jurisdiction.

17.3        Jurisdiction; Enforcement.  The parties agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that each of the parties shall be entitled (in addition to any other remedy that may be available to it, including monetary damages) to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement exclusively in any state or federal courts located in the Chancery Court of the State of Delaware and any state appellate court therefrom sitting in New Castle County in the State of Delaware (or, solely if the Chancery Court of the State of Delaware declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware).  In addition, each of the parties irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other party or its successors or assigns, shall be brought and determined exclusively in any state or federal courts located in the Chancery Court of the State of Delaware and any state appellate court therefrom sitting in New Castle County in the State of Delaware (or, solely if the Chancery Court of the State of Delaware declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware).  The parties further agree that no party to this Agreement shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section and each party waives any objection to the imposition of such relief or any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.  Each of the parties hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the aforesaid courts.  Each of the parties hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in

26

any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve in accordance with this 1717.7, (b) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) to the fullest extent permitted by the applicable Law, any claim that (i) the suit, action or proceeding in such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.  Each party hereby consents to service being made through the notice procedures set forth in 17.7 and agrees that service of any process, summons, notice or document by registered mail (return receipt requested and first-class postage prepaid) to the respective addresses set forth in 17.7 shall be effective service of process for any suit or proceeding in connection with this Agreement or the transactions contemplated by this Agreement.  EACH OF THE PARTIES KNOWINGLY, INTENTIONALLY AND VOLUNTARILY WITH AND UPON THE ADVICE OF COMPETENT COUNSEL IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

17.4        Successors and Assigns.  Except as otherwise provided in this Agreement, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties; provided, however, that the rights and obligations of parties under this Agreement shall not be assignable to any Person without the prior written consent of the other party, which consent may be conditioned on such assignee or successor entering into executed a joinder agreement to this Agreement substantially in the form of Exhibit B (the “Joinder Agreement”).

17.5        No Third-Party Beneficiaries.  Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer, and this Agreement shall not confer, on any Person other than the parties to this Agreement any rights, remedies, obligations or liabilities under or by reason of this Agreement, and no other Persons shall have any standing with respect to this Agreement or the transactions contemplated by this Agreement; provided, however that each Indemnified Party (but only, in the case of an Investor Indemnitee, if such Investor Indemnitee has complied with the requirements of 11.3, including the first proviso of 11.3) shall be entitled to the rights, remedies and obligations provided to an Indemnified Party under 11, and each such Indemnified Party shall have standing as a third-party beneficiary under 11 to enforce such rights, remedies and obligations.

17.6        Entire Agreement.  This Agreement, the Purchase Agreement, the Certificate of Designation and the other documents delivered pursuant to the Purchase Agreement constitute the full and entire understanding and agreement among the parties hereto with regard to the subjects of this Agreement and such other agreements and documents.

17.7        Notices.  Except as otherwise provided in this Agreement, all notices, requests, claims, demands, waivers and other communications required or permitted under this

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Agreement shall be in writing and shall be mailed by reliable overnight delivery service or delivered by hand, facsimile or messenger, and email, as follows:

if to the Company:

Synchronoss Technologies, Inc.
200 Crossing Blvd.
Bridgewater, NJ 08807
Facsimile No:  (908) 231-0762
Attention:  Ronald Prague, Esq., Executive Vice President and General Counsel
Email:  ronald.prague@synchronoss.com

with a copy to (which shall not constitute notice) to:

Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP
One Marina Park Drive, Suite 900
Boston, MA 02210

Attention:	Marc Dupré
Andrew Luh
Facsimile:	(617) 648-9199
Email:	mdupre@gunder.com
aluh@gunder.com

if to the Investor:

c/o Siris Capital Group, LLC
601 Lexington Avenue, 59th Floor, New York, NY 10022
Facsimile No: 212-231-2680
Attention: General Counsel
Email: legalnotices@siriscapital.com

with a copy to (which shall not constitute notice) to:

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, NY 10019

Attention:	Andrew J. Nussbaum
Igor Kirman
Facsimile:	(212) 403-2000
Email:	AJNussbaum@wlrk.com
IKirman@wlrk.com

or in any such case to such other address, facsimile number or telephone as any party hereto may, from time to time, designate in a written notice given in a like manner.  Notices shall be deemed given when actually delivered by overnight delivery service, hand or messenger, or when received by facsimile if promptly confirmed.

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17.8        Delays or Omissions.  No delay or omission to exercise any right, power, or remedy accruing to any party to this Agreement shall impair any such right, power, or remedy of such party, nor shall it be construed to be a waiver of or acquiescence in any breach or default, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default.  All remedies, either under this Agreement or by law or otherwise afforded to the Investor, shall be cumulative and not alternative.

17.9        Expenses.  The Company and the Investor shall bear their own expenses and legal fees incurred on their behalf with respect to this Agreement and the transactions contemplated hereby, except as otherwise provided in 3.

17.10      Amendments and Waivers.  Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only if such amendment or waiver is in writing and signed, in the case of an amendment, by the Company and the Investor or, in the case of a waiver, by the party against whom the waiver is to be effective.  Any consent hereunder and any amendment or waiver of any term of this Agreement by the Company must be approved by a majority of directors voting who are not Series A Preferred Directors.  Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Registrable Securities at the time outstanding (including securities convertible into Registrable Securities), each future holder of all such Registrable Securities, and the Company.

17.11      Non-Recourse.   All claims or causes of action (whether in contract or in tort, in law or in equity) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement (including any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement), may be made only against the entities that are expressly identified as parties hereto and only with respect to the specific obligations undertaken by such parties as set forth herein with respect to such parties and no other Person shall have any liability for any obligations or liabilities based upon, arising out of, or related to this Agreement or the Transactions and no Person who is not a named party to this Agreement, including without limitation any present or past director, officer, employee, incorporator, member, partner, direct or indirect equityholder (including any members, partners or stockholders), manager, employee, incorporator, controlling person, management company, general partner, affiliate, trustees, agent, attorney, advisor, permitted assign and predecessor of any named party to this Agreement (“Non-Party Affiliates”), shall have any liability (whether in contract or in tort, in law or in equity, or based upon any theory that seeks to impose damages of an entity party against its owners or affiliates) for any damages arising under, in connection with or related to this Agreement or for any claim based on, in respect of, or by reason of this Agreement or its negotiation, execution, performance, non-performance, interpretation, termination, enforcement, construction or execution or any of the transactions contemplated hereby and each party hereto hereby waives and releases all such damages, claims and obligations against any such Non-Party Affiliates.

17.12      Counterparts.  This Agreement may be executed in any number of counterparts and signatures may be delivered by facsimile or in electronic format, each of which may be executed by less than all the parties, each of which shall be enforceable against the

29

parties actually executing such counterparts and all of which together shall constitute one instrument.

17.13      Severability.  If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable, or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Agreement and the balance of this Agreement shall be enforceable in accordance with its terms.

17.14      Titles and Subtitles; Interpretation.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.  When a reference is made in this Agreement to a Section or Schedule, such reference shall be to a Section or Schedule of this Agreement unless otherwise indicated.  Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term.  Any agreement, instrument or statute, rule or regulation defined or referred to in this Agreement means such agreement, instrument or statute, rule or regulation as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes.  Any reference to any section under the Securities Act or Exchange Act, or any rule promulgated thereunder, shall include any publicly available interpretive releases, policy statements, staff accounting bulletins, staff accounting manuals, staff legal bulletins, staff “no-action”, interpretive and exemptive letters, and staff compliance and disclosure interpretations (including “telephone interpretations”) of such section or rule by the SEC.  Each of the parties has participated in the drafting and negotiation of this Agreement.  If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if it is drafted by each of the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement.

[signature page follows]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

SILVER PRIVATE HOLDINGS I, LLC

By:
Name:
Title:

SYNCHRONOSS TECHNOLOGIES, INC.

By:
Name:
Title:

[Signature Page to Investor Rights Agreement]

EXHIBIT A

Board

Series A Preferred Directors

[•]

[•]

Independent Directors

[•]

[•]

[•]

[•]

Company Directors

[•]

[•]

[•]

[•]

Nominating Committee

Members

[Investor’s designee]

[Investor’s designee]

[•]

[•]

EXHIBIT B

Form of Joinder Agreement to Investor Rights Agreement

[       ], 20[  ]

Reference is hereby made to the Investor Rights Agreement, dated [•], 201[ ] (the “Investor Rights Agreement”), by and among Synchronoss Technologies, Inc., a Delaware corporation (the “Company”), and Silver Private Holdings I, LLC, a Delaware limited liability company (the “Investor”).

Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Investor Rights Agreement.

1.             Joinder.  The undersigned hereby acknowledges, agrees and confirms that, by its execution of this Joinder Agreement, it shall be deemed to be a party to the Investor Rights Agreement as if it were an original signatory thereto and hereby makes as of the date of the Investor Rights Agreement the representations and warranties and expressly assumes, and agrees to perform and discharge, all of the obligations and liabilities of the “Company” under the Investor Rights Agreement, including without limitation, any indemnity and contribution obligations under the Investor Rights Agreement.  All references in the Investor Rights Agreement to the “Company” shall hereafter mean the undersigned.

2.             Representations and Warranties.  The undersigned hereby represents and warrants to the Investor that it has all requisite power and authority to execute, deliver and perform its obligations under this Joinder Agreement to the Investor Rights Agreement and it has duly and validly taken all necessary action for the consummation of the transactions contemplated hereby and by the Investor Rights Agreement and that it has duly authorized, executed and delivered this Joinder Agreement to the Investor Rights Agreement and it is a valid and legally binding agreement enforceable against such undersigned in accordance with its terms.

3.             Counterparts.  This Joinder Agreement to the Investor Rights Agreement may be signed in one or more counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall constitute an original and all of which together shall constitute one and the same agreement.

4.             Amendments.  No amendment or waiver of any provision of this Joinder Agreement to the Investor Rights Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties thereto.

5.             Headings.  The section headings used herein are for convenience only and shall not affect the construction hereof.

6.             Severability of Provisions.  In the event that any one of more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected thereby, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.

7.             Applicable Law.  This Joinder Agreement to the Investor Rights Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in the State of Delaware.  The parties hereto each hereby waive any right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Joinder Agreement to the Investor Rights Agreement.

[signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Joinder Agreement to the Investor Rights Agreement as of the date first written above.

[•]

By:
Name:
Title:

The foregoing Joinder Agreement to the Investor Rights Agreement is hereby confirmed and accepted as of the date first above written.

SILVER PRIVATE HOLDINGS I, LLC

By:
Name:
Title:

EXHIBIT B
Form of Series A Certificate of Designations

FORM OF CERTIFICATE OF DESIGNATIONS OF
SERIES A CONVERTIBLE PARTICIPATING
PERPETUAL PREFERRED STOCK,
PAR VALUE $0.0001 PER SHARE, OF
SYNCHRONOSS TECHNOLOGIES, INC.

Pursuant to Sections 151 and 103 of the
General Corporation Law of the State of Delaware

The undersigned, Chief Executive Officer, does hereby certify that:

1.              The undersigned is the Chief Executive Officer of Synchronoss Technologies, Inc., a Delaware corporation (the “Company”);

2.              The Company is authorized to issue ten million (10,000,000) shares of preferred stock, par value $0.0001 per share (“Preferred Stock”), none of which has been issued; and

3.              The following resolutions were duly adopted by the board of directors of the Company (the “Board of Directors”):

WHEREAS, the Company’s Restated Certificate of Incorporation, as may be amended, modified or supplemented from time to time (the “Certificate of Incorporation”), authorizes the Board of Directors to issue, without stockholder approval, Preferred Stock by filing a certificate pursuant to the laws of the State of Delaware to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof;

WHEREAS, it is the desire of the Board of Directors to fix the designation, powers, preferences and rights of a new series of the Preferred Stock, which shall consist of eight hundred thousand (800,000) shares of Preferred Stock that the Company has the authority to issue as Series A Convertible Participating Perpetual Preferred Stock, as follows.

NOW, THEREFORE, BE IT RESOLVED, that pursuant to the authority vested in the Board of Directors by Article IV of the Certificate of Incorporation and Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors does hereby designate, create, authorize and provide for the issue of a series of eight hundred thousand (800,000) shares of Preferred Stock, par value $0.0001 per share, having the powers, preferences and rights, and qualifications, limitations and restrictions that are set forth in this resolution of the Board of Directors pursuant to authority expressly vested in it by the provisions of the Certificate of Incorporation and hereby constituting an amendment to the Certificate of Incorporation as follows:

18.                          Designation. The designation of the series of Preferred Stock is “Series A Convertible Participating Perpetual Preferred Stock,” par value $0.0001 per share (the “Series A Preferred Stock”).  Each share of the Series A Preferred Stock shall be identical in all respects to

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every other share of the Series A Preferred Stock.  The Series A Preferred Stock shall be perpetual, unless redeemed or converted in accordance with this Certificate of Designations.

19.                          Number of Shares. The authorized number of shares of the Series A Preferred Stock is 410,000.  Series A Preferred Stock that is redeemed, purchased or otherwise acquired by the Company, or converted into another class or series of Capital Stock, shall not be reissued as Series A Preferred Stock and the Company shall take such actions as are necessary to cause such acquired or converted shares to resume the status of authorized but unissued shares of Preferred Stock.

20.                          Defined Terms and Rules of Construction.

20.1        Definitions. As used herein with respect to the Series A Preferred Stock:

“Accrued Amount” shall mean, with respect to any share of the Series A Preferred Stock, the sum of the Liquidation Preference and the Accrued Dividends with respect to such share, in each case, as of the applicable date of redemption.

“Accrued Dividends” shall mean, as of any date, with respect to any share of the Series A Preferred Stock, all Preferred Dividends that have accrued on such share pursuant to 21.2, whether or not declared, but that have not, as of such date, been paid in cash or in kind.

“Affiliate” of any Person shall mean any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For purposes of this definition, “control” when used with respect to any Person has the meaning specified in Rule 12b-2 under the Exchange Act; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Applicable Quarter” has the meaning ascribed to it in 26.2.

“Beneficially Own” shall mean “beneficially own” as defined in Rule 13d-3 under the Exchange Act.

“Board of Directors” has the meaning ascribed to it in the Recitals above.

“Business Day” shall mean a day except a Saturday, a Sunday or other day on which banks in the City of New York are authorized or required by applicable law to be closed.

“Bylaws” shall mean the Amended and Restated Bylaws of the Company in effect on the date hereof, as they may be amended from time to time.

“Capital Stock” shall mean any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (in each case however designated) stock issued by the Company.

“Capped Holders” has the meaning ascribed to it in 22.3(a).

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“Certificate of Designations” shall mean this Certificate of Designations relating to the Series A Preferred Stock, as it may be amended from time to time.

“Certificate of Incorporation” has the meaning ascribed to it in the Recitals above.

“Change of Control” shall mean the occurrence of any of the following:

(1) any “person” or “group” (within the meaning of Section 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes the Beneficial Owner of more than 50% of the total voting power of the Voting Stock; or

(2) Consummation of a reorganization, reclassification, merger, tender offer, statutory share exchange or consolidation or similar transaction involving the Company or any of its Subsidiaries, a sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Company, or the acquisition of assets or securities of another entity by the Company or any of its Subsidiaries (each, a “Business Combination”), in each case unless, following such Business Combination, (A) all or substantially all of the individuals and entities that were the beneficial owners of the shares of Voting Stock immediately prior to such Business Combination beneficially own, immediately following the Business Combination and any related transactions, more than 50% of the outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) and  the combined voting power of the outstanding voting securities entitled to vote generally in the election of directors (or, for a non-corporate entity, equivalent governing body), as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more Subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Voting Stock, as the case may be; and (B) no Person beneficially owns 50% or more of the outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) of the entity resulting from such Business Combination or of the combined voting power of the outstanding voting securities of such entity, except to the extent that such ownership existed prior to the Business Combination.

“Close of Business” shall mean 5:00 p.m., Eastern Time, on any Business Day.

“Closing Price” shall mean the per share closing price of the Common Stock, or if no closing sale price is reported, the last reported sale price on the applicable Trading Day on the Nasdaq Global Select Market (or, if the Common Stock is not traded on Nasdaq Global Select Market, the principal national securities exchange or market on which the Common Stock is listed or admitted to trading (including any over-the-counter market)).

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Commission” shall mean the U.S. Securities and Exchange Commission, including the staff thereof.

“Common Stock” shall mean the common stock, par value $0.0001 per share, of the Company.

“Company” has the meaning ascribed to it in the Recitals above.

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“Company Redemption Date” has the meaning ascribed to it in 22.4(b).

“Company Redemption Notice” has the meaning ascribed to it in 22.4(b).

“Company Redemption Price” has the meaning set forth in 22.4(a).

“Conversion Cap” shall mean, at the time of determination, 19.9% of the issued and outstanding shares of Voting Stock on an as converted basis (for the avoidance of doubt, after giving effect to any issuance with respect to which the Conversion Cap is being calculated).

“Conversion Cutback” has the meaning set forth in Section 5(c).

“Conversion Price” shall mean, with respect to a share of Series A Preferred Stock, a dollar amount equal to the quotient of (1) the sum of (A) the Liquidation Preference with respect to such share as of the conversion date and (B) the Accrued Dividends from and including the immediately preceding Dividend Payment Date to but excluding the conversion date and (2) $1,000.

“Conversion Rate” shall mean 55.5556, subject to adjustment as set forth in 24.

“Conversion Shares” shall mean shares of Common Stock issued to a Capped Holder upon the conversion of shares of Series A Preferred Stock.

“Current Market Price” shall mean the average Closing Price for the ten (10) consecutive Trading Days immediately preceding, but not including, the date as of which the Current Market Price is to be determined, adjusted to take into account the occurrence during such period of any event described in 24.

“Debt Document” shall mean each agreement in respect of indebtedness for borrowed money that is entered into by the Company or any of its Subsidiaries from time to time and as may be amended, supplemented, restated, renewed, replaced, refinanced or otherwise modified from time to time.  For the avoidance of doubt, (1) obligations under multiple agreements may not be aggregated for purposes of satisfying the definition of Debt Document; (2) mortgages, real estate leases, capital lease obligations, purchase money agreements, sale-leaseback transactions, equipment financing, inventory financing, letters of credit and receivables financing shall be deemed to be “Debt Documents” for all purposes hereunder; and (3) interest rate swaps, currency or commodity hedges and other derivative or similar instruments, measured on the basis of liability to the Company determined as of the date of the most recent quarterly or annual balance sheet of the Company, and not based on notional amount, shall be deemed to be “Debt Documents” for all purposes hereunder.

“Distributed Property” shall have the meaning ascribed to it in 24.3.

“Dividend Payment Date” shall mean January 1, April 1, July 1 and October 1 of each year, commencing on January 1, 2018; provided that if any such Dividend Payment Date would otherwise occur on a day that is not a Business Day, such Dividend Payment Date shall instead be (and any dividend payable on Series A Preferred Stock on such Dividend Payment Date shall instead be payable on) the immediately succeeding Business Day.

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“Dividend Period” shall mean the period commencing on and including a Dividend Payment Date and shall end on and include the day immediately preceding the next Dividend Payment Date; provided that the initial Dividend Period shall commence on and include the Original Issue Date and shall end on and include the day immediately preceding the first Dividend Payment Date.

“Dividend Rate” shall mean 14.5% per annum.

“EBITDA Non-Compliance” shall have the meaning ascribed to it at the end of Section 9(b).

“Equity-Linked Securities” shall mean any security or instrument convertible into, exercisable or exchangeable for Capital Stock of the Company.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Fundamental Change” shall mean the occurrence of any of the following: (1) a Change of Control or (2) approval or adoption by the stockholders of the Company of a liquidation or dissolution of the Company.

“Fundamental Change Notice” shall have the meaning ascribed to it in 22.2(b).

“Fundamental Change Price” shall have the meaning ascribed to it in 22.2(a).

“Fundamental Change Purchase Date” shall have the meaning ascribed to it in 22.2(b).

“Independent Majority” shall have the meaning ascribed to it in 24.5.

“Investor” shall mean Silver Private Holdings I, LLC, a Delaware limited liability company.

“Investor Rights Agreement” shall mean the Investor Rights Agreement, dated as of [•], [•], as may be amended from time to time, by and between the Company and the Investor.

“Junior Stock” shall mean the Common Stock and any other class or series of Capital Stock that ranks junior to the Series A Preferred Stock (1) as to the payment of dividends and (2) as to the distribution of assets on any liquidation, dissolution or winding up of the Company.

“Leverage Ratio” shall have the meaning set forth in Section 9(b)(3).

“Leverage Ratio Calculation” as of the last day of a specified fiscal quarter of the Company shall mean the ratio of (1) the total amount of consolidated indebtedness of the Company outstanding as of the last day of such fiscal quarter to (2) LTM EBITDA for the twelve-month period ended on the last day of such fiscal quarter, it being understood that in all cases the total amount of consolidated indebtedness of the Company shall include the amount of the aggregate Liquidation Preference and Accrued Dividends with respect to all shares of Series A Preferred Stock outstanding as of the last day of such fiscal quarter.

“Liquidating Distribution” shall have the meaning ascribed to it in 24.3.

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“Liquidation Preference” shall initially mean $1,000 per share of Series A Preferred Stock; provided, however, that to the extent that the Company does not declare and pay a dividend in cash or declare and pay a PIK Dividend, in either case, on a Dividend Payment Date pursuant to 21.2 and (c), on the applicable Dividend Payment Date, an amount equal to the Net Preferred Dividend shall be added to the Liquidation Preference of such share as of such applicable Dividend Payment Date.

“LTM EBITDA” shall have the meaning ascribed to it in 26.2(c).

“Make-Whole Redemption Date” has the meaning ascribed to it in 22.3(b).

“Make-Whole Redemption Notice” has the meaning ascribed to it in 22.3(b).

“Make-Whole Redemption Price” has the meaning ascribed to it in 22.3(a).

“Net Preferred Dividend” has the meaning ascribed to it in 21.2.

“Nominating Committee” means the Nominating and Corporate Governance Committee of the Board of Directors.

“Open of Business” shall mean 9:00 a.m., Eastern Time, on any Business Day.

“Optional Redemption Date” has the meaning ascribed to it in 22.1(a).

“Original Issue Date” shall mean the date on which the Investor and the Company consummate the purchase and sale of 185,000 shares of the Series A Preferred Stock pursuant to the Securities Purchase Agreement.

“Parity Stock” shall mean any class or series of Capital Stock (other than the Series A Preferred Stock) that ranks equally with the Series A Preferred Stock both (1) in the priority of payment of dividends and (2) in the distribution of assets upon any liquidation, dissolution or winding up of the Company (in each case, without regard to whether dividends accrue cumulatively or non-cumulatively).

“Per Share Amount” shall have the meaning ascribed to it in 23.1.

“Person” shall mean an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization, joint venture, other entity or group (as defined in the Exchange Act), including a governmental authority.

“PIK Dividend” has the meaning ascribed to in 21.3.

“Preferred Dividend” has the meaning ascribed to it in 21.2.

“Preferred Percentage” shall mean, at any time of determination, the quotient, expressed as a percentage, of (1) the number of issued and outstanding shares of Voting Stock on an as converted basis (without regard to any Conversion Cutback pursuant to Section 5(c)(1) or Section 5(d)(1) or any limitation on conversion pursuant to Section 6(d)) held by holders of

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shares of Series A Preferred Stock at such time divided by (2) the total number of issued and outstanding shares of Voting Stock, on an as converted basis (without regard to any Conversion Cutback pursuant to Section 5(c)(1) or Section 5(d)(1) or any limitation on conversion pursuant to Section 6(d)), at such time.

“Preferred Stock” has the meaning ascribed to it in the Recitals above.

“Pre-Redemption Conversion Election” has the meaning ascribed to it in 22.3(a).

“Pro Forma Leverage Ratio” in respect of a specified action shall mean the Leverage Ratio giving pro forma effect to any indebtedness that would be incurred or assumed in connection with such action.  For purposes of this definition, “giving pro forma effect” shall mean taking into account: (1) the incurrence of any indebtedness by the Company or its Subsidiaries (or, in the case of 4, the Person or business involved in the relevant transaction with the Company) that could reasonably be expected to be required to effect such action (for this purpose calculating the total amount of consolidated indebtedness outstanding as if the Company had incurred such indebtedness as of the last day of the most recently completed fiscal quarter of the Company); and (2) with respect to any action described in 4, in addition to the adjustment set forth in clause (1) above, (x) the total amount of consolidated indebtedness of the Person or business involved in the relevant transaction with the Company (for this purpose calculating the total amount of consolidated indebtedness outstanding by adding such Person’s or business’ total consolidated indebtedness outstanding as of the last day of the most recently completed fiscal quarter of the Company to the Company’s total consolidated indebtedness outstanding as of the last day of the most recently completed fiscal quarter of the Company), and (y) the total amount of Acquisition LTM EBITDA, in the case of this clause (y) to be taken into account by adding the Acquisition LTM EBITDA as of the last day of the most recently completed fiscal quarter of the Company to LTM EBITDA (of the Company) as of the last day of the most recently completed fiscal quarter of the Company when calculating the denominator of the Pro Forma Leverage Ratio (where Acquisition LTM EBITDA means LTM EBITDA of the Person or business involved in the relevant transaction with the Company, substituting such Person for the Company in the definition of LTM EBITDA (and otherwise determined as set forth therein)).

“Record Date” shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract, this Certificate of Designations or otherwise).

“Redemption Date” shall mean the date on which any holder elects to redeem all or any portion of its outstanding shares of Series A Preferred Stock pursuant to Section 5(a)(1).

“Redemption Notice” shall have the meaning ascribed to it in 22.1(b).

“Redemption Price” shall have the meaning ascribed to it in 22.1(a).

“Redemption Right” shall have the meaning ascribed to it in 22.1(a).

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“Securities Purchase Agreement” shall mean the Securities Purchase Agreement, dated as of October 17, 2017, as may be amended from time to time, by and between the Company and the Investor.

“Series A Preferred Director” has the meaning ascribed to it in 25.1.

“Series A Preferred Stock” shall have the meaning ascribed to it in 18.

“Spin-Off” shall have the meaning ascribed to it in 24.3.

“Stockholder Approval” shall mean the requisite approval under the listing standards of the Nasdaq Stock Market, including, if applicable, Nasdaq Stock Market Rule 5635(b), by the stockholders of the Company of the transactions contemplated by the Securities Purchase Agreement, including the purchase and sale pursuant thereto of 185,000 shares of the Series A Preferred Stock having the rights and privileges set forth in this Certificate of Designations and the issuance thereof to the Investor.

“Subsidiary” of any Person shall mean any corporation, partnership, joint venture, limited liability company, trust or other form of legal entity of which (or in which) more than 50% of (1) the issued and outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (2) the interest in the capital or profits of such partnership, joint venture or limited liability company or (3) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person’s other Subsidiaries.

“Thirty-Month Accrued Amount” shall mean, with respect to any share of Series A Preferred Stock, the sum of (1) the Liquidation Preference and (2) the product of (A) the aggregate amount of all Preferred Dividends that would have been paid in respect of an outstanding share of Series A Preferred Stock in each remaining Dividend Period from the Fundamental Change Purchase Date through the thirty-month (30) anniversary of the Original Issue Date assuming all such Preferred Dividends were paid in the form of PIK Dividends and (B) $1,000.

“Trading Day” shall mean any Business Day on which the Common Stock is traded, or able to be traded, on the Nasdaq Global Select Stock Market (or, if the Common Stock is not traded on Nasdaq Global Select Stock Market, the principal national securities exchange or market on which the Common Stock is listed or admitted to trading (including any over-the-counter market)).

“Trigger Event” shall have the meaning ascribed to it in 24.3.

“Voting Cap” shall have the meaning ascribed to it in 27.2.

“Voting Stock” shall mean Capital Stock of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances (determined without regard to any classification of directors) to elect one or more members of the Board of Directors (without regard to whether or not, at the relevant time, Capital Stock of any other class or classes

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(other than Common Stock) shall have or might have voting power by reason of the happening of any contingency).

20.2                        Rules of Construction. Unless the context otherwise requires: (1) a term has the meaning assigned to it herein; (2) an accounting term not otherwise defined herein has the meaning accorded to it in accordance with generally accepted accounting principles in effect from time to time in the United States, applied on a consistent basis; (3) words in the singular include the plural, and in the plural include the singular; (4) “or” is not exclusive; (5) “will” shall be interpreted to express a command; (6) “including” means including without limitation; (7) provisions apply to successive events and transactions; (8) references to any Section or clause refer to the corresponding Section or clause, respectively, of this Certificate of Designations; (9) any reference to a day or number of days, unless expressly referred to as a Business Day or Trading Day, shall mean the respective calendar day or number of calendar days; (10) references to sections of or rules under the Exchange Act shall be deemed to include substitute, replacement or successor sections or rules, and any term defined by reference to a section of or rule under the Exchange Act shall include Commission and judicial interpretations of such section or rule; (11) references to sections of the Code shall be deemed to include any substitute, replacement or successor sections as well as the rules and regulations promulgated thereunder from time to time; (12) headings are for convenience only; and (13) unless otherwise expressly provided in this Certificate of Designations, a reference to any specific agreement or other document shall be deemed a reference to such agreement or document as amended from time to time in accordance with the terms of such agreement or document.

21.                                                                               Dividends.

21.1                        Participation with Dividends on Common Stock. No dividend shall be declared or paid on the Common Stock during a Dividend Period unless such dividend is also declared or paid (as applicable) on the Series A Preferred Stock for such Dividend Period in an amount equal to (1) the Per Share Amount as of the Record Date for such dividend multiplied by (2) the amount per share distributed or to be distributed in respect of the Common Stock in connection with such dividend.

21.2                        Dividend Rate on Series A Preferred Stock. In addition to participation in dividends on Common Stock as set forth in 21.1, the holders of the Series A Preferred Stock shall be entitled to receive, on each share of Series A Preferred Stock and with respect to each Dividend Period, an amount (such amount, the “Net Preferred Dividend”) equal to the Dividend Rate multiplied by the Liquidation Preference per share of Series A Preferred Stock (the “Preferred Dividend”).  If and to the extent that the Company does not pay the entire Net Preferred Dividend on each share of Series A Preferred Stock for a particular Dividend Period in accordance with 2121.3 on the applicable Dividend Payment Date for such period, the unpaid portion of the Net Preferred Dividend shall be added to the Liquidation Preference in accordance with the definition thereof.  Amounts payable at the Dividend Rate shall begin to accrue on a daily basis and be cumulative from and including the Original Issue Date, whether or not the Company has funds legally available for such dividends or such dividends are declared, shall compound on each Dividend Payment Date (i.e., no dividends shall accrue on other dividends unless and until the Dividend Payment Date for such other dividends has passed without such other dividends having been paid on such date) and shall be payable in arrears on the first Dividend Payment Date after such

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Dividend Period.  Preferred Dividends that are payable on the Series A Preferred Stock on any Dividend Payment Date shall be payable to holders of record of the Series A Preferred Stock as they appear on the stock register of the Company on the Record Date for such dividend, which shall be the date 15 days prior to the applicable Dividend Payment Date.  Preferred Dividends payable at the Dividend Rate on the Series A Preferred Stock in respect of any Dividend Period shall be computed on the basis of a 360-day year consisting of twelve 30-day months. The amount of dividends payable at the Dividend Rate on the Series A Preferred Stock on any date prior to the end of a Dividend Period, and for the initial Dividend Period, shall be computed on the basis of a 360-day year consisting of twelve 30-day months, and actual days elapsed over a 30-day month (i.e. during each Dividend Period, $36.25 of Preferred Dividends shall accrue on each outstanding share of the Series A Preferred Stock, assuming no increase in the Liquidation Preference).

21.3                        Payment of Dividends.  The Preferred Dividend shall be payable, at the Company’s sole discretion, in kind in additional shares of Series A Preferred Stock (such shares, the “PIK Dividend”) or in cash.  If the Company elects to make a PIK Dividend, the number of shares of Series A Preferred Stock to be issued in payment of such PIK Dividend with respect to each outstanding share of Series A Preferred Stock shall be determined by dividing (1) the Net Preferred Dividend by (2) the Liquidation Preference (including any amounts added to the initial Liquidation Preference pursuant to the proviso in the definition of Liquidation Preference and Section 4(b)) per share of Series A Preferred Stock.  Anything to the contrary in this Certificate of Designations notwithstanding, cash dividends shall be paid only to the extent (A) the Company has funds legally available for such payment, (B) there are no provisions in any of the Debt Documents prohibiting the payment of cash dividends on the Series A Preferred Stock in such amount on the applicable Dividend Payment Date, and (C) the Board of Directors, or an authorized committee thereof, declares such dividend payable.  To the extent the Board of Directors desires to declare any cash dividend or other distribution in cash on the Common Stock during any Dividend Period that requires a corresponding cash dividend on the Series A Preferred Stock in accordance with 21.1, it may do so only to the extent that (i) the Company has funds legally available for the payment of such dividend or distribution in cash on all of the shares of Common Stock and Series A Preferred Stock then outstanding, (ii) there are no provisions in any of the Debt Documents prohibiting the payment of cash dividends on the Common Stock and/or Series A Preferred Stock in such amount on the applicable Dividend Payment Date and (iii) such cash dividend or distribution on the Common Stock and the Series A Preferred Stock shall be payable only on the applicable Dividend Payment Date for such Dividend Period.

21.4                        Priority of Dividends. The Series A Preferred Stock will rank, with respect to dividend rights and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company and redemption rights, senior to the Common Stock and each other class or series of Capital Stock now existing or hereafter authorized, classified or reclassified, the terms of which do not expressly provide that such class or series ranks on a parity basis with or senior to the Series A Preferred Stock as to dividend rights, rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company and redemption rights; provided, however, subject to Sections 21.1, 21.2 and 21.3, 24 and 25, such dividends (payable in cash, securities or other property) as may be determined by the Board of Directors or an authorized committee thereof

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may be declared and paid on any Capital Stock, including Common Stock and other Junior Stock, from time to time out of any funds legally available for such payment.

22.                                                                               Redemption.

22.1                        Redemption Right.

(a)                                 At any time on and after the fifth (5th) anniversary of the Original Issue Date (the “Optional Redemption Date”), each holder shall have the right (the “Redemption Right”) to require the Company to redeem for cash any or all of the shares of Series A Preferred Stock (including, for the avoidance of doubt, outstanding shares of Series A Preferred Stock paid to such holders as PIK Dividends) of such holder outstanding at a redemption price (the “Redemption Price”) per share of Series A Preferred Stock, equal to the sum of (i) the Liquidation Preference per share of Series A Preferred Stock to be redeemed and (ii) any Accrued Dividends (up to and including the Redemption Date).  In the event that any certificate for shares of Series A Preferred Stock shall be surrendered for partial redemption, the Company shall execute and deliver to or upon the written order of the holder of the certificate so surrendered a new certificate for the shares of Series A Preferred Stock not so redeemed.  Shares of Series A Preferred Stock redeemed in accordance with this 2222.1(a), shall return to the status of and constitute authorized but unissued shares of Preferred Stock, without classification as to series until such shares are once more classified as a particular series by the Board of Directors pursuant to the provisions of the Certificate of Incorporation.

(b)                                 Such holder shall deliver to the Company a written notice of such redemption (a “Redemption Notice”) not less than fifteen (15) Business Days prior to the Redemption Date.  The Redemption Notice must state the following: (A) the aggregate number of shares of Series A Preferred Stock to be redeemed; (B) the Redemption Date; (C) the Redemption Price; and (D) that Preferred Dividends on the shares to be redeemed will cease to accrue on such Redemption Date, provided that the Redemption Price shall have been paid in full on the Redemption Date.

(c)                                  Subject to 2222.1(d), upon the Redemption Date, the Company shall pay the Redemption Price in respect of each share of Series A Preferred Stock to such holder by wire transfer of immediately available funds on the Redemption Date.  The Company shall remain liable for the payment of the Redemption Price in respect of each share of Series A Preferred Stock and any Preferred Dividends with respect to the shares of Series A Preferred Stock to be redeemed to the extent such amounts are not promptly paid as provided herein.

(d)                                 Solely in the event that the Company does not have the funds legally available for such redemption in cash on all of the shares of Common Stock and Series A Preferred Stock then outstanding, the Company shall, in lieu of paying such holder in cash, issue a senior unsecured note with a principal amount equal to the Redemption Price in respect of each share of Series A Preferred Stock of such holder, an interest rate equal to the Dividend Rate, a term to maturity of one year and such other terms as reasonably acceptable to the applicable holder.

22.2                        Fundamental Change.

(a)                                 In connection with any Fundamental Change, each holder of the Series A Preferred Stock shall have the right to require the Company to repurchase all or any part of such holder’s Series

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A Preferred Stock for cash at a price per share equal to the greatest of (A) the Accrued Amount (including Accrued Dividends up to and including the Fundamental Change Purchase Date), (B) the Thirty-Month Accrued Amount (including Accrued Dividends up to and including the Fundamental Change Purchase Date) and (C) the value of the Common Stock that such holder would be entitled to receive if such holder had converted a share of Series A Preferred Stock pursuant to 23.1 immediately prior to the date of the Fundamental Change (based on the Closing Price on such date and, if holders of Common Stock have the right to elect the form of consideration in connection with such Fundamental Change, on the same basis), without regard to any reduction pursuant to 23.4 (as applicable, the “Fundamental Change Price”).

(b)                                 On or before thirty (30) days prior to the date of any Fundamental Change, or in the event an executive officer of the Company is not aware of such Fundamental Change at least thirty (30) days prior to the effective date of the Fundamental Change, as soon as otherwise practicable (but in any event within two Business Days of an executive officer of the Company becoming aware of such Fundamental Change), the Company shall deliver to the holder a written notice of such Fundamental Change (the “Fundamental Change Notice”).  Such Fundamental Change Notice must: (A) specify a date that the Company will pay the Fundamental Change Price in respect of each share of Series A Preferred Stock (which shall be no earlier than thirty (30) days nor later than sixty (60) days from the date notice is mailed, such date the “Fundamental Change Purchase Date”); (B) that the decision as to whether to effect a redemption in connection with a Fundamental Change Offer may be accepted by delivery, no later than five (5) Business Days prior to the date specified in clause (A); (C) the Fundamental Change Price, specifying the individual components thereof; (D) that any shares of Series A Preferred Stock not tendered for payment shall continue to be outstanding and the holder shall remain entitled to, among other things, the payment of the Preferred Dividends thereon and the ability to exercise their conversion rights thereto and the Conversion Price following such Fundamental Change; and (E) the circumstances and material facts regarding such Fundamental Change (and the Company shall not enter into any confidentiality agreement in connection with any potential Fundamental Change that restricts, in any manner, the Company’s ability to comply with its disclosure obligations to the holders of Series A Preferred Stock under this 2222.2).

(c)                                  On the Fundamental Change Purchase Date, the Company shall pay to the applicable holder the Fundamental Change Price in respect of each share of Series A Preferred Stock to be repurchased as specified in such holder’s notice delivered to the Company by wire transfer of immediately available funds.  The Company shall remain liable for the payment of the Fundamental Change Price in respect of each share of Series A Preferred Stock to the extent such amounts are not paid as provided herein.  Notwithstanding the foregoing, in the event of a Fundamental Change on the basis of 2222.2(a)(C), the Company or the third party acquirer, as applicable, shall pay such holders the Fundamental Change Price concurrently with the payment to the holders of Common stock in connection with such Fundamental Change; provided that the Company (or any successor entity) shall remain liable for the payment of the Fundamental Change Price to the extent such amounts are not paid as provided herein.

(d)                                 On and after the Fundamental Change Purchase Date, shares of the Series A Preferred Stock repurchased, or to be repurchased, on such Fundamental Change Purchase Date shall no longer be deemed to be outstanding and all powers, designations, preferences and other rights of such holder as a holder of such shares (except the right to receive from the Company (or a third

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party acquiror, if applicable) the Fundamental Change Price in respect of each share of Series A Preferred Stock) shall cease and terminate with respect to such shares; provided, that in the event that any shares of Series A Preferred Stock are not repurchased due to a default in payment by the Company (or its successor) or because the Company (or its successor) is otherwise unable to or fails to pay the Fundamental Change Price in respect of each share of Series A Preferred Stock in full on the Fundamental Change Purchase Date, such shares shall remain outstanding and will be entitled to all of the powers, designations, preferences and other rights (including but not limited to the payment of Preferred Dividends and the conversion rights) as provided herein.

(e)                                  Notwithstanding anything in this 22 to the contrary, each holder shall retain the right, through to the Close of Business three (3) days prior to the Fundamental Change Purchase Date (or if such third day prior to the Fundamental Change Purchase Date is not a Business Day, through the Close of Business on the immediately succeeding Business Day), to withdraw an election to have its shares of Series A Preferred Stock repurchased pursuant to this Section 522.2; provided, however, that where it exercises such right, the shares pertaining thereto shall not be repurchased pursuant to this 2222.2.

(f)                                   The Company will not enter into any agreement providing for or otherwise authorize, and the Company shall not have the corporate power to effect, a Fundamental Change constituting a Business Combination unless such third party acquiror agrees in writing to cause the Company to make the repurchases contemplated in and to otherwise comply in all respects with this 22.2 and agrees, for the benefit of the holder (including by making each holder of Series A Preferred Stock an express beneficiary of such agreement), that to the extent the Company is not legally able to repurchase the Series A Preferred Stock, such third-party acquiror or an Affiliate of the third-party acquiror will purchase the Series A Preferred Stock on the terms set forth in this 22.2.

(g)                                  Any repurchase of the Series A Preferred Stock pursuant to this 22.2 shall be payable out of any cash legally available therefor, and if there is not a sufficient amount of cash available, then the Company shall or shall cause its Subsidiaries to, to the extent necessary, sell remaining assets of the Company or of its Subsidiaries, as applicable, legally available therefor for cash and shall use the proceeds therefrom to fund the repurchase of Series A Preferred Stock pursuant to this 22.2.  To the extent that the Company has insufficient funds, after the sale of assets contemplated the preceding sentence, to repurchase all of the shares of Series A Preferred Stock pursuant to this 22.2, the Company shall repurchase as many of such shares as it has cash legally available therefor and shall thereafter from time to time, as soon as it shall have cash (including upon the future sale of assets by the Company or by its Subsidiaries as contemplated by the preceding sentence) legally available therefor, make payment of as much of the remaining amount as it legally may until it has made such payment in its entirety. For the avoidance of doubt, such partial payments shall not reduce or waive the rights of any holder of Series A Preferred Stock hereunder.

22.3                        Make-Whole Redemption.

(a)                                 On and after the Original Issuance Date and prior to the thirty-month (30) anniversary of the Original Issuance Date, the Company, at its option, may redeem (out of funds legally available therefor) all outstanding shares of Series A Preferred Stock at a purchase price per share in cash equal to the sum of (A) the Accrued Amount (including Accrued Dividends up to

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and including the Make-Whole Redemption Date) and (B) the aggregate amount of all Preferred Dividends that would have been paid in respect of an outstanding share of Series A Preferred Stock in each remaining Dividend Period from the Make-Whole Redemption Date through the thirty-month (30) anniversary of the Original Issue Date assuming all such Preferred Dividends were paid in the form of PIK Dividend multiplied by $1,000 (the “Make-Whole Redemption Price”); provided, however, that prior to any such redemption becoming effective, subject (prior to the receipt of Stockholder Approval) to Section 6(d), each holder of Series A Preferred Stock may, at such holder’s election, convert any or all of such holder’s outstanding shares of Series A Preferred Stock into the number of shares of Common Stock equal to the Per Share Amount for each such share (an election pursuant to this Section 5(c) or Section 5(d), a “Pre-Redemption Conversion Election”); provided, further, that, with respect to any redemption date occurring prior to the receipt of Stockholder Approval, if the Investor or any Affiliate of the Investor with which the Investor has formed a “group” (within the meaning of Rule 13d-5 under the Exchange Act) with respect to shares of Common Stock (the Investor, collectively with each such Affiliate, the “Capped Holders”) has made a Pre-Redemption Conversion Election and if the sum, without duplication, of (A) the aggregate number of shares of Common Stock issued to such Capped Holders upon the conversion of the shares with respect to which such election was made and any Conversion Shares then held by such Capped Holders, plus (B) the number of shares of Common Stock underlying shares of Series A Preferred Stock that would be held at such time by such Capped Holders (after giving effect to such conversion) would exceed the Conversion Cap (without regard to the Conversion Cutback), then the Capped Holders making such election shall be entitled to convert such number of shares as would result in the sum of clauses (A) and (B) (after giving effect to such conversion) being equal to the Conversion Cap (after giving effect to the Conversion Cutback) (the provisions of this proviso being referred to as the “Conversion Cutback”).  Each share of Series A Preferred Stock which by reason of the foregoing proviso is not converted shall be redeemed for cash in an amount equal to the dollar value of the Common Stock that its holder would be entitled to receive if such holder had converted such share of Series A Preferred Stock pursuant to 23.1 immediately prior to the Make-Whole Redemption Date (as defined below), based on the Closing Price on the Make-Whole Redemption Date (without regard to any reduction pursuant to 23.4).

(b)                                 If the Company elects to redeem the outstanding shares of Series A Preferred Stock pursuant to 2222.3(a) and the holders of Series A Preferred Stock have not made the Pre-Redemption Conversion Election, the “Make-Whole Redemption Date” shall be the date on which the Company elects to consummate such redemption.  The Company shall deliver to the holders of Series A Preferred Stock a written notice of such redemption (a “Make-Whole Redemption Notice”) not less than fifteen (15) Business Days prior to the Make-Whole Redemption Date. The Make-Whole Redemption Notice must state the following: the aggregate number of shares of Series A Preferred Stock to be redeemed, the Make-Whole Redemption Date, the Make-Whole Redemption Price and that the Preferred Dividends, if any, on the shares to be redeemed will cease to accrue on such Make-Whole Redemption Date; provided that the Make-Whole Redemption Price shall have been paid in full on the Make-Whole Redemption Date.

(c)                                  Upon the Make-Whole Redemption Date, the Company shall pay the Make-Whole Redemption Price in respect of each share of Series A Preferred Stock to the holders of Series A Preferred Stock by wire transfer of immediately available funds.  The Company shall remain

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liable for the payment of the Make-Whole Redemption Price in respect of each share of Series A Preferred Stock to the extent such amounts are not paid as provided herein.

(d)                                 Shares of Series A Preferred Stock to be redeemed on the Make-Whole Redemption Date will, on and after such date, no longer be deemed to be outstanding and all powers, designations, preferences and other rights of such shares (except the right to receive from the Company the Make-Whole Redemption Price in respect of each share of Series A Preferred Stock) shall cease and terminate; provided that in the event that any shares of the Series A Preferred Stock are not redeemed due to a default in payment by the Company or because the Company is otherwise unable to or fails to pay the Make-Whole Redemption Price in cash in full on the Make-Whole Redemption Date, such shares will remain outstanding and will be entitled to all of the powers, designations, preferences and other rights (including but not limited to the accrual and payment of the Preferred Dividends) as provided herein.

(e)                                  Any redemption of the Series A Preferred Stock pursuant to this 2222.3 shall be payable out of cash legally available therefor.  The Company shall not be permitted to effect such redemption if the Company has insufficient funds to redeem the shares of Series A Preferred Stock to be so redeemed.

22.4                        Company Redemption.

(a)                                 On and after the thirty-month (30) anniversary of the Original Issuance Date, the Company, at its option, may redeem (out of funds legally available therefor) all outstanding shares of Series A Preferred Stock at a purchase price per share in cash equal to the Accrued Amount (the “Company Redemption Price”); provided, however, that prior to any such redemption by the Company becoming effective, the holders of Series A Preferred Stock may, at their election, make a Pre-Redemption Conversion Election; provided, further, that, with respect to any redemption date occurring prior to the receipt of Stockholder Approval, any Pre-Redemption Conversion Election pursuant to this Section 5(d) by a Capped Holder shall be subject to the Conversion Cutback.  Each share of Series A Preferred Stock which by reason of the foregoing proviso is not converted shall be redeemed for cash in an amount equal to the dollar value of the Common Stock that its holder would be entitled to receive if such holder had converted such share of Series A Preferred Stock pursuant to 23.1 immediately prior to the Company Redemption Date (as defined below), based on the Closing Price on the Company Redemption Date (without regard to any reduction pursuant to 23.4).

(b)                                 If the Company elects to redeem the outstanding shares of Series A Preferred Stock pursuant to 2222.3(a) and the holders of Series A Preferred Stock have not made the Pre-Redemption Conversion Election, the “Company Redemption Date” shall be the date on which the Company elects to consummate such redemption.  The Company shall deliver to the holders of Series A Preferred Stock a written notice of such redemption (a “Company Redemption Notice”) not less than fifteen (15) Business Days prior to the Company Redemption Date.  The Company Redemption Notice must state the following: the aggregate number of shares of Series A Preferred Stock to be redeemed, the Company Redemption Date, the Company Redemption Price and that the Preferred Dividends, if any, on the shares to be redeemed will cease to accrue on such Company Redemption Date; provided that the Company Redemption Price shall have been paid in full on the Company Redemption Date.

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(c)                                  Upon the Company Redemption Date, the Company shall pay the Company Redemption Price in respect of each share of Series A Preferred Stock to the holders of Series A Preferred Stock by wire transfer of immediately available funds.  The Company shall remain liable for the payment of the Company Redemption Price in respect of each share of Series A Preferred Stock to the extent such amounts are not paid as provided herein.

(d)                                 Shares of Series A Preferred Stock to be redeemed on the Company Redemption Date will, on and after such date, no longer be deemed to be outstanding and all powers, designations, preferences and other rights of such shares (except the right to receive from the Company the Company Redemption Price) shall cease and terminate; provided that in the event that any shares of the Series A Preferred Stock are not redeemed due to a default in payment by the Company or because the Company is otherwise unable to or fails to pay the Company Redemption Price in cash in full on the Company Redemption Date, such shares will remain outstanding and will be entitled to all of the powers, designations, preferences and other rights (including but not limited to the accrual and payment of the Preferred Dividends) as provided herein.

(e)                                  Any redemption of the Series A Preferred Stock pursuant to this 2222.4 shall be payable out of cash legally available therefor.  The Company shall not be permitted to effect such redemption if the Company has insufficient funds to redeem the shares of Series A Preferred Stock to be so redeemed.

23.                                                                               Conversion.

23.1                        Conversion at the Option of the Holders.  Each share of Series A Preferred Stock may be converted on any date, from time to time, at the option of the holder thereof, into the number of shares of Common Stock equal to the applicable Conversion Price multiplied by the Conversion Rate in effect at such time (without regard to any reduction pursuant to paragraph (d) of this Section 6) (the “Per Share Amount”).  The right of conversion attaching to any shares of Series A Preferred Stock may be exercised by the holders thereof by delivering the shares to be converted to the office of the Company, accompanied by a duly signed and completed notice of conversion in form reasonably satisfactory to the Company.  The conversion date shall be the date on which the shares of Series A Preferred Stock and the duly signed and completed notice of conversion are received by the Company.  The Person entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Stock as of such conversion date, and such Person or Persons shall cease to be a record holder of the Series A Preferred Stock on that date.  As promptly as practicable on or after the conversion date (and in any event no later than three Trading Days thereafter), the Company shall issue the number of shares of Common Stock issuable upon conversion by such holder (rounding any fractional share to the nearest whole share after aggregating all shares of Common Stock being issued to such holder upon such conversion).  Such delivery shall be made, at the option of the applicable holder, in certificated form or by book-entry.  Any such certificate or certificates shall be delivered by the Company to the appropriate holder on a book-entry basis or by mailing certificates evidencing the shares to the holders at their respective addresses as set forth in the conversion notice.

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23.2                        Underlying Common Stock.

(a)                                 The Company shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for issuance upon the conversion of the Series A Preferred Stock, such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all the shares of Series A Preferred Stock then outstanding.  Any shares of Common Stock issued upon conversion of Series A Preferred Stock shall be (A) duly authorized, validly issued and fully paid and nonassessable, (B) shall rank pari passu with the other shares of Common Stock outstanding from time to time and (C) shall be approved for listing on the Nasdaq Global Select Stock Market (or, if the Common Stock is not traded on Nasdaq Global Select Stock Market, the principal national securities exchange or market on which the Common Stock is listed or admitted to trading (including any over-the-counter market)).

(b)                                 The Company will use its commercially reasonable efforts to cause and maintain the listing of shares of Common Stock on the Nasdaq Global Select Market.  The Company shall not voluntarily delist the Common Stock from the Exchange.  In the event that the Common Stock is delisted from the Exchange, the Company shall use its commercially reasonable efforts to take, or cause to be taken, all actions necessary to have such shares of Common Stock to be promptly listed for trading on any of the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market, The New York Stock Exchange or any other United States national securities exchange.

23.3                        Taxes. The Company shall pay any and all transfer taxes that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of Series A Preferred Stock. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the Series A Preferred Stock so converted were registered, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of any such tax, or has established to the satisfaction of the Company that such tax has been paid.

23.4                        Share Issuance Limitation.  Anything to the contrary in this 2323.1 notwithstanding, in respect of any conversion of the Series A Preferred Stock at the option of a Capped Holder with a conversion date occurring prior to the receipt of Stockholder Approval, , if the sum, without duplication, of (A) the aggregate number of shares of Common Stock issued to such Capped Holder upon such conversion and any Conversion Shares then held by the Capped Holders, plus (B) the number of shares of Common Stock underlying shares of Series A Preferred Stock that would be held at such time by the Capped Holders (after giving effect to such conversion), would exceed the Conversion Cap (without regard to any limitation on conversion pursuant to this Section 6(d)), then the Capped Holders shall be entitled to convert such number of shares as would result in the sum of clauses (A) and (B) (after giving effect to such conversion) being equal to the Conversion Cap (after giving effect to any such limitation on conversion).  Any shares of Series A Preferred Stock which a holder has elected to convert but which, by reason of the previous sentence are not so converted, shall be treated as if the holder had not made such election to convert and such shares of Series A Preferred Stock shall remain outstanding.

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24.                                                                               Dilution Adjustments.                       The Conversion Rate shall be adjusted from time to time (successively and for each event described) by the Company as follows:

24.1                        If the Company shall, at any time or from time to time while any of the Series A Preferred Stock is outstanding, issue shares of Common Stock as a dividend or distribution on shares of Common Stock, or if the Company effects a share split or share combination in respect of the Common Stock, then the Conversion Rate shall be adjusted based on the following formula:

where

CR0	=

the Conversion Rate in effect immediately prior to the Close of Business on the Record Date for such dividend or distribution, or immediately prior to the Open of Business on the effective date of such share split or combination, as applicable;

CR1	=

the new Conversion Rate in effect immediately after the Close of Business on the Record Date for such dividend or distribution, or immediately prior to the Open of Business on the effective date of such share split or share combination, as applicable;

OS0	=

the number of shares of Common Stock outstanding immediately prior to the Close of Business on the Record Date for such dividend or distribution, or immediately prior to the Open of Business on the effective date of such share split or share combination, as applicable; and

OS1	=

the number of shares of Common Stock outstanding immediately after such dividend or distribution, or immediately after the Close of Business on the effective date of such share split or share combination, as applicable.

The Company shall not pay any dividend or make any distribution on shares of Common Stock held in treasury by the Company.

24.2                        Except as otherwise provided for by 24.3, if the Company shall, at any time or from time to time while any of the Series A Preferred Stock is outstanding, distribute to all or substantially all holders of its outstanding shares of Common Stock any options, rights or warrants entitling them for a period of not more than 45 days from the Record Date of such distribution to subscribe for or purchase shares of Common Stock at a price per share less than the Closing Price of the Common Stock on the Trading Day immediately preceding the Record Date of such distribution, the Conversion Rate shall be adjusted based on the following formula:

22

where

CR0	=	the Conversion Rate in effect immediately prior to the Close of Business on the Record Date for such distribution;

CR1	=	the new Conversion Rate in effect immediately after the Close of Business on the Record Date for such distribution;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the Close of Business on the Record Date for such distribution;

X	=	the total number of shares of Common Stock issuable pursuant to such options, rights or warrants; and

Y	=

the number of shares of Common Stock equal to the aggregate price payable to exercise such options, rights or warrants divided by the average Closing Price of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the announcement of such rights, options or warrants.

To the extent that shares of Common Stock are not delivered pursuant to any such options, rights or warrants that are non-transferable upon the expiration or termination of such options, rights or warrants, the Conversion Rate shall be readjusted to the Conversion Rate which would then be in effect had the adjustments made upon the distribution of such options, rights or warrants been made on the basis of the delivery of only the number of shares of Common Stock actually delivered.

In determining the aggregate price payable to exercise such options, rights or warrants, there shall be taken into account any amount payable on exercise thereof, with the value of such consideration, if other than cash, to be determined in good faith by the Board of Directors.

24.3                        (i) If the Company, at any time or from time to time while any of the Series A Preferred Stock is outstanding, shall, by dividend or otherwise, distribute to all or substantially all holders of its Common Stock shares of any class of Capital Stock, cash, evidences of its indebtedness, assets, property or rights or warrants to acquire Capital Stock or other securities, but excluding (A) dividends or distributions as to which an adjustment under 24.1 or 24.2 shall apply; (B) dividends or distributions paid exclusively in cash to the extent that the Series A Preferred Stock participates on an as-converted basis with the Common Stock in a cash dividend or distribution in accordance with 21.1; and (C) Spin-Offs to which 24.3(ii) shall apply (any of such shares of Capital Stock, cash, indebtedness, assets, property or rights or warrants to acquire Common Stock or other securities, hereinafter in this 24.3 called the “Distributed Property”), then, in each such case the Conversion Rate shall be adjusted based on the following formula:

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where

CR0	=	the Conversion Rate in effect immediately prior to the Close of Business on the Record Date for such distribution;

CR1	=	the new Conversion Rate in effect immediately after the Close of Business on the Record Date for such distribution;

SP0	=	the average Closing Price of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Record Date for such distribution; and

FMV	=

(i) for cash dividends or distributions, the amount of cash distributed and (ii) for other Distributed Property, the fair market value (as determined in good faith by the Board of Directors) of the portion of Distributed Property, in each case, with respect to each outstanding share of Common Stock on the Record Date for such distribution.

Notwithstanding the foregoing, if the then-fair market value (as so determined) of the portion of the Distributed Property so distributed applicable to one share of Common Stock is equal to or greater than SP0 as set forth above (a “Liquidating Distribution”), then in lieu of the foregoing adjustment, the Company shall distribute to each holder of Series A Preferred Stock on the date such Distributed Property is distributed to holders of Common Stock, but without requiring such holder to convert its shares of Series A Preferred Stock, the amount of Distributed Property such holder would have received had such holder owned a number of shares of Common Stock equal to the Per Share Amount on the Record Date fixed for determination for stockholders entitled to receive such Liquidating Distribution; provided, however, that the Company shall not distribute Distributed Property to either the holders of the Common Stock or the Preferred Stock to the extent such distribution would be prohibited by any provision of any Debt Document. If the Board of Directors determines the fair market value of any distribution for purposes of this 24.3(i) by reference to the actual or when issued trading market for any securities, it shall in doing so consider the prices in such market over the same period used in computing the Current Market Price of the Common Stock for purposes of calculating SP0 in the formula in this 24.3(i).

(ii) With respect to an adjustment pursuant to this 24.3 where there has been a payment of a dividend or other distribution on the Common Stock consisting of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Company (a “Spin-Off”), the Conversion Rate in effect immediately before the Close of Business on the 10th Trading Day immediately following, and including, the effective date of the Spin-Off shall be increased based on the following formula:

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where

CR0	=	the Conversion Rate in effect immediately prior to the Close of Business on the 10th Trading Day immediately following, and including, the effective date of the Spin-Off;

CR1	=	the new Conversion Rate in effect from and after the Close of Business on the 10th Trading Day immediately following, and including, the effective date of the Spin-Off;

FMV0	=

the average of the Closing Prices of the Capital Stock or similar equity interest distributed to holders of Common Stock applicable to one share of Common Stock over the 10 consecutive Trading Day period immediately following, and including, the effective date of the Spin-Off; and

MP0	=	the average Closing Price of the Common Stock over the 10 consecutive Trading Day period calculated immediately following, and including, the effective date of the Spin-Off.

Such adjustment shall occur on the 10th Trading Day immediately following, and including, the effective date of the Spin-Off.

For purposes of this 24.1, 724.2 and 724.3 hereof, any dividend or distribution to which this 24.3 is applicable that also includes shares of Common Stock, or rights or warrants to subscribe for or purchase shares of Common Stock to which 24.1 or 24.2 hereof applies (or both), shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, assets or shares of Capital Stock other than such shares of Common Stock or rights or warrants to which 24.1 or 24.2 applies (and any Conversion Rate adjustment required by this 24.3 with respect to such dividend or distribution shall then be made), immediately followed by (2) a dividend or distribution of such shares of Common Stock or such options, rights or warrants to which 24.1 or 24.2 applies (and any further Conversion Rate adjustment required by 24.1 and 24.2 with respect to such dividend or distribution shall then be made), except (A) all references to the “Record Date” in 24.1 and 24.2 hereof shall be deemed to refer to the Record Date of such dividend or distribution and (B) any shares of Common Stock included in such dividend or distribution shall not be deemed “outstanding immediately prior to the Close of Business on the Record Date or the Close of Business on the effective date” within the meaning of 24.1.

If the Company shall, at any time or from time to time while any of the Series A Preferred Stock is outstanding, distribute options, rights or warrants to all or substantially all holders of Common Stock entitling the holders thereof to subscribe for, purchase or convert into shares of Capital Stock (either initially or under certain circumstances), which options, rights or warrants, until the occurrence of a specified event or events (“Trigger Event”): (x) are deemed to be transferred with such shares of Common Stock; (y) are not exercisable; and (z) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this 24.3, (and no adjustment to the Conversion Rate under this 24.3 shall be required) until the

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occurrence of the earliest Trigger Event and a distribution or deemed distribution under the terms of such options, rights or warrants at which time an appropriate adjustment (if any is required) to the Conversion Rate shall be made in the same manner as provided for in this 24.3. If any such options, rights or warrants are subject to events, upon the occurrence of which such options, rights or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Record Date with respect to new options, rights or warrants for purposes of this 24.3 (and a termination or expiration of the existing rights or warrants without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of options, rights or warrants (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate in this 24.3 was made, (1) in the case of any such options, rights or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a distribution pursuant to this 24.3, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such options, rights or warrants (assuming such holder had retained such options, rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such options, rights or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such options, rights or warrants had not been issued.

24.4        If the Company makes a payment in respect of a tender or exchange offer for the Common Stock, to the extent that the cash and value of any other consideration included in the payment per share of the Common Stock exceeds the average of the last reported sale prices of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day after the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Conversion Rate will be increased based on the following formula:

where:

CR0	=

the Conversion Rate in effect immediately prior to the Close of Business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

CR1	=

the new Conversion Rate effect immediately after the Close of Business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

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AC	=

the aggregate value of all cash and any other consideration (as determined by the Company in good faith and in a commercially reasonable manner) paid or payable for shares of the Common Stock purchased in such tender or exchange offer;

OS0	=

the number of shares of the Common Stock outstanding immediately prior to the date such tender or exchange offer expires (prior to giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer);

OS1	=

the number of shares of the Common Stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer); and

SP1	=

the average of the last reported sale prices of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires.

24.5        The Company may make increases in the Conversion Rate, in addition to any other increases required by this 24, if the Board of Directors (by action of a majority of the directors excluding the Series A Preferred Directors (“Independent Majority”)) deems it advisable and necessary to avoid or diminish any income tax to holders of the Common Stock resulting from any dividend or distribution of shares of Common Stock (or issuance of options, rights or warrants for Common Stock) or from any event treated as such for income tax purposes or for any other reason; provided, however, that if there is a Series A Preferred Director on the Board of Directors at such time, the Company may not take such action without the approval of the Series A Preferred Directors, which approval may only be withheld if the Series A Preferred Directors reasonably determine that such action is likely to result in a material increase in U.S. federal income tax or withholding tax to holders of Series A Preferred Stock. If the Company takes any action affecting the Common Stock, other than an action described in Sections 24.1 though 24.4, which upon a determination by the Board of Directors by action of an Independent Majority, such determination intended to be a “fact” for purposes of Section 151(a) of the General Corporation Law of the State of Delaware, would materially adversely affect the conversion rights (including the value thereof) of the holders of the Series A Preferred Stock, the Conversion Rate shall be increased, to the extent permitted by law, in such manner, if any, and at such time, as the Board of Directors by action of an Independent Majority determines in good faith to be equitable in the circumstances.

25.                          Series A Preferred Directors.

25.1        Series A Preferred Directors.  Each Person appointed or elected to the Board of Directors by the holders of the Series A Preferred Stock is referred to herein as a  “Series A

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Preferred Director” and, collectively, the “Series A Preferred Directors.”  The initial Series A Preferred Directors shall be [•] and [•], with each of them to serve until at least the 2018 annual meeting of the Company’s stockholders or such individual’s earlier resignation, death or removal.

25.2        Election; Removal; Replacement; Number.

(a)           The holders of Series A Preferred Stock, voting separately as a class, shall be entitled at each annual meeting of the stockholders of the Company or at any special meeting called for the purpose of electing directors to elect a number of Series A Preferred Directors as set forth in this 2525.2.  The Series A Preferred Directors shall not be subject to the classified board of directors provisions of Article VI of the Certificate of Incorporation nor classified into Class I, Class II or Class III.  The initial Series A Preferred Directors, designated by the Investor pursuant to 2525.1, shall take office effective as of the Original Issuance Date.  Each Series A Preferred Director appointed or elected to the Board of Directors shall continue to hold office until the next annual meeting of the stockholders of the Company and until his or her successor is elected and qualified in accordance with this 2525.2 and the Bylaws.  A majority of the outstanding shares of the Series A Preferred Stock, voting as a single class, at a meeting called for such purpose (or by written consent signed by the holders of a majority of the then-outstanding shares of Series A Preferred Stock in lieu of such a meeting) shall have the sole right to remove a Series A Preferred Director.  Any vacancy created by the removal, resignation or death of a Series A Preferred Director shall solely be filled by a majority of the outstanding shares of the Series A Preferred Stock, voting as a single class, at a meeting called for such purpose (or by written consent signed by the holders of a majority of the then-outstanding shares of Series A Preferred Stock in lieu of such a meeting).

(b)           The holders of a majority of the Series A Preferred Stock, voting separately as a class, shall be entitled at each annual meeting of the stockholders of the Company or at any special meeting called for the purpose of electing directors to (or by written consent signed by the holders of a majority of the then-outstanding shares of Series A Preferred Stock in lieu of such a meeting): (A) to nominate and elect two (2) members of the Board of Directors for so long as the Preferred Percentage is equal to or greater than 10%; and (B) to nominate and elect one (1) Series A Preferred Director for so long as the Preferred Percentage is equal to or greater than 5% but less than 10%.  For the avoidance of doubt, upon the Preferred Percentage becoming less than 5%, the holders of the Series A Preferred Stock shall not be entitled to elect any members of the Board of Directors.

(c)           In accordance with the provisions of this 2525.2, at each meeting of the Company’s stockholders at which the election of directors is to be considered, the Board of Directors shall nominate the Series A Preferred Director(s) designated by the holders of a majority of the Series A Preferred Stock for election to the Board of Directors by the holders of the Series A Preferred Stock, subject to the terms and conditions of the Investor Rights Agreement.

25.3        Committees.  Without prejudice to the rights of the Investor pursuant to the Investor Rights Agreement, after the date hereof, and subject to applicable law and the listing standards of the Nasdaq Global Select Market (or, if the Common Stock is not traded on Nasdaq Global Select Market, the principal national securities exchange or market on which the Common Stock

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is listed or admitted to trading (including any over-the-counter market)), the Series A Preferred Directors shall be offered the opportunity to, at the Investor’s option, either sit on each regular committee of the Board of Directors in relative proportion (if a fraction, rounded up to the next whole number of directors) to the number of Series A Preferred Directors on the Board of Directors or attend (but not vote) at the meetings of such committee as an observer.  If a Series A Preferred Director fails to satisfy the applicable qualifications under law or stock exchange listing standard to sit on any committee of the Board of Directors, then the Board of Directors shall offer such Series A Preferred Director the opportunity to attend (but not vote) at the meetings of such committee as an observer.

25.4        Compensation.  Each of the Series A Preferred Directors shall be entitled to receive similar compensation, benefits, reimbursement (including of reasonable travel expenses), indemnification and insurance coverage for their service as directors as the other outside directors of the Company. For so long as the Company maintains directors and officers liability insurance, the Company shall include each Series A Preferred Director as an “insured” for all purposes under such insurance policy for so long as such Series A Preferred Director is a director of the Company and for the same period as for other former directors of the Company when such Series A Preferred Director ceases to be a director of the Company.

26.                          Investor Rights.

26.1        Investor Rights as to Particular Matters.  In addition to any vote or consent of stockholders of the Company required by applicable law or by the Certificate of Incorporation, for so long as the holders of the Series A Preferred Stock have a right to elect a director pursuant to 25.2, the Company shall not, and shall not permit any of its Subsidiaries to, take any of the actions described in clauses (1) through (9) below without the prior written consent of the Investor:

(a)           Dividends, Repurchase and Redemption.

1.     The declaration or payment of any dividend or distribution on the Common Stock, other Junior Stock or Parity Stock (other than (i) a dividend payable solely in Junior Stock and (ii) dividends or distributions paid exclusively in cash to the extent that the Series A Preferred Stock participates on an as-converted basis with the Common Stock in a cash dividend or distribution in accordance with 21.1) if, at the time of such declaration, payment or distribution, dividends on the Series A Preferred Stock have not been paid in full in cash; or

2.     the purchase, redemption or other acquisition for consideration by the Company, directly or indirectly, of any Common Stock, other Junior Stock or Parity Stock (except as necessary to effect (1) a reclassification of Junior Stock for or into other Junior Stock, (2) a reclassification of Parity Stock for or into other Parity Stock with the same or lesser aggregate liquidation preference, (3) a reclassification of Parity Stock into Junior Stock, (4) the exchange or conversion of one share of Junior Stock for or into another share of Junior Stock, (5) the exchange or conversion of one share of Parity Stock for or into another share of Parity Stock with the same or lesser per share liquidation amount or (6) the exchange or conversion of one share of Parity Stock into Junior Stock), in each case if, at the time of such purchase, redemption or other acquisition, dividends on the Series A Preferred Stock have not been paid in full in cash.

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(b)           Amendment of Series A Preferred Stock.  The amendment, alteration, modification or repeal (whether by merger, consolidation, by operation of law or otherwise) of any provisions of the Certificate of Incorporation (including this Certificate of Designations) or Bylaws in any manner that adversely affects the rights, preferences, privileges or voting powers of the Series A Preferred Stock or any holder thereof.

(c)           Authorizations and Reclassifications.  Any amendment or alteration (whether by merger, consolidation, operation of law or otherwise) of the Certificate of Incorporation (including this Certificate of Designations) or any provision thereof in any manner that would, or the undertaking of any other action to, authorize, create, split, classify, or increase the number of authorized or issued shares of, or any securities convertible into shares of, or reclassify any security into, any Junior Stock, Parity Stock (including additional shares of the Series A Preferred Stock other than shares of the Series A Preferred Stock issued as PIK Dividends) or Capital Stock that would rank senior to the Series A Preferred Stock.

(d)           Issuances.  Any amendment or alteration (whether by merger, consolidation, operation of law or otherwise) of the Certificate of Incorporation (including this Certificate of Designations) or any provision thereof in any manner that would authorize or result in the issuance of, or the undertaking of any other action to authorize or issue, Parity Stock (including additional shares of the Series A Preferred Stock other than shares of the Series A Preferred Stock issued as PIK Dividends) or Capital Stock that would rank senior to the Series A Preferred Stock.

(e)           Changes in the Size of the Board.  (A) The amendment, alteration, modification or repeal (whether by merger, consolidation, by operation of law or otherwise) of any provisions of the Certificate of Incorporation (including this Certificate of Designations) or Bylaws that increases or decreases the size of the Board of Directors after the Original Issuance Date or (B) the authorization or adoption of any resolution that would have the effect of increasing or decreasing the number of directors constituting the Board of Directors

(f)            Nominating Committee and Related Changes.  Any (A) amendment, alteration, modification or repeal (whether by merger, consolidation, by operation of law or otherwise) of any provisions of (i) the charter of the Nominating Committee (and any related organizational documents) or (ii) the Company’s corporate governance guidelines (or similar document) addressing any matters concerning the Nominating Committee or (B) increase or decrease in the size of the Nominating Committee.

(g)           2018 Budget.  Approval of the Company’s budget for the fiscal-year 2018.

(h)           Bankruptcy.  Any voluntary petition under any applicable federal or state bankruptcy or insolvency law effected by the Company or any Subsidiary of the Company.

(i)            Strategy.  Any change in the principal business of the Company or its Subsidiaries, taken as a whole, or the entry into any line of business (whether by merger, consolidation, acquisition of stock or assets or otherwise) outside of its existing line of businesses by the Company or any of its Subsidiaries, or any agreement or understanding to do any of the foregoing.

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26.2        Additional Investor Rights as to Particular Matters.

(a)           EBITDA Non-Compliance.  In addition to any vote or consent of stockholders of the Company required by applicable law or by the Certificate of Incorporation, for so long as the holders of the Series A Preferred Stock have a right to elect a director pursuant to Section 8(b), if the Company is in EBITDA Non-Compliance, with respect to any action specified in clauses (A) through (C) below, the Company shall not, and shall not permit any of its Subsidiaries to, take, agree or otherwise commit to take any of the following actions without the prior written consent of the Investor:

3.     Incurrence of Indebtedness.  The incurrence of any indebtedness by the Company or its Subsidiaries pursuant to any Debt Document in an aggregate principal amount in excess of ten million dollars ($10,000,000) (with “principal amount” for purposes of this definition to include undrawn committed or available amounts) or the entry into, modification, amendment or renewal by the Company or its Subsidiaries of any Debt Document in respect of indebtedness in an aggregate principal amount in excess of ten million dollars ($10,000,000) (with “principal amount” for purposes of this definition to include undrawn committed or available amounts).

4.     Business Combinations and Other Transactions.  Entry into or consummation of (i) any Business Combination, joint venture or corporate reorganization by the Company or any of its Subsidiaries or (ii) the purchase, sale, lease, encumbrance, license or other transfer, acquisition or disposition of any material assets, securities, properties, interests or businesses of the Company or any Subsidiary, in each case of clause (i) or (ii), where the fair market value or purchase price exceeds five million dollars ($5,000,000) individually or ten million dollars ($10,000,000) in the aggregate in a fiscal year.

5.     Capital Expenditures.  Authorize, or make any commitment with respect to, capital expenditures of the Company and its Subsidiaries in excess of twenty-five million dollars ($25,000,000) in the aggregate in a fiscal year.

For purposes of this Certificate of Designations, the Company shall be in “EBITDA Non-Compliance” with respect to any action: (i) in all cases prior to the public announcement of the completion of the Financial Restatement (as defined in the Securities Purchase Agreement); and (ii) following the later of December 31, 2017 and the public announcement of the completion of the Financial Restatement (as defined in the Securities Purchase Agreement), if either (x) the Company generated less than seventy-five million dollars ($75,000,000) of LTM EBITDA for the twelve-month period ended on the last day of the most recently completed fiscal quarter of the Company prior to the taking of such action or (y) the Leverage Ratio as of the last day of the most recently completed fiscal quarter of the Company prior to the taking of such action (the “Applicable Quarter”) is equal to or greater than the level shown in the table below for the Applicable Quarter:

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Quarter Ended	Level
December 31, 2017	5.5:1
March 31, 2018	5.25:1
June 30, 2018	5:1
September 30, 2018	4.75:1
December 31, 2018	4.5:1
March 31, 2019 and all periods thereafter	4:1

(b)           Pro Forma Leverage Ratio Test For Certain Actions.  In addition to any vote or consent of the stockholders of the Company required by law or by the Certificate of Incorporation and any consent of the Investor required pursuant to 26(b)(a), for so long as the holders of the Series A Preferred Stock have a right to elect a director under 25.2, the Company shall not, and shall not permit any of its Subsidiaries to, take, agree or otherwise commit to take any action specified in 26(b)3 or 26(b)4 without the prior written consent of the Investor if the Pro Forma Leverage Ratio in respect of such action is greater than 4:1.

(c)           Determination of LTM EBITDA and Leverage Ratio.  Promptly following the end of each fiscal quarter of the Company, the Audit Committee of the Board of Directors shall, in good faith, determine the amount of LTM EBITDA of the Company for the twelve-month period ended on the last day of such fiscal quarter (such amount, which in all cases (A) shall exclude extraordinary items, minority interests, and divested or discontinued operations, and non-traditional revenue and (B) shall not be adjusted for cost reduction actions effected after the Original Issue Date, as so determined by the Audit Committee of the Board, “LTM EBITDA” for such fiscal quarter) and the Leverage Ratio Calculation as of the end of such fiscal quarter (as so determined by the Audit Committee, the “Leverage Ratio”), and promptly thereupon the Company shall notify the Investor in writing of such determination and calculations

(d)           Annual Budget.  Following the Investor’s approval of the budget for the fiscal-year 2018, any subsequent annual budget will be reviewed and discussed with the Investor at least 30 days prior to approval by the Company and/or the Board of Directors.

26.3        Changes after Provision for Redemption.  No vote or consent of the holders of Series A Preferred Stock shall be required pursuant to 26 if, at or prior to the time when any such vote or consent would otherwise be required pursuant to such 26, all outstanding shares of Series A Preferred Stock shall have been redeemed, or shall have been called for redemption upon proper notice and sufficient funds shall have been irrevocably deposited in trust for redemption for the sole benefit of the holders of the Series A Preferred Stock, in each case, pursuant to 22 above.

27.                          Voting.

27.1        The holders of shares of Series A Preferred Stock shall be entitled to notice of any meeting of the stockholders of the Company in accordance with the applicable provisions of the Bylaws.  Each holder of Series A Preferred Stock will have one vote per share on any matter on which holders of Series A Preferred Stock are entitled to vote separately as a class, whether at a

32

meeting or by written consent.  The holders of Series A Preferred Stock may take action or consent to any action with respect to such rights without a meeting by delivering a consent in writing or electronics transmission of the holders of the Series A Preferred Stock entitled to cast not less than the minimum number of votes that would be necessary to authorize, take or consent to such action at a meeting of stockholders.

27.2        In addition to any vote (or action taken by written consent) of the holders of the shares of Series A Preferred Stock as a separate class provided for herein or by the General Corporation Law of the State of Delaware, the holders of shares of the Series A Preferred Stock shall be entitled to vote with the holders of shares of Common Stock (and any other class or series that may similarly be entitled to vote with the holders of Common Stock) on all matters submitted to a vote or to the consent of the stockholders of the Company (including the election of directors) as one class.  In any such vote or action, each holder of shares of Series A Preferred Stock shall be entitled to vote, for each share of Series A Preferred Stock, a number of votes equal to the Conversion Rate; provided, however, that, with respect to any vote taken prior to the receipt of Stockholder Approval, if  the sum, without duplication, of (A) the aggregate voting power of the Conversion Shares held by the Capped Holders at the record date of determination of the stockholders entitled to vote on the applicable matter or, if no such record date is established, at the date such vote is taken, plus (B) the aggregate voting power of the shares of Series A Preferred Stock held by the Capped Holders as of such record date or such time, as applicable, would exceed 19.99% of the total voting power (without regard to this proviso) of the Voting Stock outstanding at such date or time, then, with respect to such shares, the Capped Holders shall be entitled to cast a number of votes equal to 19.99 % of such total voting power (after giving effect to this proviso) (the “Voting Cap”).

27.3        Record Holders. To the fullest extent permitted by applicable law, the Company may deem and treat the record holder of any share of the Series A Preferred Stock as the true and lawful owner thereof for all purposes, and the Company shall not be affected by any notice to the contrary.

28.                          Notices.

28.1        General.  All notices or communications in respect of the Series A Preferred Stock shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted in this Certificate of Designations, in the Certificate of Incorporation or Bylaws or by applicable law or regulation.  Notwithstanding the foregoing, if the Series A Preferred Stock is issued in book-entry form through The Depository Trust Company or any similar facility, such notices may be given to the holders of the Series A Preferred Stock in any manner permitted by such facility.

28.2        Notice of Certain Events.  The Company shall, to the extent not included in the Exchange Act reports of the Company, provide reasonable written notice to each holder of the Series A Preferred Stock of any event that has resulted in (i) a Fundamental Change and (ii) an event the occurrence of which would result in an adjustment to the Conversion Rate, including the then applicable Conversion Rate.

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29.                          Replacement Certificates.  The Company shall replace any mutilated certificate at the holder’s expense upon surrender of that certificate to the Company. The Company shall replace certificates that become destroyed, stolen or lost at the holder’s expense upon delivery to the Company of reasonably satisfactory evidence that the certificate has been destroyed, stolen or lost, together with any indemnity that may be required by the Company.

30.                          Other Rights.  The shares of Series A Preferred Stock shall not have any rights, preferences, privileges or voting powers or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Certificate of Incorporation or as provided by applicable law and regulation.  Anything in this Certificate of Designations notwithstanding, upon receipt of the Stockholder Approval, the redemption, conversion and voting limitations applicable to the Capped Holders shall cease to be of any further force and effect and the Capped Holders shall permanently cease to be subject to any such limitations (including the limitations of the application of the Conversion Cap or Voting Cap).

31.                          Further Assurances.  The Company shall take such actions as are reasonably required in order for the Company to satisfy its obligations under this Certificate of Designations, including, without limitation, using reasonable best efforts in obtaining the approval of the holders of any class or series of Capital Stock, reflecting the increase in the outstanding shares of the Series A Preferred Stock as a result of the PIK Dividends on the stock transfer books of the Company or making any filings, in each case as required pursuant to applicable law or the listing requirements (if any) of any national securities exchange on which any class or series of Capital Stock is then listed or traded. The Company further agrees to cooperate with the holders of Series A Preferred in the making of any filings under applicable law that are to be made by the Company or any such holder in connection with any PIK Dividends or the exercise of any such holder’s rights hereunder.

32.                          Amendment.  This Certificate of Designations may only be altered, amended, or repealed by the affirmative vote of a majority of the whole Board of Directors and holders of a majority of the outstanding shares of the Series A Preferred Stock, voting as a single class.

33.                          Waiver.  Any provision in this Certificate of Designations to the contrary notwithstanding, any provision contained herein and any right of the holders of Series A Preferred Stock granted hereunder may be waived as to all shares of Series A Preferred Stock (and the holders thereof) upon the written consent of the holders of a majority of the shares of Series A Preferred Stock then outstanding.

34.                          Severability.  If any term of the Series A Preferred Stock set forth herein is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other terms set forth herein which can be given effect without the invalid, unlawful or unenforceable term will, nevertheless, remain in full force and effect, and no term herein set forth will be deemed dependent upon any other such term unless so expressed herein.

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IN WITNESS WHEREOF, the Company has caused this Certificate of Designations to be duly executed and acknowledged by its undersigned duly authorized officer this [•] of [•].

SYNCHRONOSS TECHNOLOGIES, INC.

By:
Name:
Title:

Schedule 6.9

Ireland

Germany, but only if the IL Trigger Event is the IL Termination or the Investor shall have waived the condition set forth in Section 6.14 of the Agreement.